SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

 Filed by the Registrant  [ X ]

 Filed by a Party other than the Registrant  [   ]

 Check the appropriate box:

 [ X ]     Preliminary Proxy Statement
 [   ]     Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
 [   ]     Definitive Proxy Statement
 [   ]     Definitive Additional Materials
 [   ]     Soliciting Material Pursuant to S 240.14a-12


                              Rymer Foods, Inc.
 ---------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

 ---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [   ]     No fee required.
 [ X ]     Fee computed on table below per Exchange Act
           Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

           $.04 par value common stock of Rymer Foods, Inc.


      (2)  Aggregate number of securities to which transaction applies:

            4,908,855

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           $0.525. The amount of the filing fee is based upon the product of the merger consideration of up to $0.525 per share in cash and the 4,291,855 shares of common stock issued and outstanding, plus up to $188,185 to be paid to the holders of 617,000 options to purchase shares of common stock in exchange for the cancellation of these options. The amount of the filing fee calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, equals 1/50th of one percent of the value of the transaction.

      (4)  Proposed maximum aggregate value of transaction:

           $2,441,409

      (5)  Total fee paid:

           $488.28

 [   ]     Fee paid previously with preliminary materials.
 [   ]     Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:___________________________________________

      (2)  Form, Schedule or Registration Statement No.:_____________________

      (3)  Filing Party:_____________________________________________________

      (4)  Date Filed:_______________________________________________________

                              RYMER FOODS, INC.
                     4600 South Packers Avenue, Suite 400
                           Chicago, Illinois  60609
                                (773) 927-9700

                              ___________, 2001

 To Our Stockholders:

      Our board of directors cordially invites you to attend a special stockholders' meeting to be held at 10:00 a.m., local time, on __________, 2001, at _____________________________, Chicago, Illinois. At the special meeting, you will be asked to consider and vote upon adoption of an Agreement and Plan of Merger dated as of April 10, 2001, between Rymer Foods, Inc., FLP Holdings III, LLC and RFI Acquisition, Inc., as it may be amended from time to time. The merger agreement provides for, among other things, the merger of RFI into Rymer Foods, which after the merger will become a wholly-owned subsidiary of FLP Holdings. If the merger agreement is approved and the merger is completed, each outstanding share of Rymer Foods' common stock will be converted into the right to receive $0.525 in cash without interest, and each outstanding option to acquire a share of common stock will be converted into the right to receive, without interest, an amount per option share equal to $0.525, minus the exercise price per option share, in each case subject to reduction if and to the extent that our expenses in connection with the merger exceed $106,500.

      The board has carefully reviewed and considered the terms and conditions of the merger agreement and the proposed merger. Based on its review, our board of directors has determined that the merger agreement and the merger are advisable, fair to and in the best interests of Rymer Foods and our stockholders.

 The Board has approved the merger agreement and recommends that you vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, at the special meeting.

      Your vote is very important. For the merger agreement to be adopted and the transactions contemplated by the merger agreement, including the merger, to be approved, the holders of at least two-thirds of our outstanding shares of common stock must vote in favor of the adoption of the merger agreement. Your failure to vote on the proposal to approve the merger agreement will have the same effect as if you voted against the merger agreement. Under a voting agreement, three of our stockholders have granted an irrevocable proxy to RFI which permits RFI to vote all shares of common stock owned by these stockholders, representing approximately 17.4% of the outstanding shares of common stock, in favor of the adoption and approval of the merger agreement and the merger. We urge you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed return envelope, whether or not you plan to attend the annual meeting and regardless of the number of shares you own. If you do attend the special meeting, you may withdraw your proxy and vote in person.

      A formal notice of the special stockholders' meeting, a proxy statement and a form of proxy statement accompany this letter. The merger and the merger agreement are each described in the proxy statement and a copy of the merger agreement is attached as Appendix A to the proxy statement. Stockholders are entitled to dissenters' rights in accordance with applicable Delaware law. Those laws are described in the accompanying proxy statement and a complete copy of the laws is attached as Appendix E to the proxy statement. Please read all of these materials carefully and completely.

      In connection with its review and consideration of the proposed merger, the Board retained The Griffing Group, Inc. to act as its independent financial advisor. On April 10, 2001, The Griffing Group delivered its written opinion to the board to the effect that, as of the date of its opinion, the merger consideration of $0.525 in cash per share of common stock to be received in the merger by our stockholders, subject to reduction as described in the merger agreement, is fair to those stockholders from a financial point of view. A copy of the opinion of The Griffing Group Inc. is attached as Appendix B to, and a description of its opinion is included in, the accompanying Proxy Statement.

      Generally, the receipt of the consideration in the merger in exchange for shares of common stock or options will be a taxable transaction to our stockholders and optionholders for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

      In addition to the proposal to approve the merger agreement, at the special meeting our stockholders will vote on a proposal to amend our stock option plan to increase the number of shares authorized under the plan to 630,000, to allow our board to administer the plan and to make decisions affecting the plan if a committee is not appointed to perform these functions, and to allow us to issue options which vest immediately, rather than over time. Approval of the amendment to our stock option plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

 The board has approved the amendment to our stock option plan and recommends that you vote "FOR" approval of the amendment to the plan.

      We  are  mailing  the  proxy  statement  and  form  of  proxy  to   our
 stockholders beginning on ____________, 2001.

      Please do not send us any stock certificates at this time. You will receive instructions as to how to surrender your stock certificate(s) and receive payment for your common stock after the effective time of the merger.

                                         Sincerely,




                                         Paul Conti

                                         Chairman of the Board, President
                                         and Chief Executive Officer



 Please complete, sign, date and promptly return the enclosed proxy card. A failure to vote either at the special meeting or by returning the enclosed proxy card will have the same effect as a vote against the merger.

                              RYMER FOODS, INC.
                     4600 South Packers Avenue, Suite 400
                           Chicago, Illinois  60609
                                (773) 927-9700

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               _______________


                  =========================================

                     DATE:     __________, 2001
                     TIME:     _________ a.m., local time
                     PLACE:    __________________________
                               __________________________
                               __________________________

                  =========================================



 Dear Stockholders:

      This is your notice of the special stockholders' meeting of Rymer Foods, Inc. to be held at the date, time and place described above. At our special stockholders' meeting, we will ask you to:

      (1) approve and adopt the Agreement and Plan of Merger dated as of April 10, 2001, as it may be amended from time to time, between Rymer Foods, Inc., RFI Acquisition, Inc. and its parent, FLP Holdings III, LLC, which provides for, among other things, the merger of RFI into us and our becoming a wholly-owned subsidiary of FLP Holdings, and approval of the transactions contemplated by the merger agreement, including the merger. If the merger is approved, our stockholders will become entitled to receive $0.525 in cash without interest for each share of our stock they own, subject to reduction if and to the extent that our expenses in connection with the merger exceed $106,500;

      (2) amend our stock option plan to: (i) increase the number of shares subject to the plan to 630,000, (ii) allow our board of directors to administer the plan and make decisions affecting the plan if a committee is not appointed to perform these functions, and (iii) allow us to issue options which vest immediately, rather than over time; and

      (3) transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting.

      Adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of our common stock. Approval of the proposal to amend our stock option plan requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock. If you were a stockholder of record at the close of business on ________, 2001 you may vote at the special meeting.

 Our board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of us and our stockholders and has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. Our board recommends that you vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger.

 The board of directors also has approved the amendment to our stock option plan under, and recommends that you vote "FOR" the proposal to amend the stock option plan.


                           Your vote is important.

      In order to ensure that your vote will be counted, you should grant us your proxy by completing, dating, signing and returning the enclosed proxy card promptly in the enclosed pre-addressed envelope whether or not you plan to attend the meeting. No postage is required if mailed in the United States. Your proxy may be revoked at any time before it is voted at the special meeting, by filing with our Secretary or Assistant Secretary, at the above address, a written revocation, by submitting a proxy bearing a later date, or by attending and voting in person at the special meeting.

      Please do not send any certificates for your shares.

                                         By Order of the Board of Directors


                                         Paul Conti
                                         Chairman of the Board,
                                         President, and
                                         Chief Executive Officer
 Chicago, IL
 ___________, 2001

            The information in this Preliminary Proxy Statement dated
                  May 11, 2001 will be amended or completed.


                              RYMER FOODS, INC.
                     4600 South Packers Avenue, Suite 400
                           Chicago, Illinois  60609
                                (773) 927-9700

                  Merger Proposed -- Your vote is important.

                             PROXY STATEMENT FOR
                       SPECIAL MEETING OF STOCKHOLDERS
                        to be held on __________, 2001

      We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our board of directors to be used at a special meeting of stockholders to be held on __________, 2001 at 10:00 a.m., local time, at __________________________, Chicago, Illinois, and at any adjournments or postponements thereof. This Proxy Statement, along with the notice of special meeting and the enclosed proxy card, are first being mailed to our stockholders on or about ____________, 2001.

      At the special meeting you will vote upon a number of proposals, including a proposal to approve and adopt an Agreement and Plan of Merger dated as of April 10, 2001, as amended, between Rymer Foods, Inc., FLP Holdings III, LLC ("FLP Holdings") and RFI Acquisition, Inc. ("RFI"). FLP Holdings and RFI are both entities newly formed by Forest Lake Partners LLC ("Forest Lake"), a strategic investment and operations management firm. If the merger agreement is adopted and approved, RFI will be merged with and into us and our stockholders will become entitled to receive a payment of $0.525 in cash without interest for each share of stock they own, subject to reduction if and to the extent that our expenses in connection with the merger exceed $106,000. We will be the surviving corporation in the merger, but we will become a wholly-owned subsidiary of FLP Holdings, and our current stockholders will no longer have an equity interest in us. The merger agreement is attached as Appendix A to this Proxy Statement.

      One of our directors is subject to a conflict of interest in evaluating the merger because he is also an officer of ours. Our board of directors therefore appointed a special committee of directors, a majority of whom are not employed by us, to, among other things, negotiate the merger and the merger agreement, consider and make recommendations to our board of directors with respect to the merger. This committee and our board, as a whole, believe that the terms of the merger are in the best interests of our stockholders and unanimously recommend that you vote "FOR" the merger.

      Approval of the merger agreement and the merger at the special meeting will require the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock. Under a voting agreement, three of our stockholders have granted an irrevocable proxy to RFI which permits RFI to vote all shares of common stock owned by such stockholders, representing approximately 17.4% of the outstanding shares of our common stock, in favor of the adoption and approval of the merger agreement and the merger. Even if our stockholders approve the merger, the completion of the merger is subject to customary closing conditions.

      In addition to the proposal to approve the merger agreement, at the special meeting our stockholders will vote on a proposal to amend our stock option plan to increase the number of shares authorized under the plan to 630,000, to allow our board to administer the plan and to make decisions affecting the plan if a committee is not appointed to perform these functions, and to allow us to issue options which vest immediately, rather than over time. Approval of the amendment to our stock option plan will require the affirmative of the holders of a majority of the outstanding shares of our common stock.

      Stockholders are urged to read and consider carefully the information contained in this Proxy Statement and to consult with their personal financial advisors.

      This transaction has not been approved or disapproved by the Securities and Exchange Commission (the "Commission") nor has the Commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

      Certain statements in this Proxy Statement may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

      You should rely only on the information contained in this document or other documents to which we have referred you. We have not authorized anyone to provide you with information that is different.


                              SUMMARY TERM SHEET

 THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROXY STATEMENT. IT IS NOT COMPREHENSIVE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THIS ENTIRE PROXY STATEMENT, INCLUDING THE APPENDICES, CAREFULLY AND IN THEIR ENTIRETY. IN THIS PROXY STATEMENT, THE TERMS "RYMER FOODS," "WE," "US," "OUR" AND "OUR COMPANY" REFER TO RYMER FOODS, INC.

 * The Merger. We are proposing to engage in a merger under which RFI, an entity owned by FLP Holdings, will be merged into us. Both RFI and FLP Holdings are entities newly formed by Forest Lake Partners LLC, a strategic investment and operations management firm. In the merger, our common stockholders will receive $0.525 in cash without interest for each share of Rymer Foods common stock they own, and each outstanding option to acquire a share of common stock will be converted into the right to receive an amount per share equal to the $0.525 minus the exercise price per option share, without interest, in each case subject to reduction if and to the extent that our expenses in connection with the merger exceed 106,500. After the merger, Rymer Foods will become a wholly-owned subsidiary of FLP Holdings, and our current stockholders will have no equity interest in Rymer Foods. (Page ___ and Appendix A)

 * Location, Date and Time of Special Meeting. We are holding our special stockholders' meeting at 10:00 a.m. local time _______________, 2001 at _______________, Chicago, Illinois to vote on adoption of the merger agreement and approval of the merger and other transactions contemplated by the merger agreement, to amend our stock option plan, and to act on any other matters that properly may come before the meeting. (Page ___)

 * Board Recommendation. Our board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of us and our stockholders. Accordingly, our board recommends that you vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger. (Page ___)

 * Fairness Opinion. Our board of directors received a written opinion dated April 10, 2001 from our financial advisor, The Griffing Group, Inc., to the effect that, as of that date and based on and subject to the matters described in the opinion, the cash consideration to be received in the merger by our stockholders is fair, from a financial point of view, to our stockholders, other than certain executive officers of Rymer Foods. We have included The Griffing Group's opinion as Appendix B to this Proxy Statement. While the opinion of The
      Griffing Group is directed to our board of directors and does not constitute a recommendation to any stockholder as to any matter relating to the proposed merger, we urge our stockholders to read the opinion of The Griffing Group carefully in its entirety. (Page ___ and Appendix B)

 * Voting Agreements and Stock Sale. Some of our major stockholders, including one of our directors, owning in total approximately 17.4% of our outstanding common stock, have irrevocably agreed with RFI to, among other things, vote or cause to be voted their shares of common stock in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, at the special meeting. (Page ___)

 * Material Terms of Merger. The following are the material terms of the proposed merger:

      * You will receive $0.525 in cash, without interest, for each share of our common stock you own; however, this purchase price of $0.525 will be reduced by expenses we incur in connection with the merger. The first $106,500 in transaction expenses will be paid by us and will not reduce the purchase price. Of the next $43,500 in transaction expenses, approximately 42% will be effectively paid by three of our directors, who will return to us, without consideration, stock options they hold which would allow them to receive a cash payment as a result of the merger. Approximately 58% of this next $43,500 will be paid by our stockholders and optionholders through a reduction in the purchase price. We anticipate that our total transaction costs will be approximately $150,000, which would result in the three directors returning options which would otherwise entitle them to receive a total cash payment of $18,300, and a reduction of approximately $0.005 in the purchase price, to $0.52 per Share. However, there is no guarantee that the expenses associated with the transaction will not exceed $150,000. Each $50,000 in expenses above $150,000 would further reduce the purchase price by an amount approximately equal to $0.01 per share. (Page ___)

      * The merger generally will be a taxable transaction to our stockholders for U.S. federal tax purposes. (Page ___)


      * RFI will be merged with and into us, and we will be the surviving corporation after the merger and will be a wholly-owned subsidiary of FLP Holdings.
           (Page ___)

      * After the merger, our stockholders will not have an equity interest in Rymer Foods and Rymer Foods will become a wholly-owned subsidiary of FLP Holdings. (Page ___)

      * The merger will be completed only if a number of conditions are satisfied. These include adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, by our stockholders, the number of shares held by stockholders exercising their appraisal rights under Delaware corporate law not exceeding 7.5% of our issued and outstanding stock, our net worth not being materially less than $885,000 on the closing date for the merger, two of our executives entering into employment agreements with us, and RFI obtaining the financing needed to pay the merger consideration. (Pages ___)

      * The merger agreement permits us to provide information to and engage in discussions and negotiations with third parties who may be interested in proposing a transaction with us if we receive a bona fide inquiry or proposal from a third party and our board of directors concludes in good faith that such party is financially capable and that it has a fiduciary duty to provide such information or engage in such discussions or negotiations. The merger agreement also contains limitations on such activities if no third party proposal or inquiry is made.

      * The merger agreement can be terminated by the mutual written consent of us, FLP Holdings and RFI at any time or by any of or all three of the parties under specified circumstances. If FLP Holdings or RFI terminates the merger agreement because a person or group has become the beneficial owner of 7.5% of our outstanding stock, we will be required to reimburse FLP Holdings for its costs incurred in connection with the proposed transaction, plus $25,000, up to a maximum of $175,000. If FLP Holdings or RFI terminates the merger agreement as a result of our failure to deliver voting power with respect to 42% of our outstanding shares of common stock in addition to the voting power represented by the voting agreements, we will be required to pay a termination fee of $150,000. (Pages ___)

      * Under certain circumstances we will pay RFI a termination or "break up" fee of up to $200,000 plus the reimbursement of certain expenses up to $100,000. These amounts are payable if, among other things, the merger agreement is terminated by us, based on a recommendation of our board of directors, or our board withdraws its recommendation of the merger agreement or recommends a proposal for another transaction, as set out in detail in the merger agreement. The termination fee is also payable if the merger agreement is terminated under certain circumstances and a transaction similar to the merger is completed within 180 days of the termination date.

      * We expect to complete the merger promptly after the special stockholders meeting, but not later than August 31, 2001. (Pages ___ and ____)

 * Benefits to Officers and Directors. In connection with the merger our officers and directors will receive the following benefits which differ from those received by all stockholders:

      * any officers or directors holding stock options will receive a payment equal to the difference between the per-share merger consideration and the exercise price of their options multiplied by the number of shares they are entitled to purchase under the options. (Page __)

      * Paul Conti, our Chairman of the Board, President and Chief Executive Officer, will be employed by the surviving corporation in the merger. (Page __)

 * Advantages of the Merger to You. In the merger, you will receive a cash premium for your Rymer Foods common stock over the market price when the proposed merger was announced. The merger consideration of $0.525 per market share represents a premium of 50% over the closing market price of Rymer Foods common stock on January 23, 2001, the last day on which shares were traded before we announced that we had signed a letter of intent with Forest Lake regarding the merger. You also will not bear the future risk of any decrease in the value of Rymer Foods (Page __)

 * Disadvantages of the Merger to You. Following the proposed merger, you will no longer own stock of Rymer Foods and will no longer benefit from any earnings or growth of Rymer Foods. Also, you may recognize a taxable gain as a result of the merger (Page ___)

 * Amendment to Stock Option Plan. We are proposing to amend our stock option plan to increase the number of shares subject to the plan to 630,000, to allow our board to administer the plan and make decisions affecting the plan if a committee is not appointed to perform these functions, and to allow us to issue options which vest immediately, rather than over time. (Page ___)

 * Voting Procedures. The procedures relating to your vote at the meeting are as follows:

           * All stockholders of record on _______, 2001, the record date for the special stockholders meeting, will be entitled to notice of, and to vote at, the special stockholders meeting.
                 (Page ___)

           * If your shares are held directly in your name, you should mail your signed proxy card to us in the enclosed self-addressed envelope so that we receive your proxy before the __________, 2001 special meeting (Page ___)

           * If your shares are held in "street name" by your broker, your broker cannot vote your shares without instructions from you. You should follow the directions for giving instructions provided by your broker (Page ___)

 * Dissenters' Rights. Under Delaware law, you have the right to be paid the fair value of your stock, as determined in the Court of Chancery of the State of Delaware, if you do not vote for the merger, the merger is completed and you properly follow the procedures for perfecting dissenters' rights under Delaware law. (Page ___)

 * Required Vote. Adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, requires the affirmative vote of the holders of two-thirds of our issued and outstanding common stock. Approval of the proposed amendment to our stock option plan requires the affirmative vote of the holders of a majority of our issued and outstanding common stock. If you fail to vote, it will have the same effect as if you voted against adoption of the merger agreement and the amendment to the stock option plan. (Page ___)

 *    Procedures for Revocation  of Proxy.   You  may revoke  your proxy  and
      change your vote in any of the following ways (Page ___):

           * Send us a written notice stating that you would like to revoke your proxy.

           * Complete and submit a new, later dated proxy card by mail, which will supersede your prior vote.

           *    Attend the special stockholders meeting and vote in person.

           * If you have instructed a broker to vote your shares, you must follow directions from your broker to change or revoke your proxy.

 * Stock Certificates. Please do not send us any of your stock certificates at this time. After the merger is completed, we will send you instructions explaining how to exchange your common stock certificates for cash. (Page ___)

 No one has been authorized to give any information or to make any representations other than those contained in this Proxy Statement in connection with this solicitation of proxies and, if given or made, such information or representation must not be relied upon as having been authorized by us or any person acting on our behalf.

      If you would like additional copies of this proxy statement or if you would like to ask questions about the merger, you should contact Tina Moore at Rymer Foods, 4600 South Packers Avenue, Suite 400, Chicago, Illinois 60609, or by telephone at (773) 927-9700.

                              TABLE OF CONTENTS
                              -----------------
                                                                  Page No.
                                                                  -------
 INFORMATION ABOUT THE SPECIAL MEETING...........................     1
      Attending the Special Meeting..............................     1
      This Proxy Statement.......................................     1
      Proposals to Be Considered by You at The Special Meeting...     1
      Voting.....................................................     2
      Quorum; Tabulation of Votes................................     2
      Number of Votes Necessary For Each Proposal to Be Approved.     3
      Stock Ownership of Directors and Executive Officers and RFI     3
      Costs of Proxies...........................................     4
      Rescheduling or Other Matters..............................     4
      Information to Rely upon When Casting Your Vote............     4

 SELECTED FINANCIAL DATA.........................................     4

 PROPOSAL 1 - ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND
 THE MERGER OF RYMER FOODS AND RFI...............................     6
      Parties to the Merger......................................     6
      Rymer Foods................................................     6
      FLP Holdings, RFI and Forest Lake Partners, LLC............     7
      The Merger; Purpose and Effects of the Merger..............     8
      Background of the Merger...................................     9
      Reasons for the Merger; Recommendation of our Special
      Committee and Board of Directors..........................     17
      Opinion of Our Financial Advisor..........................     21
      Interests of Certain Persons; Conflicts of Interest ......     26
      Employment Agreements.....................................     27
      Directors And Executive Officers..........................     27
      Forest Lake, FLP Holdings and RFI Acquisition.............     28
      Financing ................................................     28
      Regulatory Matters .......................................     29
      United States Federal Income Tax Consequences.............     29
      Accounting Treatment......................................     32
      Dissenters' Rights .......................................     32
      The Merger Agreement......................................     34
      The Merger ...............................................     34
      Consideration to be Received in the Merger ...............     35
      Treatment of Stock Options ...............................     35

 PROPOSAL 2 - AMENDMENT OF OUR STOCK OPTION PLAN................     47
      Rymer Foods Inc. 1997 Stock Option Plan...................     47
      Amendment of the Plan.....................................     49

 OWNERSHIP OF OUR COMMON STOCK..................................     50
 EXECUTIVE COMPENSATION.........................................     52
 REMUNERATION OF DIRECTORS......................................     54
 COMPARATIVE PERFORMANCE GRAPH..................................     54
 ANNUAL MEETING AND STOCKHOLDER PROPOSALS.......................     55
 WHERE YOU CAN FIND MORE INFORMATION............................     55


 Appendices

 Appendix A          Agreement and Plan of Merger
 Appendix B          Opinion of The Griffing Group, Inc.
 Appendix C          1997 Stock Option Plan
 Appendix D          Amendment to 1997 Stock Option Plan
 Appendix E          Provisions of Delaware Law Governing Dissenters' Rights

                   INFORMATION ABOUT THE SPECIAL MEETING

                       Attending the Special Meeting

      Our special meeting of stockholders will be held on __________, 2001 at 10:00 a.m., local time, at __________________________, Chicago, Illinois.
 Please contact Ms. Tina Moore at (773) 927-9700 if you plan on attending.

                            This Proxy Statement

      We sent you this proxy statement and the proxy card on behalf of our board of directors who are soliciting a proxy from you to vote your shares at the special meeting. This proxy statement summarizes information we are required to provide to you and is designed to assist you in voting your shares. On ____________, 2001, we began mailing the proxy materials to all stockholders of record at the close of business on ________, 2001, which is the record date for stockholders entitled to notice of and to vote at the special meeting.

             Proposals to Be Considered by You at The Special Meeting

      At the special meeting, we will be asking you to:

      Proposal No. 1:     Approve and adopt the Agreement and Plan of Merger,
                     as it may be amended from time to time, we have signed with FLP Holdings and its subsidiary RFI and which is attached as Appendix A to this proxy statement, and the transactions contemplated thereby, including the merger; and

      Proposal No. 2:     Amend certain provisions of  our stock option  plan
                     as described more fully in the section below entitled "Amendment of our Stock Option Plan."

 Our board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of us and the holders of our Common Stock and has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The board of directors recommends that you vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger.

 The board of directors also recommends that you vote "FOR" the proposal to amend our stock option plan to increase the number of shares subject to the plan to 630,000, to allow our board to administer the plan and make decisions affecting the plan if a committee is not appointed to perform these functions, and to allow us to issue options which vest immediately, rather than over time.

                                      1

                                    Voting

      You may vote your shares at the special meeting only if you were a stockholder of record at the close of business on ________, 2001. As of ________, 2001, there were 4,291,855 shares outstanding held by ___ stockholders of record. Each share is entitled to one vote.

      You can vote your shares by signing, dating and returning the enclosed proxy card. If you do this and do not revoke your proxy before the special meeting, the individuals named on the card will vote your shares in the manner you indicate. You may specify on your proxy card how you would like your shares voted. If you return the card but do not indicate instructions on it, your shares will be voted "FOR" the approval of the merger and "FOR" the amendment to our stock option plan. In addition, the persons designated in such proxies will have the discretion to vote on matters incident to the conduct of the special meeting. If Rymer Foods proposes to adjourn the special meeting, the person named in the enclosed proxy card will vote all shares of common stock for which they have authority, other than those that have been voted against the approval and adoption of the merger agreement, in favor of the adjournment.

      Additionally, you may come to the special meeting and cast your vote in person. If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending notice to our Assistant Secretary, Tina Moore, in writing, at the address listed on the first page of this Proxy Statement; (2) providing us with a later-dated proxy; or (3) attending the special meeting in person and voting your shares. Merely attending the special meeting, without further action, will not revoke your proxy. If you have instructed your broker to vote your stock, you much follow the instructions from the broker to revoke or change the proxy. Any shares of common stock represented by a proxy properly submitted as described above and received at or before the special meeting will be voted in accordance with the instructions on the proxy.

      Abstentions and broker non-votes, i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner, will count toward the quorum requirement for purposes of the amendment to the stock option plan and will have the effect of a vote against a proposal at the special meeting.

                         Quorum; Tabulation of Votes

      Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of election appointed by our board of directors. The inspector will determine whether or not a quorum is present. In order for a quorum to be present and, consequently, for action to be taken at the special meeting, stockholders owning a majority of our issued and outstanding shares must be present at the meeting either in person or by proxy.

                                      2

             Number of Votes Necessary For Each Proposal to Be Approved

 * Under applicable Delaware law and our certificate of incorporation, approval of the proposal to approve and adopt the merger agreement requires the approval of two-thirds of the shares of our issued and outstanding stock. Any failure to be present at the special stockholders meeting, in person or by proxy, and any abstention will have the same effect as a vote against adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger.

 * The proposal to amend certain provisions of our stock option plan requires the approval of a majority of the shares of our issued and outstanding stock.

      Please vote your shares by granting us your proxy by telephone, electronically or by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope. Please do this whether or not you plan to attend the meeting.

      Please do not send your common stock certificates to us with your proxy card. If the merger is completed, we will send you a transmittal form with instructions on how to exchange your stock certificates for $0.525 per share in cash, without interest, subject to reduction if and to the extent that our expenses in connection with the merger exceed $106,500.

             Stock Ownership of Directors and Executive Officers and RFI

      As of ________, 2001, our directors and executive officers beneficially owned and had the right to vote a total of 1,673,296 shares of common stock, or approximately 42.6% of the common stock outstanding on that date. This figure does not include shares which these individuals have the right to purchase through the exercise of stock options. Our directors and executive officers have indicated their intention to vote their common stock in favor of adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, and approval of the proposal to amend our stock option plan. In addition, some of our major stockholders, including one of our directors, have agreed, among other things, to vote or cause to be voted the total of approximately 17.4% of our outstanding shares of common stock owned by them in favor of adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, and approval of the proposal to amend our stock option plan at the special meeting and at any adjournment of the special meeting pursuant to voting agreements. Two of the voting agreements are dated as of February 21, 2000, and one is dated as of March 2, 2001. All are effective as of April 10, 2001. The voting agreements are described below under "Stockholder Voting Agreements and Stock Sale." After taking into account the shares over which RFI has voting power under the voting agreements and the shares owned by our officers and directors which we expect will be voted in favor of the proposal to adopt and approve the merger agreement and the merger, we expect that a minimum of 60.0% of the outstanding shares of common stock will be voted in favor of the proposal to adopt and approve the merger agreement and the merger at the special meeting.
                                      3

                               Costs of Proxies

      We will bear the costs of printing and mailing the proxy materials to our stockholders and the costs of sending an inspector of elections to our special meeting. Further, proxies may be solicited by our directors and officers by telephone, facsimile or in person. None of these individuals will receive additional compensation for doing so, but we may be reimburse them for out-of-pocket expenses associated with the solicitation. We will request that brokerage houses, banks, nominees, fiduciaries and other custodians forward soliciting materials to beneficial owners, and will reimburse them for their reasonable out-of-pocket expenses incurred in sending the materials to beneficial owners.

                        Rescheduling or Other Matters

      We are not aware of any matter to be presented at the special meeting other than the proposals relating to the merger and amendment of our stock option plan. If, however, any other matter properly comes before the special meeting, the people appointed by you as proxies are authorized to vote on these matters at their discretion. These matters could include any adjournments, postponements, continuations or rescheduling of the special meeting.

               Information to Rely upon When Casting Your Vote

      You should rely only on the information contained in this proxy statement or incorporated by reference. No person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this proxy statement in connection with the solicitation made by this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us. The delivery of this proxy statement will not, under any circumstances, create an implication that there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a  solicitation  by  anyone in  any  jurisdiction  in  which  the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.


                            SELECTED FINANCIAL DATA
                            -----------------------

      The following selected financial data for and as of the end of each of the fiscal years in the five-fiscal-year period ended October 29, 2000 are derived from our audited financial statements. The following selected financial data as of and for the fiscal quarters ended January 27, 2001 and January 29, 2000 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements. In the opinion of management, all adjustments considered necessary and which are of a normal and recurring nature have been included. More comprehensive financial information is included in reports and other documents filed by us with the Securities and Exchange Commission, and the following summary is qualified in its entirety by reference to such reports and other documents. Such reports and other documents may be inspected and copies may be obtained from the offices of the Securities and Exchange Commission. See "Where You Can Find Additional Information About Us" on page ____ of this proxy statement.


                                Three Months Ended                     Reorganized Company                   Predecessor Company
                                ---------------------------------------------------------------------------------------------------
                                                    Twelve Month  Twelve Month  Twelve Month  One Month     Eleven Month     Fiscal
                                                    Period Ended  Period Ended  Period Ended  Period Ended  Period Ended Year Ended
                                 Jan. 27,  Jan. 29     Oct. 28,      Oct. 30,      Oct. 31,     Oct. 25,      Sept. 20,    Oct. 26,
                                   2001      2000        2000          1999          1998         1997           1997        1996
                                   -----     -----      ------        ------        ------        -----         ------      ------
 Net Sales                        $8,235    $9,241     $39,852       $38,914       $30,203       $2,796        $31,095     $44,329
 Cost of Sales                     7,450     8,342      37,000        34,420        28,078        2,562         28,324      42,516
                                   -----     -----      ------        ------        ------        -----         ------      ------
 Gross Profit                        785       899       2,852         4,494         2,125          234          2,771       1,813

 Selling, General and
   Administrative Expenses           781       966       4,312         4,113         4,001          333          3,793       4,794

 Restructuring Charge                  -         -           -             -             -            -          1,608           -
                                   -----     -----      ------        ------        ------        -----         ------      ------
 Operating (Loss) Income               4       (67)     (1,460)          381        (1,876)         (99)        (2,630)     (2,981)

 Interest Expense                    125       106         472           347           196           15          2,318       4,198
 Other Income (Expense)                -         -           -             1           (55)          (1)          (120)        (35)
                                   -----     -----      ------        ------        ------        -----         ------      ------
 (Loss) Income from Continuin
 Operations Before Income Taxes      (121)     (173)     (1,932)           33        (2,017)        (113)        (4,828)     (7,144)
 Provision for Income Taxes          (20)      (20)        (80)            -             -            -              -           -
                                   -----     -----      ------        ------        ------        -----         ------      ------
 Net (Loss) Income                  (101)     (153)     (1,852)           33        (2,017)        (113)        (4,828)     (7,144)

 (Loss) Income from
   Discontinued Operations             -         -           -             -             -            -              -        (167)

 (Loss) Gain on Dispositions
   of Discontinued Operations          -         -           -             -             -            -           (566)     (1,853)

 Extraordinary Gain on
   Discharged of Debt                  -         -           -             -             -            -         25,603           -
                                   -----     -----      ------        ------        ------        -----         ------      ------
 Net (Loss) Income                $ (101)   $ (153)    $(1,852)      $    33       $(2,017)      $ (113)       $20,209     $(9,164)
                                   =====     =====      ======        ======        ======        =====         ======      ======

 Per Commmon Share:

 Basic:
                                  $(0.02)   $(0.04)    $(0.43)         $0.01        $(0.47)           *              *            *
 Net (Loss) Income

 Diluted:                         $(0.02)   $(0.04)    $(0.43)         $0.01        $(0.47)
 Net (Loss) Income


 * Earnings per share amount as it relates to the predecessor company is not meaningful due to the reorganization.


                   PROPOSAL 1 - ADOPTION AND APPROVAL OF THE
            MERGER AGREEMENT AND THE MERGER OF RYMER FOODS AND RFI
            ------------------------------------------------------

            The description of the merger and the merger agreement contained in this Proxy Statement describes the material terms of the merger and the merger agreement but does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

                             Parties to the Merger

       Rymer Foods

            We are Rymer Foods, Inc., a Delaware corporation originally incorporated in 1969. Through our subsidiary, Rymer Meat Inc., we are primarily engaged in the development and production of frozen, pre-seasoned, portion-controlled meat entrees. Our customers include restaurants and foodservice businesses. Our principal executive offices are located at 4600 South Packers Avenue, Suite 400, Chicago, Illinois 60609, and our telephone number at that address is (773) 927-9700.

            The common stock is Rymer Foods's sole outstanding class of equity securities. As of ________, the record date for stockholders entitled to notice of, and to vote at, the special meeting, 4,291,855 shares of common stock were outstanding.

            Shares of our  common stock are  listed and traded  on the
       National Association of Securities Dealer's Over-the-Counter Bulletin Board ("OTCBB") under the symbol "RFDS.OB". On January 23, 2001, the last trading day prior to the public announcement of the execution of the non-binding letter of intent describing the intent of the parties to enter into a definitive merger agreement, the reported closing price of common stock on OTCBB was $0.35 per share. On April 5, 2001, the last trading day prior to the public announcement of the execution of the merger agreement, the reported closing price of common stock on OTCBB was $0.30 per share. On _______, 2001 the most recent practicable trading day prior to the date of this Proxy Statement, the reported closing price of common stock on OTCBB was $___ per share. Rymer Foods has not paid any dividends in the previous two fiscal years. Rymer Foods's current financing arrangements restrict the payment of dividends. The following table sets forth, for the periods indicated, the high and low sales prices per share of common stock as reported on OTCBB during each fiscal quarter for the past two fiscal years


                                              High        Low
                                              ----        ----
             1999
             First Quarter                   $0.47       $0.09
             Second Quarter                   0.50        0.19
             Third Quarter                    1.87        0.28
             Fourth Quarter                   1.28        0.66

             2000
             First Quarter                   $0.85       $0.41
             Second Quarter                   1.13        0.50
             Third Quarter                    1.06        0.25
             Fourth Quarter                   0.31        0.15

             2001
             First Quarter                   $0.59       $0.19

 FLP Holdings, RFI and Forest Lake Partners, LLC

      RFI is a Delaware corporation. The address and telephone number of its principal business office is 1301 West 22nd Street, Suite 615, Oak Brook, Illinois 60523, telephone number (630) 684-9100. RFI is a wholly owned subsidiary of FLP Holdings and was formed solely for the purpose of merging with and into Rymer Foods, at which time the separate corporate existence of RFI will cease and Rymer Foods will continue in existence as the surviving corporation.

      FLP Holdings is an Illinois limited liability company. The address of its principal business office is 1301 West 22nd Street, Suite 615, Oak Brook, Illinois 60523, telephone number (630) 684-9100. FLP Holdings was formed solely for the purpose of holding 100% of the capital stock of RFI and after the merger, the surviving corporation, as defined below. As of the date hereof, Forest Lake Partners LLC owns 100% of the membership interests, and is the manager, of FLP Holdings.

      Forest Lake Partners LLC is an Illinois limited liability company and as of the date of this Proxy Statement is the sole member and manager of FLP Holdings. The address of its principal business and office is 1301 West 22nd Street, Suite 615, Oak Brook, Illinois 60523, telephone number (630) 684-9100. Forest Lake Partners is a strategic investment and operations management firm.

      During the last five years, none of RFI, FLP Holdings or Forest Lake Partners has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

      As of the date of this Proxy Statement, RFI beneficially owns 747,373 shares of common stock, representing approximately 17.4% of the outstanding shares as to which it has shared voting power by way of the voting agreements. Each of FLP Holdings and Forest Lake Partners, exclusively through their direct or indirect control of RFI also beneficially own the same 747,373 shares of common stock, representing approximately 17.4% of the outstanding shares of common stock and has shared voting and dispositive powers over these shares by virtue of the voting agreement.

                The Merger; Purpose and Effects of the Merger

      The purpose of the merger is for FLP Holdings to acquire Rymer Foods as a result of the merger. If the merger agreement and merger are approved at the special meeting, the parties to the merger agreement will file a certificate of merger with the Secretary of the State of the State of Delaware in accordance with applicable Delaware law. The merger will become effective upon filing of the certificate of merger with the Secretary of the State. At the effective time of the merger, RFI will be merged with and into Rymer Foods in accordance with Delaware law, whereupon the separate existence of RFI will cease, and Rymer Foods will be the surviving corporation in the merger.

      The merger agreement provides that, at the effective time of the merger, each issued and outstanding share of our common stock, other than
 (i) common stock owned by us or our subsidiaries, (ii) common stock owned by RFI (if any) and (iii) shares owned by stockholders who have perfected their dissenters' rights in accordance with Delaware law, will be converted into the right to receive the merger consideration of $0.525 per share, without interest, subject to reduction for our costs incurred in connection with the merger. All shares of common stock so converted will no longer be outstanding and will automatically be canceled and retired and will cease to exist. At the effective time of the merger, common stock owned by Rymer Foods or its subsidiaries and common stock owned by RFI and its affiliates, if any, will be canceled and retired without any consideration. In addition, the merger agreement provides that at the effective time of the merger, each issued and outstanding option to acquire our common stock will be converted into the right to receive option consideration equal to the excess, if any, of the merger consideration, as reduced for expenses, over the exercise price for such option, and each such option will automatically be canceled and retired and will cease to exist, in exchange for the right to receive this option consideration.

      Each share of RFI's common stock issued and outstanding immediately prior to the effective time of the merger will be converted into and become fully paid and nonassessable shares of common stock, par value $0.01, of the surviving corporation upon the surrender of the certificates previously representing such shares of RFI's common stock.

      Rymer Foods' common stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the merger agreement and the merger are approved at the special meeting and the merger is completed, the common stock will become eligible for termination of registration under Section 12(g)(4) of the Exchange Act, and the registration of common stock under the Exchange Act will be terminated as soon as practicable after the merger is completed. Termination of registration of the shares of common stock under the Exchange Act will substantially reduce the information required to be furnished by Rymer Foods to its stockholders and to the Exchange Commission and will make certain provisions of the Exchange Act inapplicable to Rymer Foods, such as the obligation to file reports under Section 15(d) of the Exchange Act, the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders' meetings. Furthermore, the ability of "affiliates" of Rymer Foods and persons holding "restricted securities" of Rymer Foods to dispose of such securities pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended, may be impaired or limited. The shares of common stock will also be delisted from OTCBB as a result of the merger.

                           Background of the Merger

      In May of 2000, John Veleris, a manager of Forest Lake, contacted Paul Conti, our Chairman of the Board, President and Chief Executive Officer, by phone to express Forest Lake's potential interest in a business combination with us. On June 7, 2000, our board held a luncheon meeting at which Mr. Veleris introduced himself to the board and expressed Forest Lake's potential interest in a transaction. This meeting was attended by directors Mr. Conti, Joseph Thornton, Michael Brinati, P. Edward Schenk and Robert Rittmaster. Mr. Rittmaster resigned from our board in September, 2000, and was replaced by Barry Spector.

      Between June of 2000 and September of 2000, there were no significant communications between us and Forest Lake concerning a possible transaction.
  In September 2000, Mr. Pachmayer contacted Mr. Conti and indicated that Forest Lake wished to resume discussions regarding a potential transaction.
  On October 10, 2000, Mr. Conti, Mr. Vaisnoras and Mr. Pachmayer met to further discuss a potential business combination between Forest Lake and Rymer Foods. At this meeting, Mr. Pachmayer explained in greater detail Forest Lake's interest in us and the issues that Forest Lake believed would be important if it pursued a combination with us, and requested additional financial information from us.

      Between October 10, 2000 and November 13, 2000, Forest Lake reviewed financial information contained in our public filings. On November 14, 2000, Forest Lake entered into a confidentiality agreement with us under which it agreed to maintain the confidentiality of any documents and other information we provided to it in connection with a proposed transaction.

      On November 28, 2000, Mr. Conti received a telephone call from a representative of a consulting firm acting on behalf of one of our competitors expressing a general interest in pursuing a transaction with us, and requesting confidential information from us regarding our operations. On December 28, 2000, Mr. Conti sent a letter to this consultant in which he indicated that he was available to answer general questions and that if the consultant wished to make a specific proposal he should contact Mr. Conti, but that we would provide any confidential information to the consultant.

      On December 1, 2000, Forest Lake provided Mr. Conti with a term sheet proposing a transaction under which Forest Lake would purchase a controlling interest in us and provide consulting services in exchange for a monthly fee which would be accrued and paid if we later achieved profitability. Our board held a meeting on December 1, 2000, by conference call to consider, among other matters, this proposed term sheet. All of our directors were present for this meeting. At this meeting, our board of directors determined that it was not in Rymer Foods' best interests to enter into the transaction proposed in the term sheet primarily because of the consulting fees which we would be obligated to pay under the arrangement proposed by Forest Lake.

      On December 5, 2000, Mr. Conti received a letter from an individual representing another company in the food industry suggesting a combination of us and such other company. The proposal would have required us to raise a large amount of additional capital to finance the transaction. On December 28, 2000, Mr. Conti sent a response letter to this individual in which Mr. Conti questioned the ability of the individual to locate parties willing to provide additional capital, and noted that we most likely would be limited to considering proposals which involved the infusion of capital into us. In the letter Mr. Conti requested that the individual contact him if he had any proposals which would involve the provision of capital to us.

      After Mr. Conti informed Forest Lake that we were not interested in pursuing the transaction proposed in Forest Lake's draft letter of intent dated December 1, 2000, Forest Lake decided to pursue a transaction in which they acquired our entire business. Our board of directors held a meeting on December 15, 2000 by conference call, at which Mr. Conti, Mr. Thornton, Mr. Harmonay, Mr. Brinati and Mr. Schenk were present. Mr. Conti reported that he had received a draft letter of intent from Forest Lake proposing a business combination between Forest Lake and us in which our stockholders would receive a price of $0.50 per share for each share of common stock they owned. The board discussed the proposed letter of intent and other options which might be available to us. At this meeting a special committee of our board of directors was formed for the purpose of responding to Forest Lake's letter of intent and considering other strategic options available to us. The directors appointed to the special committee were Mr. Conti and Mr.
 Thornton, Mr. Brinati and Mr. Spector. Mr. Thornton, Mr. Brinati and Mr. Spector are all non-employee directors.

      On December 21, 2000, our board of directors held a meeting by means of a conference call which Mr. Thornton, Mr. Spector, Mr. Brinati and Mr. Conti attended. Mr. Thornton indicated that he had discussed the proposed Forest Lake letter of intent with Mr. Harmonay and Mr. Banks, who were not in attendance. Our outside counsel also attended this meeting. Mr. Thornton informed the board at this meeting that Forest Lake was interested in pursuing a transaction with us if it could obtain more than 50% of our voting stock. Mr. Thornton indicated that Forest Lake was considering as alternatives a negotiated tender offer for our common stock or a merger. Mr. Conti indicated that Forest Lake had already begun preliminary due diligence based on publicly-available information. Our board decided at this meeting that it should consider other alternatives to a transaction with Forest Lake, but that it would need to proceed quickly because our level of cash was declining. After the board of directors meeting was adjourned, we informed Forest Lake that we believed that we should be valued in the range of $0.67 to $1.09 per share on a fully-diluted basis. The board meeting which began on December 21 was adjourned and continued on December 22, with the same parties present. At this time Mr. Conti reported that Forest Lake had not yet indicated a revised price for the transaction in response to our communication.
                                      10

      On December 29, 2000, Forest Lake indicated that it preferred to structure the proposed transaction as a purchase of our assets, but nonetheless submitted a revised letter of intent proposing a merger at a price of $0.52 per share. Among many customary terms, the proposed letter of intent included an "exclusive dealing" provision under which we would agree not to reach any agreement or understanding with, or furnish any information to, any third party in connection with a business combination or similar transaction. The proposed letter of intent also included numerous representations and warranties by W.R. Huff Asset Management ("Huff"), one of our major stockholders, and an agreement that Huff vote in favor the proposed merger between us and Forest Lake. The letter of intent did not contain the provision regarding payment of consulting fees to which we had earlier objected. Between December 29, 2000 and January 3, 2001, Mr. Conti negotiated certain provisions of the letter of intent with Robert Pachmayer, a manager of Forest Lake, and our outside counsel negotiated certain provisions with counsel to Forest Lake.

      On January 3, 2001, our special committee held a meeting by telephone conference call at which committee members Mr. Conti, Mr. Thornton and Mr. Spector and P. Edward Schenk, one of our other directors, were present. Our outside counsel also participated in this meeting. Mr. Thornton indicated that he had received a telephone call from a representative of one of our competitors in which he expressed the competitor's interest in a possible transaction with us. Mr. Thornton indicated that he would attempt to ascertain the nature of the competitor's interest. The committee next discussed Forest Lake's proposal. While Forest Lake had indicated an interest in pursuing a purchase of our assets, our outside counsel stated that a transaction in which Forest Lake acquired our shares would generally be more advantageous to our stockholders than an asset sale. Our committee discussed the fact that Forest Lake's proposal would be more attractive if it included some form of interim financing for us.

      The meeting  of  our  special  committee  was  suspended  so  that  the committee could discuss Forest Lake's proposal with Mr. Pachmayer. The members of the committee questioned Mr. Pachmayer regarding Forest Lake's ability to finance the transaction, and Mr. Pachmayer indicated that Forest Lake had indications of interest for primary and back-up sources of financing. The committee also stated to Mr. Pachmayer that Forest Lake's proposed price of $0.52 per share was too low. After the phone call with Mr. Pachmayer, the meeting of the special committee resumed, at which time the committee agreed that a merger was the preferred form of transaction, that we would consider providing a period of exclusivity to Forest Lake in a letter of intent and that we would seek a price of not less than $0.65 per share from Forest Lake.
                                      11

      After the phone call between Mr. Pachmayer and our special committee on January 3, 2001, Forest Lake sent us a revised letter of intent for a merger at a purchase price of $0.625 per share, with the $0.625 price being contingent upon our net worth at the time of closing not being materially different from our net worth as of October 28, 2000 of approximately $1,250,000. The revised letter of intent had a new provision, requested by us, under which the parties would negotiate with respect to temporary financing in the amount of at least $200,000 to be provided by Forest Lake to us. The revised letter of intent did not contain any representations or agreements to be made by Huff, but did provide for us to pay Forest Lake's costs incurred in connection with the transaction, plus a termination fee of $150,000, if we or the stockholder breached certain provisions of the letter of intent, attempted to renegotiate material terms of the proposed transaction described in the letter, or entered into an agreement with regard to a business combination or similar transaction with a third party within 180 days after the expiration of the letter of intent.

      Our board of directors held a meeting on January 4, 2001, by conference call, at which Mr. Conti, Mr. Thornton, Mr. Spector, Mr. Brinati and Mr. Schenk were present. Our outside counsel was also present at the meeting. Mr. Thornton stated that he had provided Mr. Harmonay and Mr. Banks, who were not in attendance, with an update on the status of the negotiations with Forest Lake. Mr. Conti reported that he had responded to indications of interest from other parties but that he had not received any further communications from these parties. The board next discussed the proposed letter of intent with Forest Lake and expressed concern with two provisions of the letter of intent. The first called for a reduction of the purchase price by the time of the closing of a transaction if our net worth materially declined below our net worth as of October 28, 2000, which the letter of intent listed as $1,250,000. The second called for a termination fee plus reimbursement of Forest Lake's expenses in connection with the transaction if we entered into the letter of intent and later completed a transaction with a third party. Mr. Conti indicated that the correct figure for our net worth as of October 28, 2000 was approximately $1,100,000, and that he would seek to have the letter of intent corrected on this point. With regard to the termination fee, the board agreed that due to the uncertainty surrounding the level of Forest Lake's expenses a flat termination fee of $200,000 would be preferable to the payment of $150,000 plus reimbursement of expenses. The board authorized Mr. Conti and Mr. Thornton to continue negotiations with Forest Lake with a view to reaching agreement on a letter of intent calling for a merger between us and Forest Lake at a price per share of $0.625.

      As a result of negotiations between Mr. Conti and Mr. Thornton on our behalf, and Mr. Pachmayer on behalf of Forest Lake, on January 5, 2001
 Forest Lake submitted a revised letter of intent at the same price of $0.625, with our net worth as of October 28, 2000 listed as $1,100,000 and providing for a flat termination fee of $200,000, rather than the $150,000 plus costs provided for in the previous draft. The revised letter of intent called for the termination fee to be paid in the same circumstances as in the prior draft except that it made no reference to a breach by Huff. Our outside counsel negotiated a modification of the exclusive dealing provision of the letter of intent, which was reflected in this draft, under which we would still be prohibited from soliciting or encouraging any offer from a third party with regard to a business combination, but would not be prohibited from providing information to a third party in response to an unsolicited request. The January 5 draft of the letter of intent did not contain a provision relating to Forest Lake's providing interim financing, and contained a new provision stating that it was contemplated that Huff would enter into a voting agreement with Forest Lake in connection with the proposed merger.
                                      12

      Between January 5, 2001 and January 11, 2001, Mr. Conti and our outside counsel and Mr. Pachmayer and Forest Lake's outside counsel negotiated with regard to the termination fee. On January 11, 2001, Forest Lake submitted a draft of the letter of intent which called for, instead of the flat termination fee of $200,000, a payment by us of Forest Lake's costs in connection with the transaction, plus $25,000. The revised letter of intent also contained a provision under which if Forest Lake failed to negotiate in good faith or attempted to renegotiate any material terms of the proposed transaction, except as the result of its due diligence review, it would pay us an amount equal to our costs incurred in connection with the transaction up to a maximum of $50,000. As a result of discussions between Mr. Conti and Mr. Pachmayer, Forest Lake removed the provision in the letter of intent relating to the voting agreement to be signed by Huff. In addition, the revised letter of intent contained an exception to the exclusive dealing provision under which our board could respond to inquiries of third parties with regard to a business combination to the extent deemed necessary by its fiduciary duty.

      Based on concerns regarding our obtaining a sufficient number of votes needed to approve a proposed transaction, Forest Lake insisted on a provision in the letter of intent under which we would be obligated to pay its costs incurred in connection with the proposed merger if by January 31, 2001 Forest Lake was ready to proceed with the transaction and we were unable to deliver voting power with respect to 63.5% of our shares, in the form of shares to be sold to Forest Lake, commitments to sell shares to Forest Lake, or voting agreements. As a result of discussions between Mr. Conti and Mr. Pachmayer, and our outside counsel and Forest Lake's outside counsel , the letter of intent was amended to extend its expiration date to February 16, 2001, and to amend the provision relating to voting power to change the percentage to 17.5% and obligate us to pay $25,000, in addition to Forest Lake's costs, if we were not able to deliver this voting power. In addition, a new provision was inserted into the letter of intent stating that the merger agreement would contain a provision under which if Forest Lake had waived any due diligence conditions in the merger agreement or the due diligence conditions had expired and we were not able to deliver voting power with respect to an additional 42% of our voting stock in the form of shares to be sold to Forest Lake, commitments to sell shares, or voting agreements, we would be obligated to pay Forest Lake a termination fee of $200,000. Forest Lake subsequently agreed to reduce this figure to $150,000. This version of the letter of intent had an expiration date of February 16, 2001.
                                      13

      Our special committee met by conference call on January 17, 2001. Mr. Conti, Mr. Thornton and Mr. Brinati, three of the four members of the committee, participated in the meeting. Our outside counsel also was present for the meeting. Our outside counsel described for the committee the changes which had been made to the letter with regard to the delivery of voting power and the termination fees. The committee expressed concern that we have some protection against Forest Lake's attempting to renegotiate material terms of the transaction, and our outside counsel noted that, with an exception relating to due diligence, the letter of intent provided for a termination fee of $50,000 payable to us in the event Forest Lake attempted to renegotiate material provisions of the agreement. Mr. Conti indicated that the termination fee payable to Forest Lake was higher than we would have liked, but that Forest Lake has insisted on this protection, and that given our shortage of working capital such a termination fee was acceptable if it allowed us to complete a transaction quickly. The committee expressed some concerns that Forest Lake had not yet deposited any earnest money or provided any interim financing to us. However, the committee indicated that because we did not appear to have any other viable options with regard to a business combination, they were in favor of signing the letter of intent.

      Immediately after the meeting of our special committee on January 17, 2001, our board met, also by conference call. At various times, Mr. Conti, Mr. Thornton, Mr. Brinati and Mr. Schenk were present. Our outside counsel were also present for this meeting. Mr. Conti indicated that the special committee recommended to the board that we enter into the letter of intent. After a discussion, the board approved our entering into the letter of intent. Mr. Thornton indicated that he had discussed the proposed letter of intent with Mr. Harmonay and Mr. Banks and, while they were not able to attend the meeting, both informed him that they were in favor of our entering into the letter of intent. Mr. Conti then signed the letter of intent on our behalf. We issued a press release announcing our entering into the letter of intent on January 25, 2001.

      The outside counsel for Forest Lake submitted a draft merger agreement to our outside counsel on January 26, 2001. Between January 26, 2001 and March 5, 2001, our outside counsel negotiated the provisions of the merger agreement with Forest Lake's outside counsel, and Forest Lake proceeded with its due diligence in connection with the merger. During this time, at Forest Lake's request and as a condition to execution of the merger agreement by FLP Holdings and RFI, Forest Lake negotiated the terms of stockholder voting agreements with Mr. Schenk, Mr. Krasner and Mr. Rittmaster, under which these three stockholders agreed, among other things, to vote or cause their shares to be voted in favor of adoption of the merger agreement and the transactions contemplated in the agreement, including the merger. These three stockholders beneficially own a total of 747,028 shares of our common stock, or approximately 17.4% of our outstanding common stock. The terms of the stockholder voting agreements are described in more detail in "Stockholder Voting Agreements and Stock Sale."
                                      14

      On February 16, 2001, the letter of intent was extended to February 23, 2001. On February 23, 2001, the letter of intent was again extended to March 7, 2001. On March 5, 2001, Mr. Pachmayer, on behalf of Forest Lake, provided Mr. Conti with an analysis prepared by Forest Lake as the result of its due diligence review which it believed justified a reduction in the merger consideration. Our special committee held a meeting on March 5, 2001 to consider this analysis, at which all members were present and during which Mr. Conti indicated to the other members of the committee that while Forest Lake's analysis might support a reduction in the merger consideration, the magnitude of the proposed reduction was not acceptable. In this meeting our special committee agreed that it would propose to Forest Lake that the per share merger consideration be reduced only to $0.54. After the meeting of our special committee, also on March 5, 2001, we held a conference call with the members of the special committee, our outside counsel, Mr. Veleris, Mr. Pachmayer, and Forest Lake's outside counsel. During this conference call our special committee indicated to the Forest Lake representatives that it would be willing to accept a reduction in the purchase price to $0.54 per share. After some discussion, Forest Lake and our special committee agreed upon a revised price of $0.525 per share, subject to a reduction based on expenses incurred in connection with the merger.

      On March 8, 2001, Mr. Conti, Mr. Pachmayer and Mr. Veleris met to discuss our financial condition and to review various spreadsheets prepared by our accountants. At this meeting, Mr. Conti asked and answered several questions relating to the revised price of $0.525 per share, subject to a reduction based on expenses incurred in connection with the merger.

      On March 13, 2001, our board of directors held a meeting by conference call which was attended by Mr. Conti, Mr. Thornton, Mr. Brinati and Mr. Schenk. At this meeting Mr. Conti provided the board with an update on the negotiations with Forest Lake and indicated that he believed the negotiations were almost complete. However, after this board meeting Mr. Conti learned through discussions with Mr. Pachmayer and Mr. Thornton that an issue remained regarding the shares owned by Huff, which comprised 42% of our outstanding shares. Between March 13, 2001 and March 26, 2001, a series of phone conversations was held between Mr. Pachmayer, Mr. Conti, our outside counsel, Forest Lake's outside counsel, and Mr. Thornton concerning the Huff shares, during which Forest Lake indicated that it wanted some assurance that the Huff shares would be voted in favor of the transaction. Mr. Thornton, on behalf of Huff, indicated that he expected Forest Lake to either purchase the Huff shares before the merger or to allow Huff to participate in the merger agreement with our other stockholders, without entering into a voting agreement. Forest Lake proposed another alternative which included a sale of the shares by Huff to Forest Lake with the money to be placed in escrow pending the closing of the merger, and under which the purchase price paid to Huff would be identical to the per-share merger consideration. Mr. Thornton, on behalf of Huff, indicated that this proposal was unacceptable. On March 27, 2001, Forest Lake informed us that, subject to certain changes to the termination provisions of the merger agreement, it was willing to either purchase the Huff shares before the closing of the merger or purchase the shares in the merger without Huff's signing a voting agreement.
                                      15

      On April 9, 2001, in conversations between Mr. Conti, Mr. Pachmayer and Mr. Veleris, it was agreed that the first $106,500 in transaction costs would be borne by the surviving corporation in the merger, that approximately 42% of the next $43,500 would be effectively paid through the contribution of options currently held by three of our board members who are associated with W.R. Huff Asset Management, and that 58% of this $43,500 would be paid by our stockholders and then any transaction expenses over $150,000 would be paid by our stockholders through a reduction in the per-share merger consideration. On the same day our negotiating committee met by conference call to consider the merger agreement. Mr. Conti, Mr. Harmonay and Mr. Spector, three of the four members of the committee, were present for the meeting, which our outside counsel also attended. At the meeting, our outside counsel explained the changes which had been made to the merger agreement since the last committee meeting, which included the amendment of the provision relating to transaction expenses described above.
  In addition, our outside counsel noted that the merger agreement contained a provision that FLP Holding's obligation to consummate the merger agreement was conditioned upon FLP Holding's completion of a due diligence review, the results of which were satisfactory to FLP Holdings. Our outside counsel noted that we had preferred to have this condition removed from the merger agreement completely, but that Forest Lake had insisted that it be retained.
  Our outside counsel noted, however, that we had succeeded in limiting the condition so that Forest Lake had to either waive the condition or terminate the agreement within 30 days of execution of the agreement. Our outside counsel also noted that as a result of its continuing due diligence, Forest Lake had requested, as a new condition to the agreement, the termination of an agreement under which we had agreed to certain obligations which were unacceptable to Forest Lake, including (i) payments over time in connection with our purchase of another business, previously owned by, among others, Mr. Conti, and (ii) an option held by Mr. Conti to reacquire a portion of the business. Our outside counsel noted that the new condition also required the option to reacquire a portion of our business be terminated and that our liability in connection with this purchase be reflected in a promissory note. Finally, our outside counsel noted that the merger agreement contained a condition under which Forest Lake would not be obligated to proceed with the merger if our net worth were below a certain figure at the time of closing, but that the threshold figure had been reduced to $885,000 from $985,000. Mr. Conti stated that he had some concerns about another condition to FLP Holdings' obligation, under which FLP Holdings' would not be obligated to complete the transaction if holders of more than 5% of our stock exercised dissenters' rights in connection with the merger. Mr. Conti indicated that Forest Lake had agreed to amend this provision, and that under the final merger agreement the percentage contained in this condition would be higher. After a discussion the members of the committee present at the meeting voted unanimously to recommend to the full board of directors that it approve the merger and the merger agreement. The percentage of our stockholders exercising dissenters' rights which would excuse FLP Holdings from its obligation to complete the transaction was subsequently increased to 7.5%.

      Immediately after the meeting of our negotiating committee on April 9, 2001, our board of directors held a meeting, also by conference call, at which Mr. Conti, Mr. Harmonay, Mr. Spector, Mr. Brinati and Mr. Schenk attended. Our outside counsel also attended the meeting. At this meeting our outside counsel reviewed with the board of directors the changes to the merger agreement which had been discussed at the negotiating committee meeting. Mr. Conti presented the recommendation of the special committee that the board approve the merger and the merger agreement. After a brief discussion, the members of the board indicated that they believed they had sufficient information to consider the merger and merger agreement, and a vote was held. The directors in attendance unanimously approved the merger and the merger agreement, subject to stockholder approval. The directors also approved the contemplated transaction under which W.R. Huff Asset Management, which held approximately 42% of our shares, would sell all of its shares to FLP Holdings prior to the merger. On April 10, 2001 we executed the merger agreement and issued a press release announcing the execution of the agreement.
                                      16

                Reasons for the Merger; Recommendation of our
                   Special Committee and Board of Directors

      In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to recommend that our stockholders vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, our special committee and board of directors consulted our financial advisor, The Griffing Group, and our special legal counsel, Shefsky & Froelich Ltd., and considered a number of factors with respect to the merger to support their respective conclusions that the merger is advisable, fair to and in the best interest of the stockholders. The following list of factors considered by the special committee and board is not exhaustive, but summarizes the material factors considered. The special committee and board of directors did not consider it practicable, nor did it attempt to quantify, weight or otherwise assign specific weights to any of these factors, and individual directors may have given different weights to different factors.

      * Merger Consideration. The special committee and board of directors considered that the $0.525 per share cash consideration to be paid in the merger represents a premium of approximately 50% over the closing price of the common stock on January 23, 2001, the last day on which shares were traded before we announced that we had signed a letter of intent with Forest Lake regarding the merger. The special committee and board also considered that our common stock closed during the 52 weeks prior to January 23, 2001 at a range from a low of $0.15 to a high of $1.13. The special committee and board of directors concluded, based on the negotiations with Forest Lake, FLP Holdings and RFI, that the merger consideration of $0.525 per share, subject to reduction based on expenses incurred in connection with the merger, represented the highest price that Forest Lake, FLP Holdings and RFI were willing to pay to acquire the shares of common stock. This determination was the result of the special committee's arm's-length negotiations with Forest Lake, FLP Holdings and RFI in an attempt to obtain the highest possible price.

      * Process. The special committee and board of directors considered that our public announcement on January 25, 2001, which referred to the fact that we had signed a letter of intent with Forest Lake Partners regarding the merger was likely to have elicited proposals from substantially all entities who could reasonably be expected to have an interest in acquiring Rymer Foods and the ability to finance such a transaction.

      * Certain Terms of The Merger Agreement . The special committee and board of directors considered the terms of the merger agreement, which permit the special committee and board of directors to provide confidential information to, and to engage in discussions or negotiations with, a third party that makes an unsolicited bona fide written acquisition proposal in certain circumstances. Under the merger agreement the board can take these actions if necessary to prevent the board from breaching its fiduciary duties, the proposal is not subject to a material contingency which the party making the proposal cannot demonstrate the ability to overcome, and the board concludes in good faith that the party making the proposal has the financial ability to complete the proposed transaction and that the acquisition proposal would, if accepted, result in a superior proposal. Under these circumstances our board can terminate the merger agreement in order to accept a superior proposal. The special committee and board of directors also considered our obligation under the merger agreement to pay a termination fee and out-of-pocket expenses to RFI if the merger agreement is terminated under some circumstances. The special committee and board of directors believed that agreeing to pay the termination fee and expenses in certain circumstances, which was insisted upon by RFI, was preferable to terminating discussions with FLP Holdings and assuming the risk that no other party would come forward with an offer to engage in a similar transaction with us. The special committee and board of directors believed that the fees and expenses are not likely to discourage another party from proposing an alternative transaction that might be more advantageous to our stockholders. In considering the amount of the termination fee and expenses that are payable and the circumstances under which they are payable, the special committee and board of directors also considered that our legal counsel and financial advisor had negotiated, on our behalf, a reduction in the amount of the termination fee initially proposed by Forest Lake and narrowed the circumstances under which the termination fee and expense payment would be payable. See "The Merger Agreement -- Termination Fees and Expenses."

      * Opinion of Our Financial Advisor. The special committee and board of directors considered the financial presentation made by The Griffing Group, our financial advisor, as more fully described below under "Special Factors -- Opinion of our Financial Advisor," including its opinion as to the fairness from a financial point of view to the holders of our common stock, of the $0.525 per share cash consideration, subject to a reduction for expenses incurred in connection with the transaction, to be received in the merger by those holders. The full text of the opinion of our financial advisor is attached to this proxy statement as Appendix B.

      * Financing Arrangements. The special committee and board of directors considered the terms of the merger agreement providing that RFI's obligation to complete the merger is conditioned upon financing.

      * Stockholder Approval Required. The special committee and board of directors considered that the affirmative vote of the holders of at least two-thirds of our outstanding common stock is required to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger. The special committee and board also considered the stockholder voting agreements which require certain stockholders, one of whom is also a director of Rymer Foods, to vote or cause to be voted their shares, representing approximately 17.4% of the outstanding common stock in the aggregate, in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger.

      * Sale of Shares by Major Stockholder. The special committee and board considered that the merger agreement contemplated that W.R. Huff Asset Management, which holds approximately 42% of our shares, would sell these shares to FLP Holdings before the merger. The special committee and board considered the fact that, because the merger consideration was subject to adjustment based on the amount of expenses we incur in connection with the transaction, it was possible that W.R. Huff could receive a price per share in this sale which was slightly greater than the per share merger consideration. The special committee and board found this possibility to be somewhat offset by the fact that the three members of our special committee and board of directors had effectively agreed to bear a share of the merger costs above $106,500 and $150,000 in proportion to W.R. Huff's ownership, by contributing options to purchase up to 60,000 shares back to us without consideration. The special committee and board also considered the fact that, as a result of this agreement, W.R. Huff would not receive a superior price for its shares unless the transaction expenses exceed $150,000, which we do not believe will occur. Finally, the special committee and board considered the fact that even if the transaction expenses exceeded $150,000 the difference between the price received by W.R. Huff and the per share merger consideration would likely be less than $0.01 per share.

      *    Dissenters' Rights.  The special committee and board of  directors
           considered  that   dissenters'  rights   are  available   to   the
           stockholders under Delaware law.

      * Employment Agreements. The special committee and board of directors considered that Forest Lake required, as a condition to entering into the merger agreement, that two members of our management, who will be referred to in this proxy statement as the "Continuing Management Members," agree to enter into employment agreements with us in a form acceptable to Mr. Conti, FLP Holdings and RFI. However, the special committee and board also considered that these members of our management did not reach any agreement or understanding with respect to the specific terms of their continued employment until after the principal financial terms of the merger had been negotiated.

      * Formation of Special Committee And Arm's-Length Negotiations. The negotiations between the special committee, on behalf of us and the public stockholders, and Forest Lake and their respective advisors were conducted at arm's-length. A majority of the members of the special committee are not employed by or affiliated with us, except in their capacities as directors and stockholders, nor will they have any equity interest in the surviving corporation following the merger.

      * Historical And Projected Financial Performance And Related Risk and Uncertainties. The special committee and board of directors considered information with respect to our financial condition, results of operations, business and prospects, including the financial projections supplied by us to the Griffing Group and the inherent uncertainties and contingencies associated with those financial projections, our size as compared to the remaining public companies in our business segments and the economic and market conditions affecting us. The special committee and board of directors did not consider net book value or liquidation value to be material factors in determining the fairness of the merger to the stockholders. The special committee and board of directors does not believe that these factors have any significant impact on our inherent value or the market trading prices of our common stock.

      * Lack of Liquidity of The Common Stock. In light of the relatively thin trading market and the lack of liquidity of the common stock, the merger will afford stockholders an opportunity to dispose of their common stock without the possible diminution of value resulting from the lack of an active trading market, poorer than expected performance and/or adverse general market conditions.

      * Federal Income Tax Consequences to Public Stockholders. The special committee and board of directors considered the fact that our stockholders may, depending on their tax basis in their common stock, recognize a taxable gain upon the completion of the proposed merger. The special committee and board of directors believe that the opportunity to receive the cash merger consideration, together with the other factors described above, outweighs these potential tax consequences.

                         Opinion of Our Financial Advisor

      The Rymer board of directors retained The Griffing Group, Inc. to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of Rymer common stock pursuant to the merger agreement and the transaction contemplated thereby. The special committee and board of directors selected The Griffing Group based on its substantial experience in providing business valuations for companies of our size. In addition, the decision to retain The Griffing Group was based on its experience in providing fairness opinions in connection with purchases of stock and similar transactions involving publicly-traded companies.

      The Griffing Group delivered an oral opinion to the special committee and board of directors on April 9, 2001, subsequently confirmed in its written opinion to the Rymer Board on April 10, 2001, that, as of such date, based upon and subject to certain assumptions, factors, and limitations set forth in such opinion, the consideration to be received by holders of Rymer common stock pursuant to the merger agreement was fair to such holders, from a financial point of view.

 The full text of The Griffing Group's written opinion, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Appendix B and should be read in its entirety. The Griffing Group's opinion was prepared for Rymer's board of directors and addresses only the fairness of the consideration to be received by the holders of Rymer common stock from a financial point of view. The Griffing Group's opinion does not constitute a recommendation to any stockholder as to how they should vote with respect to the proposed merger. The summary of The Griffing Group's opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.

     In connection with this opinion, The Griffing Group, among other things:

      * reviewed publicly available financial statements and other business information relating to Rymer;

      * reviewed internal financial statements and other financial and operating data concerning Rymer prepared by the management;

      *    analyzed financial projections prepared by Rymer management;

      * discussed the past and current operations and financial condition and the prospects of Rymer, including information relating to strategic, financial and operational benefits anticipated from the merger, with senior executives of Rymer;

      * reviewed the reported prices and trading activity for Rymer common stock;

      * compared the financial and operating performance and the prices and trading activity of Rymer common stock with other publicly-traded companies that The Griffing Group considered to be relevant;

      *    reviewed the merger agreement and related documents; and

      * performed other analyses and considered other matters as The Griffing Group deemed appropriate.

      In rendering its opinion, The Griffing Group assumed and relied upon the accuracy and completeness of the financial and other information and did not obtain, nor make or assume responsibility for undertaking, any independent verification of such information. The Griffing Group assumed that financial data have been reasonably prepared on bases reflecting the best currently available estimates and judgment of Rymer as to the future financial performance of Rymer. The Griffing Group also relied upon, without independent verification, the assessment by management of Rymer of the strategic and other benefits expected to result from the merger. In addition, The Griffing Group assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement.

      The following is a summary of the material analyses The Griffing Group employed in connection with its opinion dated April 10, 2001.

      Discounted Cash Flow Analysis. The Griffing Group prepared a discounted cash flow analysis to calculate a present value of the stand-alone after-tax cash flows for Rymer. The Griffing Group projected future earnings and cash flows of Rymer for the fiscal years 2001 through 2005 based on estimates provided by Rymer's management. To calculate the stand-alone discounted cash flow analysis, The Griffing Group added the present value of the projected cash flows for the years 2001 through 2005 to the present value of the terminal values after year 2005 and subtracted Rymer's net debt. The estimated future cash flows and terminal values were discounted using discount rates ranging from 16.0% to 18.0%. The discount rate range was selected based upon assumptions regarding Rymer's weighted average cost of capital and expected annual rates of return. The Griffing Group calculated terminal values of Rymer after the year ended 2005 based on trailing multiples ranging from 4.5x earnings before interest, taxes, depreciation, and amortization ("EBITDA") to 6.5x EBITDA. This analysis implied values of Rymer common stock ranging from $0.209 to $0.616 per share. The implied per share value of Rymer, at a 5.5x EBITDA terminal value, ranged from $0.360 at a 18.0% discount rate to $0.452 at a 16.0% discount rate.

      Comparable Public Company Analysis. The Griffing Group reviewed publicly available financial and stock market data for two select groups of companies which are engaged in processing or manufacturing meat products and whose businesses were deemed reasonably comparable to that of Rymer. Almost all of the companies are substantially larger and engaged in more diverse aspects of the industry than Rymer. The Small Comparable Group consists of seven companies with annual net sales of less than $300 million. The Large Comparable Group consists of six companies with annual net sales of between $600 million and almost $17.0 billion. The comparable companies are as follows:

 Small Comparable Group

      Atlantic Premium Brands, Ltd.
      Bridgford Foods Corporation
      Cagle's, Inc.
      Cuisine Solutions, Inc.
      Provena Foods, Inc.
      Rica Foods, Inc.
      The Smithfield Companies

 Large Comparable Group

      Hormel Foods Corporation
      IBP, Incorporated
      Pilgrim's Pride Corporation
      Sanderson Farms, Inc.
      Smithfield Foods, Inc.
      Tyson Foods, Inc.

 For each company, The Griffing Group calculated multiples of: (1) market price to latest twelve month earnings per share; (2) market price to estimated 2001 earnings per share; (3) market price to tangible book value;
 (4) adjusted market value (defined as equity market value plus total debt minus cash) to latest twelve month net sales; (5) adjusted market value to latest twelve month EBITDA; and (6) adjusted market value to latest twelve month earnings before interest and taxes ("EBIT").

      All multiples were based on closing stock prices on April 12, 2001. Earnings per share estimates for the select groups of companies were based on research analysts' estimates if available. The analysis indicated the implied market price and adjusted market value multiples for the select groups of companies, compared to the implied multiples for Rymer pursuant to the merger, as outlined in the following two tables. Negative values and outlying multiples were excluded from the mean calculations.


                                      23
   Small Comparable Group

                            High    Low     Mean    Median      Rymer
                            ----    ---     ----    ------      -----
   Market price multiples:

      Latest twelve
        months EPS          23.8  negative  18.4   negative    negative

      Estimated 2001 EPS    13.1    13.1    13.1     13.1        10.5

      Book value            2.36    0.59    1.23     0.92        2.10



   Adjusted market value
     multiples:

      Latest twelve
        months net sales    0.74    0.31    0.55     0.57        0.16

      Latest twelve
        months EBITDA       8.3   negative   6.6     5.0       negative

      Latest twelve
        months EBIT         16.5  negative  11.8     8.2       negative



    Large Comparable Group

                            High     Low    Mean    Median      Rymer
                            ----    ---     ----    ------      -----
    Market price multiples:

       Latest twelve
         months EPS         24.5  negative  13.9     10.1     negative

       Estimated 2001 EPS   30.1    10.8    17.9     15.7        10.5

       Book value           3.02    0.91    1.55     1.29        2.10



    Adjusted market value
      multiples:

       Latest twelve
         months net sales   0.74    0.18    0.46     0.44        0.16

       Latest twelve
         months EBITDA       8.4     5.2     6.8      6.8      negative

       Latest twelve        14.9     7.6    10.1      8.9      negative
         months EBIT



      Comparable Transaction Analysis. The Griffing Group was unable to identify any recently completed merger transactions involving companies with business, structure and size comparable to that of Rymer. The Griffing Group did review limited data regarding three transactions involving companies with net sales of between $300 million and $850 million which were concluded during 2000 and 2001. In analyzing these mergers, The Griffing Group calculated the adjusted market value and implied transaction multiples of: (1) adjusted market value to latest twelve month net sales; (2) adjusted market value to latest twelve month EBITDA; and (3) adjusted market value to latest twelve month EBIT.


                            High    Low     Mean    Median       Rymer
                            ----    ---     ----    ------       -----
    Adjusted market value
      multiples:

       Latest twelve
         months net sales   1.06    0.36    0.79     0.94         0.16

       Latest twelve        12.6    7.4     10.7     11.9       negative
         months EBITDA

       Latest twelve
         months EBIT         9.5    9.5     9.5       9.5       negative

                                      24

      The Griffing Group also reviewed limited data regarding three transactions involving private companies with net sales of less than $40 million which were concluded during 1998. In analyzing these mergers, The Griffing Group calculated the adjusted market value and implied transaction multiples of: (1) adjusted market value to latest twelve month net sales, and (2) adjusted market value to latest twelve month EBIT.


                            High    Low     Mean    Median       Rymer
                            ----    ---     ----    ------       -----
    Adjusted market value
    multiples:

       Latest twelve        0.45    0.33     0.37     0.34        0.16
    months net sales

       Latest twelve        10.7     4.7      7.4      6.9      negative
    months EBIT



      Control Premium Analysis. The Griffing Group reviewed the historical market prices of Rymer common stock during the 12-month period prior to the January 25, 2001, announcement of a proposed transaction. The Griffing Group observed that the $0.525 per share cash consideration to be received by the common stockholders represents a 50.0% premium to the stock price on January 24, 2001, the day prior to the announcement; a 31.3% premium to the stock price a week prior to the announcement, and a 138.6% premium to the stock price four weeks prior to the announcement. Data presented in Mergerstat Review 2001, published by Houlihan Lokey Howard and Zukin, indicated that the median premium offered in 574 transactions during 2000 was 41.1%, with the premium calculation based on the seller's closing market price five business days before the initial transaction announcement. On a similar basis, the median premium offered in 89 transactions involving a purchase price of $25 million or less was 42.9%; in 256 transactions involving sellers with a market price per share of $10 or less, the median premium offered was 48.8%, and in 156 transactions in which the seller's price/earnings ratio was negative, the median premium offered was 51.0%

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, The Griffing Group considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of The Griffing Group's analyses, without considering all analyses, would create an incomplete view of the process underlying The Griffing Group opinion. In addition, The Griffing Group may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be The Griffing Group's view of any actual value of Rymer.

      In  performing  its   analysis,  The  Griffing   Group  made   numerous
 assumptions with  respect  to  industry performance,  general  business  and economic conditions, and other matters. The analyses performed by The Griffing Group are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of The Griffing Group's analysis of whether the consideration to be received by holders of Rymer common stock pursuant to the merger agreement and the transactions contemplated thereby is fair, from a financial point of view, and were provided to the Rymer board of directors in connection with the delivery of The Griffing Group opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Rymer or The Griffing Group, none of Rymer, The Griffing Group, or any other person assumes responsibility if future results are materially different from those projected.
                                      25


      The Griffing Group is an established business valuation and financial advisory firm. The Griffing Group is continually involved in the valuation of businesses and their securities for merger and acquisition, financing, restructuring, ESOP, income tax, estate and gift tax, litigation and other corporate purposes.

      For services rendered in connection with the delivery of its opinion, The Griffing Group was compensated by the payment of a flat fee of $15,000. Additionally, Rymer has agreed to reimburse out-of-pocket expenses of The Griffing Group and to indemnify The Griffing Group against certain liabilities. We determined the amount of compensation which would be paid to The Griffing Group in connection with the delivery of its fairness opinion.

              Interests of Certain Persons; Conflicts of Interest

      Some of our directors and executive officers may have actual, potential, or the appearance of potential conflicts of interest with respect to the merger. Our directors were aware of the following matters and considered them in making their determination that the merger is advisable, fair to, and in the best interests of our stockholders. The following is a summary of the interests of those persons in the merger that may be different from yours.

 Stockholder Voting Agreements and Stock Sale

      The following stockholders of Rymer Foods entered into voting agreements with RFI and FLP Holdings: Thomas Krasner, Robert Rittmaster and
 P. Edward Schenk. Mr. Schenk is one of our directors. The voting agreements entered into by Messrs. Rittmaster and Schenk were dated as of February 21, 2001 and the voting agreement entered into by Mr. Krasner was dated as of March 2, 2001, but each was effective only upon delivery to RFI on April 10, 2001. Messrs. Krasner, Rittmaster and Schenk own, in total, 747,373 shares of our common stock, representing approximately 17.4% of our outstanding common shares. Under the stockholder voting agreements, each of these stockholders agreed to vote or cause to be voted all of his stock in favor of the merger and the approval and adoption of the merger agreement and the other transactions contemplated by the merger agreement. In addition, each stockholder agreed, among other things, to vote against the approval of any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of, all or any significant portion of our or our subsidiaries' assets or more than 5% of our subsidiaries common stock, or any tender offer or exchange offer that if completed would result in any person beneficially owning 5% or more of any class of our or our subsidiaries' capital stock and against any other action or agreement that could reasonably be expected to impede, delay or interfere with the merger agreement or the merger. Each stockholder voting agreement includes a grant by each stockholder of an irrevocable proxy coupled with an interest to and for the benefit of RFI with respect to his common stock.

                                      26

      Each stockholder voting agreement further provides that, with the exception of the provisions of the merger agreement, each stockholder will not sell, transfer, tender, pledge, encumber, assign, dispose or otherwise arrange for the disposition of his shares. Each stockholder also agreed, with the exception of the proxy granted to RFI in the stockholder voting agreement, not to grant any proxy or enter into any voting agreement with respect to his common stock and not to take any action that would prevent the stockholder from performing his duties under the stockholder voting agreement. Each stockholder entered into the stockholder voting agreement in his capacity as stockholder. Finally, each voting agreement provides that RFI has an irrevocable option to acquire the outstanding securities in Rymer Foods owned by each party to the voting agreement at a price based upon the merger consideration of $0.525 per share.

 Employment Agreements

      Mr. Conti is party to an employment agreement with us which was made as of June 1, 2000. Mr. Conti's employment agreement is for an initial term of two years ending on May 31, 2002, unless terminated sooner in accordance with the agreement, and provides for the automatic renewal thereof for successive periods of one year. The employment agreement provides for an annual base salary of $250,000 and periodic bonuses as determined by the board of directors.

      In the event that Mr. Conti resigns as a result of a "change of control," as defined in his employment agreement, Mr. Conti will be entitled to receive (i) all salary and benefits due under the agreement, (ii) any unpaid bonuses through the date of termination, (iii) any unpaid amounts due under a previous agreement with us and (iv) the continuation of certain fringe benefits for the unexpired term of the agreement.

      Mr. Conti's employment agreement was amended on December 29, 2000 to provide for a bonus to Mr. Conti of $100,000 and to grant an option to Mr. Conti to purchase 300,000 shares of our common stock under our Stock Option Plan. All options granted will fully vest upon a change of control.

      The merger agreement requires, as a condition to the obligation of RFI and FLP Holdings to complete the merger, that Mr. Conti enter into a new employment agreement with us and that his existing employment agreement be terminated.

 Directors And Executive Officers

      Each member of the board of directors and each executive officer and certain other employees of Rymer Foods own shares of common stock and options to acquire common stock which will be converted at the effective time of the merger into the right to receive the merger consideration and option consideration, respectively, described on page ___ of this Proxy Statement. Our officers and employees may also receive compensation at or after the effective time as the board of directors of RFI may determine in its sole discretion. Except for the foregoing, the treatment of members of the board of directors and each executive officer and such other employees is identical to treatment of stockholders of Rymer Foods who are not members of the board of directors, named executive officers or employees. In the aggregate, the executive officers named in the summary compensation table will not receive any merger consideration, but will receive $157,500 in option consideration. The members of the board of directors, other than the named executive officers, will be entitled to receive, in the aggregate receive $983,480 in merger consideration and $60,000 in option consideration after the effective time, which does not include the 60,000 options to be surrendered by Mr. Thornton, Mr. Harmonay and Mr. Banks, the members of the board of directors who are employed by W.R. Huff Asset Management, which will be surrendered to Rymer Foods without consideration prior to the effective time in partial payment of the expenses incurred by Rymer Foods in connection with the merger in part if the expenses of the transaction exceed $106,500, and in whole if the expenses exceed $150,000. We believe the interest of Mr. Thornton, Mr. Harmonay and Mr. Banks in the transaction by virtue of their employment with W.R. Huff Asset Management, which owns approximately 42.3% of our outstanding capital stock, is aligned with the interests of our other stockholders. All options held by members of the board of directors are exercisable as of the date of this Proxy Statement. In addition to his interest in the merger as an executive officer of Rymer Foods, as discussed above, Mr. Conti has a conflict of interest with regard to the proposal to amend our stock option plan, because in December 2000 he received a grant of options to purchase 300,000 shares of our common stock which is subject to stockholder approval of the proposal to amend our stock option plan. See "PROPOSAL 2 -- AMENDMENT OF OUR STOCK OPTION PLAN." (Page ___)

                                      27

 Forest Lake, FLP Holdings and RFI Acquisition

      The merger is being completed to permit FLP Holdings to acquire Rymer Foods from our stockholders and take Rymer Foods from being a public corporation to being a private corporation. After the merger, Forest Lake will indirectly control the surviving corporation in the merger through its control of FLP Holdings.

                                  Financing

      RFI's obligation to complete the merger is contingent on, among other things, obtaining the financing for the merger contemplated by commitment letters obtained by it at the time the merger agreement was signed. Consummation of the merger will require payment to:

      * holders of our common stock who will receive a cash payment of the $0.525 per share merger consideration, subject to reduction if and to the extent that our expenses in connection with the merger exceed $106,500;

      * holders of our options who will receive a cash payment equal to the net value in their options;

      * holders of certain of our existing indebtedness which will be refinanced or retired in connection with the merger; and

      * those who are owed fees and expenses relating to the merger and the financing.

                                      28

      FLP Holdings and RFI estimate that the total amount of funds required to finance the merger, including the payment to our stockholders of the consideration for their shares and stock options, and the repayment of indebtedness for borrowed money of Rymer Foods that is required to be repaid as a result of the merger, if any, and to pay all fees and expenses related to the merger will be approximately $ ____ million. FLP Holdings and RFI expect these funds to be provided through the following sources:

      *    senior secured term loan facility of $ ____ million;

      *    senior secured revolving loan facility of $ _____ million;

      * an investment in the membership interests of FLP Holdings in the amount of $ ____________ million provided by Forest Lake Partners and certain private individuals;

      The surviving corporation expects to repay the debt it incurs in connection with the financing of the merger from its cash flow operations and/or from the proceeds of new debt or equity financing. Although FLP Holdings has received indications of interest from parties interested in providing debt and equity financing for the merger, as of the date of this Proxy Statement has not obtained written commitments for any such financing.
  Under the merger agreement, FLP Holdings and RFI are not obligated to complete the merger if they are unable to obtain financing to complete the merger.

                              Regulatory Matters

      Other than filings required by the federal securities laws, we do not believe that any material U.S. federal or state regulatory approvals, filings or notices are required by us in connection with the merger. Based on the anticipated structure of the merger, the parties are not required to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                United States Federal Income Tax Consequences

      The following is a general summary of certain United States federal income tax consequences of the merger to the holders of our common stock. It is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed treasury regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect. Any such change could materially affect the tax consequences generally described in the summary. The summary does not consider or address any foreign, state or local tax consequences or effects of the merger. The summary applies to persons owning our common stock, but does not apply to the holders of stock options or the Continuing Management Members. The summary does not address all aspects of federal income taxation or all tax consequences or effects of the merger that may affect or be relevant to owners of common stock in light of their particular circumstances or to some types of stockholders that may be subject to special treatment under United States federal income tax law, including: persons who are entitled to relief as dissenting stockholders under Delaware law; persons who acquired their common stock by exercising employee or director stock options or otherwise as compensation; persons who receive our common stock or options to purchase our common stock after the merger as consideration for services; tax-exempt entities; insurance companies; financial institutions or broker-dealers; dealers in securities or currencies; investors that hold our common stock as part of a straddle or a hedging or conversion transaction; foreign persons; and investors whose functional currency is not the U.S. dollar.

                                      29

      The summary assumes that stockholders have  held their common stock  as
 "capital assets"  under  the Internal  Revenue  Code.   Capital  assets  are
 generally items of property held for investment.

 Holders of our common stock should consult their tax advisors concerning the tax consequences, in their particular circumstances, under the Internal Revenue Code and the laws of any other taxing jurisdiction, of the merger.

      The merger generally will be a taxable transaction to you for United States federal income tax purposes. You will be treated for United States federal income tax purposes as if you sold your common stock to FLP Holdings for cash. If you owned our common stock as a capital asset, you will recognize capital gain or loss on the deemed sale and redemption at the effective time of the merger. You generally are required to determine the amount of capital gain or loss separately with respect to each block of stock that you own. The amount of capital gain or loss recognized per share generally will equal the difference between: (i) $0.525, and (ii) your adjusted tax basis in that share. Your gain or loss generally will be long-term capital gain or loss if at the time of the sale you have held your common stock for more than one year. If you are an individual, your net long-term capital gains currently are subject to a maximum federal income tax rate of 20%. Your capital gain recognized in this transaction may be reduced by your capital losses, if any, subject to certain withholding on capital losses.

                                      30

      The above summary does not apply to the portion of the transaction that constitutes a redemption transaction if you own or are considered to constructively own our stock after the merger. In general, you would constructively own our stock in various circumstances, including the following:

      * your spouse, child, grandchild or parent owns our common stock after the merger;

      * you or your spouse, child, grandchild, or parent hold certain interests in an entity that owns our common stock after the merger, such as any interest in a partnership, estate, or trust, and 50% or more of the value of the stock in a corporation; or

      * you or your spouse, child, grandchild, parent or entity in which you have an interest, such as any interest in a partnership, estate or trust or 50% or more of the value of the stock in a corporation, hold an option or conversion right to acquire our stock after the merger.

      If you constructively own our common stock after the merger, then the amount of cash you are deemed to receive in the merger could be taxed as a dividend to the extent of our current or accumulated earnings and profits, depending on your circumstances. If you are an individual, your dividend income currently is subject to a maximum federal income tax rate of 39.6%. If you are a corporation, you may be eligible for the dividends-received deduction, subject to certain limitations. You can waive application of these constructive ownership rules in accordance with Section 302(c) of the Internal Revenue Code, provided that certain requirements are satisfied.

 If you think that you might constructively own shares of our common stock after the merger, you are strongly encouraged to consult with your individual tax advisor to determine the federal tax consequences of the merger.

      Payments made on, and proceeds from the sale of, our common stock may be subject to a backup withholding tax of 31% if you are not an exempt recipient and you:

      * fail to provide your social security or taxpayer identification number to us or your broker;

      * provide us or your broker with an incorrect social security or tax identification number;

      * fail to provide us or your broker with a certified statement that your social security or tax identification number is correct and that you are not subject to backup withholding; or

      *    improperly report interest and dividends on your tax return.

 Any withheld amounts generally will be allowed as a credit or refund against your federal income tax, provided the required information is timely filed with the Internal Revenue Service.

                                      31

                               Accounting Treatment

      The merger will be accounted for in accordance with the purchase method of accounting under U.S. generally accepted accounting principles. Consequently, the aggregate consideration paid by RFI in connection with the merger will be allocated to the assets and liabilities of the surviving corporation based upon their fair values, with any excess being treated as goodwill.

                                Dissenters' Rights

      Delaware law allows any stockholder to dissent from the merger and have the fair value of his or her common stock appraised by the Court of Chancery and paid to the stockholder in cash. If you dissent from the merger and follow the required procedure, you will not receive the $0.525 per share price in the merger, as reduced by our expenses in the merger, as described on page ___. Instead, your only right will be to receive the fair value of your common stock, paid in cash, which may be more or less than $0.525 per share. The applicable provisions of Delaware law related to dissenters' rights are attached to this Proxy Statement as Appendix D. The following is a summary description of the principal steps you must take to perfect your rights as a dissenting stockholder under Delaware law and is qualified in its entirety to the relevant provisions of Delaware law attached as Appendix
 D. If your shares of our common stock are held through a broker, bank or other nominee, you must contact the person holding the shares of common stock and instruct it to take the following steps.

      1. You Must Not Vote in Favor of Adoption of The Merger Agreement. Only a stockholder whose stock is not voted in favor of adoption of the merger agreement is entitled, if the merger is completed, to be paid the fair value of the stock which was registered in the stockholder's name on ________. A vote for adoption of the merger agreement results in a loss of dissenters' rights. Furthermore, neither a failure to vote on the merger agreement and the merger, nor an abstention from voting on the merger agreement and the merger, will be construed as a vote in favor of the merger agreement and merger. However, if you return your signed proxy left blank, your vote will be counted in favor of the merger agreement and merger, and you will waive your dissenter's right.

      2. You Must Give Us a Separate Written Demand. If you wish to dissent, you must give us, at the address below, a separate written demand for the fair value of the dissenting stock prior to the stockholder vote adopting the merger agreement. The written demand will be sufficient if it reasonably informs us of your identity as a stockholder and that you intend to demand appraisal of your shares. An abstention, proxy or vote against approval of the merger agreement and the merger will not satisfy the written demand requirement. In order to receive dissenters' rights, you must be the record holder of your stock on ________ and on the date the written demand is made and you must continue to hold your stock until the effective date of the merger. If the merger agreement and the merger are approved by the stockholders, Rymer Foods will notify you, within ten days after the time the merger becomes effective, if you have satisfied the procedures required by Delaware law. Within 120 days after the time the merger becomes effective, Rymer Foods or any stockholder who has satisfied the procedures required by Delaware law may file a petition with the Court of Chancery seeking a determination of the fair value of the stock of all such stockholders. Rymer Foods has no obligation to file this petition, and does not currently intend to file this petition. If you wish to have the Court of Chancery determine the fair value of your shares, you must file the petition. At any time within 60 days after the effective date of the merger, you will have the right to withdraw your demand for appraisal and to accept the terms offered pursuant to the merger. You may withdraw your demand for appraisal by delivering a written withdrawal of your demand for appraisal and acceptance of the merger consideration. Any attempt to withdraw made more than 60 days after the merger will require the written approval of Rymer Foods. No appraisal proceeding filed with the Court of Chancery may be dismissed as to you without approval of the Court. During the 120 day period, if you have followed the procedures required by Delaware law, upon written request, you will be entitled to receive from us a statement setting forth the total number of shares not voted in favor of approval and adoption of the merger agreement and the merger and with respect to which demands for appraisal have been received and the total number of holders of such shares.

                                      32

      Upon the filing of a petition with the Court of Chancery, as described above, the court will hold a hearing to determine whether you are entitled to be paid the fair value of your common stock. The court then is required to make a finding as to the fair value of the shares of stock for which dissenters' rights have been perfected and to render a judgment against us for the payment of that value, with interest, if any.

      The fair value of the shares of stock will be determined exclusive of any element of value arising from the expectation or accomplishment of the merger. In determining such fair value, the court will take into account all relevant factors, which may include market value, asset value, dividends, earning prospects, and the nature of the business. The amount determined by the Court of Chancery may be more than, the same as, or less than, the amount you would receive under the merger agreement and merger. The costs of the proceedings may be apportioned or assessed as the court considers equitable. We are required to make payment, however, only after you surrender to us the certificates representing the common stock for which payment is being made.

      If you dissent from the merger, your right to be paid the fair value of your common stock will terminate:

      *    if you fail to give us a timely and appropriate written demand;

      * if you vote your shares of stock in favor of the merger agreement and merger;

                                      33

      * if you do not file a petition with the Court of Chancery within 120 days of the time the merger becomes effective;

      * if you withdraw your demand for appraisal within 60 days of the time the merger becomes effective, or, thereafter with the written approval of Rymer Foods; or

      * if you otherwise fail to comply with the requirements of Section 262 of the Delaware General Corporation Law.

      If you fail to perfect your dissenters' rights as provided above, your shares of common stock will be converted into the right to receive $0.525 per share, as reduced in accordance with the merger agreement. If a proceeding is properly instituted before the Court of Chancery, it may not be dismissed without the approval of the Court of Chancery. After the date the merger becomes effective, you, as a dissenting stockholder, will not be able to vote your shares of common stock or receive any dividends or other distributions, except dividends or distributions payable prior to the date the merger becomes effective. Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be the stockholder's exclusive remedy in connection with transactions such as the merger.

 Failure by a stockholder to follow the steps required by Delaware law for perfecting rights of appraisal may result in the loss of those rights. In view of the complexity of these provisions, if you are considering dissenting from the approval of the merger agreement and the merger and exercising your rights under Section 262 of the Delaware General Corporation Law, you should consult your legal advisors.

      All written communication from stockholder with respect to the exercise of appraisal rights should be mailed to Rymer Foods, Inc., 4600 South Packers Avenue, Suite 400, Chicago, Illinois 60609, Attention: Assistant Secretary.

                            The Merger Agreement

      The following describes various aspects of the proposed merger, including the material provisions of the merger agreement. Because this is a summary, it does not contain all information you should consider. The merger agreement is attached to this proxy statement as Appendix A and is incorporated in this proxy statement by reference. You should read the merger agreement carefully, and in its entirety, for provisions that may be important to you. For purposes of this summary of the merger agreement, "material adverse effect" has the meaning given to this phrase in the merger agreement.

 The Merger

      The merger agreement provides for the merger of RFI into us, so that following the merger RFI no longer will exist and we will be the surviving corporation. We will continue to be governed by the laws of Delaware after the merger.

                                      34

      The merger will become effective when we file a certificate of merger with the Delaware Secretary of State or at any later date that is specified in the certificate of merger. The merger is expected to become effective on the same day as the closing of the merger, which will be on a date agreed upon by FLP Holdings, RFI and us.

 Consideration to be Received in the Merger

      At the time the merger becomes effective:

      * Each share of common stock that is outstanding immediately prior to the merger will be converted into the right to receive $0.525 in cash, without interest, subject to reduction if and to the extent that our expenses in connection with the merger exceed $106,500. This does not include shares of common stock owned by us, our subsidiaries or RFI, or shares of common stock owned by any stockholder who properly exercises his or her dissenters' rights, as described above under "Dissenters' Rights."

      * All of our shares of common stock owned by us, our subsidiaries or by RFI automatically will be canceled without the payment of any consideration.

      * Each share of RFI's common stock that is outstanding immediately prior to the merger will be converted into the right to receive one share of our common stock and will remain outstanding immediately following the merger.

 Treatment of Stock Options

      Except as we otherwise agree with RFI, all of our stock option plans and any other plan, program or arrangement with any current or former employee, officer, director or consultant providing for the issuance or grant of any other interest in respect of our capital stock will terminate at the time the merger becomes effective. Except as set forth below, each outstanding option granted under one of our option plans will be converted into the right to receive from us, for each share previously subject to the option, cash equal to the excess, if any, of $0.525, subject to reduction if and to the extent that our expenses in connection with the merger exceed $106,500 over the exercise price per share contained in the option, subject to withholding or other taxes required by law to be withheld.

 Exchange of our Common Stock

      RFI will select a commercial bank or trust as a paying agent, which must be acceptable to us, to facilitate the exchange of certificates formerly representing our common stock and the payment of cash to our former stockholders. Immediately before the time the merger is effective, the necessary funds will be deposited with the paying agent to be distributed to our former stockholders in exchange for their common stock certificates. After the merger is completed, the paying agent will mail a letter of transmittal to you that will contain instructions for surrendering your stock certificates. When the paying agent receives your certificate, you will be entitled to receive the cash consideration payable in the merger.

                                      35

      Please do not send stock certificates to us or the paying agent until you have received a transmittal form. Do not return your stock certificate with the enclosed proxy card.

      After the merger, each certificate formerly representing our common stock, other than those owned by stockholders who have perfected their appraisal rights pursuant to Delaware law, will represent only the right to receive the cash merger consideration. If you have not complied with the exchange procedures within six months after the merger is completed, you may look only to us for payment of the merger consideration due to you. At that point, you will be a general unsecured creditor of us with respect to your claim.

      If your stock certificate formerly representing our common stock has been lost, stolen or destroyed, you will only be entitled to receive the merger consideration by making an affidavit and, if required by us, posting a bond in an amount sufficient to protect us against claims that may be made against us on account of the alleged loss, theft or destruction of your stock certificate.

 Representations and Warranties of Rymer Foods

      We made various representations and warranties to RFI in the merger agreement, some of which we qualified by materiality or by our knowledge. These representations cover, among other matters, the following:

      * our corporate existence and power to own, lease and operate our properties and carry on our business, our corporate power and authority to enter into and perform the merger agreement and the enforceability of the merger agreement against us;

      * consents and approvals needed from governmental entities in connection with the merger;

      * that the merger agreement and the merger will not conflict with or violate our organizational documents, result in a violation, breach or default under our contracts or other instruments, violate applicable laws, or create any liens on our properties or assets;

      * our capitalization and our ownership of our subsidiaries and their capital stock;

      * our financial statements and our filings with the Securities and Exchange Commission;

                                      36

      * the value and collectibility of our accounts receivable and the quality and quantity of our inventories;

      *    the absence of changes or events that would be adverse to us;

      *    litigation;

      *    compliance with laws, licenses and permits affecting our business;

      *    tax matters;

      * the properties and assets we own and the right to use properties we rent;

      *    contracts and other commitments;

      * our relations with our employees and the Employee Retirement Income Security Act of 1974;

      *    our intellectual property;

      * products liability claims and warranties associated with the goods we sell;

      * transactions between us and related parties, such as officers, directors, stockholders or their relatives;

      * the accuracy of the information contained in this proxy statement and other disclosure documents, excluding information supplied by RFI;

      * that the stockholder vote is the only vote of the holders of our securities necessary to approve the merger agreement, merger or the other transactions contemplated by the merger agreement; and

      * that all of our representations, warranties or other statements made in the merger agreement are true.

 Representations and Warranties of RFI and FLP Holdings

      RFI and FLP Holdings also made representations and warranties to us in the merger agreement, some of which are qualified by materiality or by RFI's or FLP Holdings' knowledge. These representations cover, among other matters, the following:

      * each of their corporate existence and power, each of their corporate authority to enter into and perform the merger agreement and the enforceability of the merger agreement against each of them;

                                      37

      * consents and approvals needed from governmental entities in connection with the merger;

      * the accuracy of the information submitted by RFI for use in this proxy statement and other SEC documents;

      * that the merger agreement and the merger will not violate RFI's or FLP Holdings' organizational documents, violate applicable laws, or result in a violation, breach or default under contracts or other instruments of RFI or FLP Holdings; and

      * that, except for fees and expenses payable to Forest Lake, neither RFI nor FLP Holdings has employed any broker or finder or incurred any liability for broker's, finder's or similar fees in connection with the merger.

 Covenants of Rymer Foods

      Conduct of Our Business Prior to The Merger. We agreed that until the merger is effective, except as provided in the merger agreement or in the disclosure schedule thereto, we will conduct our business and our subsidiaries' businesses in the ordinary course, consistent with past practice, and use our best efforts to:

      * keep available the services of our current officers, employees and consultants;

      * preserve our current relationships with customers, distributors, suppliers, licensors, licensees and other persons with whom we have significant business relations; and

      * maintain our assets in good repair and condition, maintain our insurance policies presently in place, maintain our books and records in our usual manner and maintain and protect all of our material intellectual property rights consistently with our past practice.

      In addition, we have agreed not to engage in certain activities, without the consent of FLP Holdings, including, but not limited to:

      * in a single transaction or a series of related transactions, sell, lease, license, or otherwise dispose of any assets which individually, or in the aggregate, have a value exceeding $50,000;

      * prepay, pay, discharge or satisfy any material liability or obligation other than in the ordinary and course of business, or liabilities or obligations shown or reflected on our balance sheet dated October 31, 2000 or incur any material liability or obligation except in the ordinary course of business consistent with our past practice since the date of this balance sheet;

                                      38

      * except in the ordinary and usual course of business, allow any assets to be subjected to any liens;

      * write off as uncollectible any notes or accounts receivable or release, waive or terminate any material obligation of any third party to us;

      * dispose of any intellectual property, or allow rights in any intellectual property to lapse;

      * settle any material claim, action or lawsuit in which we become involved;

      *    amend any of our tax returns in any way;

      * grant any increase in the base compensation or other payment to any director, officer or employee, other than in the ordinary course consistent with past practice, or grant any severance or termination pay to any related party, or enter into, adopt, amend or renew any employment, consulting, severance or similar agreement or arrangement with any director, officer or stockholder, other than in the ordinary course of business consistent with past custom and practice;

      * make any capital expenditure or commitment for additions to property, plant or equipment, or lease or agree to lease any significant assets;

      * make any change in any method of accounting or keeping of our books of account or accounting practices;

      * pay any amounts to, or sell or otherwise dispose of any assets to, assets from, or enter into any agreement or arrangement with, any related party;

      * incur any liability, including any liability for nonperformance or termination of any contract, except in the ordinary and usual course of the business;

      * other than under our existing credit facilities as presently in effect, incur or become contingently liable with respect to any debt or guarantee any debt, where the total amount of debt incurred or guaranteed exceeds $10,000, redeem any long-term debt, issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans, advances, or capital contributions to or investments in, any other person;

      * enter into or amend any contract, agreement or commitment, or engage in any material transaction, except in the usual and ordinary course of the business;

      * amend or propose to amend our certificate of incorporation or by-laws;

                                      39

      *    acquire another entity or agree to be acquired by another entity;

      * solicit or encourage any inquiries or proposals regarding any sale of either us or any of our assets or enter into any agreement providing for a sale or transfer of any of our assets; or

      *    commence any voluntary bankruptcy or insolvency petition.

      Additional Efforts. The merger agreement contains additional covenants relating to actions to be taken by us prior to the merger including, but not limited to, the following:

      * upon reasonable notice to us and subject to confidentiality, we will provide FLP Holdings, RFI and their advisors and other authorized representatives and financing sources access to our offices, business information, independent accountants and personnel;

      * we will call a special stockholder's meeting to be held within 35 days of the mailing of this proxy statement for the purpose of considering the merger and merger agreement;

      * we shall use all reasonable efforts to take all actions necessary, proper or advisable under applicable laws to consummate and make effective the merger as promptly as practicable;

      * we shall promptly notify FLP Holdings and RFI of any pending or threatened action, proceeding or investigation by any governmental authority or any one else challenging the merger or the transactions contemplated in its merger agreement or seeking to restrain or prohibit the consummation of the merger;

                                      40

      * we, FLP Holdings and RFI, shall give any notices to third parties and use commercially reasonable efforts to obtain any third parties consents which are (i) necessary, proper or advisable to consummate the merger, (ii) disclosed or required to be disclosed in a disclosure schedule to the merger agreement or (iii) required to prevent a material adverse effect from occurring prior to or after the effective time of the merger;

      * if any state takeover or similar statute becomes applicable to the merger agreement or the merger, we, FLP Holdings and RFI will take all action reasonably necessary to ensure that the merger may be lawfully consummated as promptly as practicable on the terms contemplated by the merger agreement;

      * we will provide FLP Holdings with interim financial statements as of the end of each calendar month;

      * we, FLP Holdings and RFI will promptly notify each other of: (i) the occurrence or non-occurrence of any event which would likely
           (a) cause any representation or warranty contained in the merger agreement to be untrue or inaccurate in any material respect or
           (b) any covenant or any condition to the obligations of any party to effect the merger not to be complied with or satisfied; (ii) the failure of any party to comply with, in any material respect, or satisfy any covenant, condition or agreement to be complied with or satisfied by each party pursuant to the merger agreement;
           (iii) the receipt of any notice or other communication from any person obliging that the consent of that party is or may be required in connection with the merger; (iv) the receipt of any notice or other communication from any governmental authority in connection with the merger; and (v) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to, involving or otherwise affecting us of RFI, which relates to the merger.

      * unless an exception is available, we will file all required reports with the SEC, and all of the reports will materially comply with SEC regulations, and will not, to our knowledge, contain false statements or omit material information; and

      * we will reasonably cooperate with RFI in connection with the arrangement of financing needed by RFI to complete the merger.

      Acquisition Proposals. We have agreed in the merger agreement that neither we nor any of our subsidiaries will: (1) directly or indirectly, initiate, solicit, encourage or facilitate any discussions, inquiries or the making of any proposal or offer relating to certain acquisition transactions, or (2) negotiate with any person or enter into any agreement in connection with certain acquisition transactions, or any agreement which would require us to fail to complete the merger.

      The acquisition proposals covered by our agreement include any merger, consolidation, recapitalization, other business combination involving Rymer Foods, or any acquisition of any material portion of the assets or stock of Rymer Foods or our subsidiaries, except for the merger described in the merger agreement.

      However, if we receive an unsolicited bona fide written acquisition proposal described above and (1) our board of directors determines in good faith after consultation with our outside legal counsel that the actions described below are required to prevent the board from breaching its fiduciary duties to our stockholders, (2) the proposal is not subject to a material contingency, unless the party making the offer can demonstrate in writing its ability to overcome the contingency, (3) the offer is from a person whom our board of directors determines in good faith has the financial ability to complete the proposed transaction, (4) the proposed transaction is in the good faith judgment of our board of directors reasonably likely to be completed and in the best interests of our stockholders, (5) the proposed transaction is more favorable to our stockholders from a financial point of view than the merger, then we can take the following actions with the person or group making the proposal:

                                      41

      * furnish information about Rymer Foods and our businesses, properties or assets pursuant to a customary confidentiality agreement; and

      *    engage in discussions or negotiations.

 In order to enter into any agreement with a third party in connection with an acquisition proposal we must first give 24 hours written notice to FLP Holdings of our intention to do so and of the terms and conditions of the proposal and the identity of the person making it. If the board of directors approves any acquisition proposal of the types referred to above, we will have the right to terminate the merger agreement upon the prior payment of the termination fee as described under "The Merger Agreement -- Termination." In addition, in all cases, we and our subsidiaries must promptly notify FLP Holdings and RFI of the terms of any written proposal which we may receive in respect of any acquisition proposal. The notice must state the identity of the prospective purchaser or soliciting party. We must provide FLP Holdings and RFI with a copy of any written acquisition proposal, and keep FLP Holdings and RFI reasonably informed of the status of any acquisition proposal. The merger agreement does not prohibit us from taking or disclosing to our stockholders a position as required by the SEC's tender offer rules.

 Earnest Money

      FLP Holdings has placed $100,000 in escrow as earnest money. The earnest money will be returned to FLP Holdings if the merger agreement is terminated for any reason.

 Additional Covenants of Rymer Foods, RFI and FLP Holdings

      The merger agreement contains covenants relating to actions to be taken
 by us,  FLP Holdings   and  RFI  in connection  with this  proxy  statement,
 including, but not limited to, the following:

      * if any event occurs before the stockholder meeting that requires an amendment or supplement to the proxy statement, we will promptly prepare an amendment or supplement to the proxy statement, after giving FLP Holdings and RFI an opportunity to comment on the amendment or supplement; and

      * we and our attorneys will allow FLP Holdings, RFI and their attorneys the opportunity to participate in all communications with the SEC relating to the proxy statement.

 Conditions to the Merger

                                      42

      Conditions to The Obligations of Rymer Foods, FLP Holdings And RFI. Our, FLP Holdings' and RFI's respective obligations to effect the merger are subject to the satisfaction of the following conditions at or before the closing date of the merger:

      * adoption of the merger agreement by our common stockholders in accordance with Delaware law and our certificate of incorporation; and

      * the absence of any applicable laws or any judgment or injunction of any court of competent jurisdiction that prohibits or restrains the merger from occurring or that makes the merger illegal; provided, however, that the party invoking this condition has used reasonable best efforts to lift or remove the applicable order, injunction, restraint or prohibition.

      Additional Conditions  to Rymer  Foods' Obligations.   Our  obligations
 also are subject to the satisfaction or waiver by us of the following conditions at or before the closing:

      * all of the representations and warranties of FLP Holdings and RFI in the merger agreement being true and correct on the closing date, as if they were made on such date, except for representations and warranties made as of a specific date, in which case those representations and warranties must be true and correct, as of the specific date, subject, in all cases, to materiality qualifications;

      * FLP Holdings' and RFI's having performed in all material respects all obligations arising under the agreements and covenants required to be performed by them prior to or on the closing date; and

      * our having received certificates signed by the president or a vice president of FLP Holdings and RFI that the two conditions above have been satisfied.

      Additional Conditions to FLP Holdings' and RFI's Obligations. FLP Holdings' and RFI's obligations also are subject to the satisfaction or waiver by FLP Holdings and RFI of certain conditions at or before the closing including, but not limited to, the following:

      * all of our representations and warranties in the merger agreement being true and correct on and as of the effective time of the merger and at all times prior to the effective time of the merger, except for representations and warranties made as of a specific date, in which case those representations and warranties shall be true and correct, as of the specific date, subject, in all cases, to materiality qualifications, and FLP Holdings' and RFI's having received a certificate signed by our president or a vice president confirming this condition;

      * our having performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by us prior to or on the closing, and FLP Holdings' and RFI's having received a certificate signed by our president or a vice president confirming this condition;

                                      43

      * our and RFI's having obtained all consents or waivers from other parties to loan agreements or other material contracts necessary for the consummation of the merger;

      * our having taken all actions necessary to consummate the merger and all documents relating to the merger are in a form satisfactory to FLP Holdings and RFI;

      * our having made available to FLP Holdings and RFI for examination originals or copies of all documents reasonably requested by FLP Holdings and RFI;

      * RFI and FLP Holdings' having obtained financing necessary to consummate the merger and pay all fees and expenses incident to the merger and to provide working capital, all on terms reasonably satisfactory to RFI and FLP Holdings;

      * our having paid all outstanding indebtedness, terminated all outstanding letters of credit, obtained releases of all liens on our or our subsidiaries' capital stock and obtained releases on all of our or our subsidiaries' guarantees of indebtedness for borrowed money;

      * our having obtained all consents, authorizations, approvals and waivers from third parties which are necessary for the consummation of the merger and for the surviving corporation to conduct its business in all material respects after the merger closing date on the same basis as conducted prior to the date of signing the merger agreement;

      * our having extinguished all stock options and having no further liability or obligation with respect to any of our stock options;

      * our having entered into employment agreements with Paul Conti and Thomas Unterfranz in a form acceptable to Mr. Conti, FLP Holdings and RFI;

      * our having terminated an intellectual property agreement we previously entered into with DAR Foods Corporation and the liabilities evidenced by this agreement having been compromised and converted into a promissory note;

      * our having delivered to FLP Holdings a Phase I Environmental Report and this report having not disclosed environmental concerns and liabilities which are likely to exceed $100,000 to cure or remediate;

                                      44

      * our not having experienced any material adverse effect after the date when the merger agreement is signed and prior to the effective date of the merger;

      * owners of no more than 7.5% of our issued and outstanding shares having become dissenting stockholders to the merger; and

      * our net worth on the closing date of the merger not being less than $885,000.

 Termination

      We and RFI may terminate the merger agreement by mutual written consent and abandon the merger at any time before it occurs. This is the case even if our stockholders already have approved the merger. The merger agreement also may be terminated, whether before or after our stockholders approve the merger, as follows:

      *    by unanimous consent of us, FLP Holdings and RFI;

      * by us, FLP Holdings or RFI if, at our special stockholders meeting or at any adjournment of that meeting or any stockholders meeting at which the merger agreement and the merger is voted upon, the requisite stockholder adoption and approval has not been obtained.

      * by us, FLP Holdings or RFI if any condition for our or their respective benefit contained in the merger agreement has not been satisfied prior to August 31, 2001 or otherwise if the closing has not occurred prior to August 31, 2001;

      * by us, FLP Holdings or RFI if another party has breached or failed to perform or comply with any required obligation, agreement or covenant under the merger agreement and the breach or failure to perform is not remedied within ten days after written notice of the breach or failure to perform;

      * by FLP Holdings or RFI if our board of directors has: (1) withdrawn, modified or amended, in a manner adverse to RFI, its approval or recommendation of the merger agreement and the merger or our recommendation that our stockholders adopt and approve the merger agreement and the merger; or (2) recommended or endorsed an acquisition proposal including a tender or exchange offer for our common stock;

      * by RFI or FLP Holdings if we have not delivered to FLP Holdings and RFI within three business days afterward voting power, in addition to the voting powers contemplated by the separate voting agreements, with respect to at least 42% of our outstanding common stock in the form of shares or a continuing commitment to immediately sell our shares at any time, at a price equal to the merger consideration of $0.525 per share;

                                      45

      * by us, if we have received an unsolicited third party proposal which our board of directors determines, in good faith and based on the advice of our outside counsel, would constitute a breach the board of directors' fiduciary duties under applicable law to not present to our stockholders and provided that we have given the notice to FLP Holdings and RFI required under the merger agreement and paid to FLP Holdings the required termination fees and FLP Holdings' costs, as required by the merger agreement;

      * by RFI or FLP Holdings if any person or group has become the beneficial owner of at least 7.5% of our outstanding stock, excluding only persons who are parties to a voting agreement in favor of RFI and any stockholder which on the date of the merger agreement owns more than 40% of the voting power of our stock.

      Termination Fee. We have agreed to pay RFI a termination fee and FLP Holdings' costs if any of the following occur:

      * RFI or FLP Holdings terminates the merger agreement in connection with our uncured breach of our covenants in the merger agreement, our board of directors has withdrawn or amended or modified its recommendation of the merger agreement and the merger in a manner that is adverse to RFI, or because our board has approved, recommended or endorsed a different acquisition proposal, or we have materially breached our acquisition proposal covenant in the merger agreement; in this event, we would have to pay $200,000 plus up to $100,000 in FLP Holdings' costs in connection with the merger.

      * FLP Holdings or RFI terminates the merger agreement because a person or group has become the beneficial owner of at least 7.5% of our outstanding stock; in this event, we would have to pay the aggregate amount of the costs, fees and expenses of FLP Holdings plus $25,000, up to a maximum combined amount of $175,000.

      * FLP Holdings and RFI terminate the merger agreement as a result of our failure to deliver voting power with respect to at least 42% of our outstanding shares of common stock in addition to the voting power represented by the voting agreements; in this event, we would have to pay $150,000.

      * If the merger agreement is terminated by unanimous consent of the parties to the merger agreement, because our stockholders fail to approve the merger agreement and the merger, because the merger is not completed prior to August 31, 2001 or as a result of the failure of certain conditions in favor or the parties to the merger agreement, and after such termination we enter into an agreement with respect to a transaction similar to the merger within 180 days after the merger agreement is terminated, then we would have to pay a termination fee of $200,000 plus up to $100,000 in FLP Holdings' costs in connection with the merger.

                                      46

      FLP Holdings will pay us up to $50,000 of our costs and expenses in connection with the merger if we terminate the merger agreement as a result of a material breach of any representation, warranty or agreement in the merger agreement by either FLP Holdings or RFI which remains uncured for ten days.


                PROPOSAL 2 - AMENDMENT OF OUR STOCK OPTION PLAN
                -----------------------------------------------

                   Rymer Foods Inc. 1997 Stock Option Plan

      Summary of Plan. We maintain the Rymer Foods Inc. 1997 Stock Option Plan for the benefit of certain of our key employees and directors. Options granted under the stock option plan may be only nonqualified stock options.
  A nonqualified stock option is an option which is not intended to be an "incentive stock option," as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

      The stock option plan, which became effective upon the consummation of our restructuring in late 1997, is intended to encourage ownership of common stock by employees, directors and consultants, in order to attract such persons or to encourage such persons to serve or continue to serve with us, and to provide additional incentives for such persons to promote our success. A total of 430,000 shares, to be increased to 630,000 shares, of common stock is reserved for issuance under the stock option plan. The stock option plan is administered by a committee which is comprised of such persons as our board of directors may from time to time designate. No options may be granted after five years from the effective date of the stock option plan.

      The exercise price per share for shares underlying each option is as follows:

      * if the shares are listed or admitted to trading or any exchange, Nasdaq or any similar organization, the exercise price will be the closing price per share on the trading day immediately preceding the date the option is granted;

      * if our shares are not exchange-listed or include in Nasdaq, then the exercise price will be the fair value of the shares determined in good faith by an independent brokerage firm or Standard & Poor's Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

      Options granted under the stock option plan presently vest at the rate of 25% for each full year of service with us following the date the option is granted. A person is considered to be in service to us if that person is either employed by us or engaged, pursuant to a written agreement, as a consultant to us or through an entity which we control. If we are merged or consolidated with an unqualified entity, which is the survivor in the transaction, we sell all or substantially all of our stock or property to an unaffiliated entity or we liquidate or enter into a significant reorganization, options granted under the stock option plan to persons who are in continuous service to us from the date that the option is granted will either be vested 100% or adjusted in accordance with the stock option plan.

                                      47

      All options granted under the stock option plan will have a term of not more than 10 years from the date of grant. All options granted under the stock option plan may be exercised over a period of time after such person leaves our employment or after death. No option granted under the stock option plan is exercisable if the recipient is involuntarily terminated for cause. All options granted under the stock option plan are non-transferable.

      Options Held by Directors, Executive Officer and Other Employees. As of April 16, 2001, the market value of our common stock, based on the closing price on the OTC Bulletin Board on that date, was $0.45 per share. Also as of April 16, 2001 the following sets forth information concerning outstanding options to purchase shares of our common stock:



                                           Amount of          Dollar Value
       Name                               Options Held      of Option Held(1)
       ----                               ------------      -----------------

       Paul Conti, President, Chief         300,000             $91,500
       Executive Officer and Chairman of
       the Board

       P.E. Schenk, Chairman of the            0                   $0
       Board as Chief Executive Officer
       (from November 1995 to May
       2000)(2)

       Edward M. Hebert                        0                   $0
       President, CFO Treasurer and
       Secretary (3)

       Jose Muguerza, Executive V.P.,          0                   $0
       Chief Operating Officer (4)

       All current executive officers,      300,000             $91,500
       as a group

       All current directors who are not    200,000             $61,000
       executive officers as a group

       All employees, including all         117,000             $35,685
       current officers who are not
       executive officers, as a group


      (1) Dollar value of option held as obtained by multiplying the number of shares by $.305 per share, which is the difference between the merger consideration of $0.525 and the option exercise price of $0.22 per share.

      (2) Mr. Schenk resigned as Chairman of the Board and Chief Executive Officer effective May 31, 2000, but has provided services to us as a consultant since that time.

      (3) Mr. Hebert resigned from all positions with us effective June 13, 2000.

      (4) Mr. Muguerza resigned from his position with us effective August 15, 2000.

                                      48

      Conflict of Interest. Mr. Conti, our President, Chief Executive Officer and Chairman of the Board, has a conflict of interest with regard to the amendment of our stock option plan by virtue of his having been granted stock options to purchase 300,000 shares of our common stock in December 2000. The grant of options to Mr. Conti is subject to stockholder approval of the amendment to our stock option plan because the options granted to him vested immediately rather than over time, and would cause the total number of options granted under the plan to exceed the current limit of 430,000.

      Discussion of Federal Income Tax Consequences. The following summary of tax consequences is not comprehensive and is based on laws and regulations in effect on April 1, 2001. These laws and regulations are subject to change on a retroactive basis.

      The grant of a nonqualified option under the stock option plan is not a taxable event and we are not entitled to a deduction upon such grant. Upon exercise of a nonqualified option, participants will be taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of the common stock issued pursuant to the exercise. Fair market value generally will be determined on the date of exercise, or, in the case where a sale of property could subject a transferor to suit under Section 16(b) of the Exchange Act, the later of the date of exercise and the date which is six months and one day after the date on which the option was granted, unless the participant elects to be taxed based on the fair market value at the date of exercise. We will receive a corresponding deduction for the amount of income recognized by a plan participant upon exercise of an option in the same year the participant recognizes income in connection with the exercise of an option. The participant generally will have a tax basis for the common stock acquired equal to the fair market value of the common stock at the date of exercise. Any gain or loss realized upon the subsequent sale of the common stock issued upon exercise of a nonqualified option will be taxed at either long-term or short-term capital gain or loss rates, depending on the selling stockholder's holding period. The subsequent sale would have no tax consequences for us.

                            Amendment of the Plan

      We are proposing to make three changes to our 1997 Stock Option Plan (the "Plan"), which are contained in the proposed First Amendment to Rymer Foods, Inc. 1997 Stock Option Plan. This section summarizes the changes, but you should read the plan, which is attached as Appendix C to this proxy statement, and the proposed amendment, which is attached as Exhibit D to this proxy statement, for all details of the amendment. Our board of directors has approved the amendment, subject to stockholder approval. The first proposed change is an increase in the number of shares subject to the plan to 630,000 from 430,000. The purpose of this change is to allow us to issue additional options as an incentive for key employees. In December 2000 we made a grant of options to Mr. Conti, our President, Chief Executive Officer and Chairman of the Board, which is subject to approval of the amendment of our plan both because it would cause the total number of shares to exceed 430,000, and because the options would vest immediately. We made this grant to Mr. Conti, subject to stockholder approval, as a means of providing him with an additional incentive to maximize value for our stockholders, and to continue his employment with us.

                                      49

      Our stock option plan currently provides that it will be administered by a committee appointed by our board of directors, and that this committee makes decisions regarding the employees and directors who receive options and the number of shares subject to the options and other characteristics of the options. The second proposed change to the plan will allow our board to exercise these powers if no committee is appointed. This change is designed to simplify the administration of the plan if, as has been the case in the past, the administration would not require a great deal of time.

      Our stock option plan currently provides that options granted under the plan become exercisable at the rate of 25% for each year of service completed after the date of the option grant. The third proposed change to the plan would allow the Company to issue options which vest immediately, rather than over time. The purpose of this change is to give the committee which administers the plan, or the board if no committee is appointed, the flexibility to cause options to be issue which vest more quickly than 25% per year, as necessary to attract and retain key incentives.


                        OWNERSHIP OF OUR COMMON STOCK

      The following table sets forth information as of April 30, 2001, except as otherwise noted, with respect to all stockholders known by Rymer Foods to be the beneficial owners of more than 5% of our outstanding common stock, each director and all executive officers and directors as a group.


                                        Number of Shares    Percentage of
                                          Beneficially       Outstanding
     Name                                     Owned            Shares
     ----                                     -----            ------
     Edward Banks                          1,825,296(1)(2)     42.33%
     c/o W.R. Huff Asset Management
     67 Park Place
     Morristown, NJ  07960

     Forest Lake Partners LLC(3)             747,373           17.41%
     1301 West 22nd Street, Suite 615
     Oakbrook, Illinois 60523

     Kenneth Harmonay                      1,825,296(1)(2)     42.33%

     Joseph Thornton                       1,825,296(1)(2)     42.33%
     c/o W.R. Huff Asset Management
     67 Park Place
     Morristown, NJ  07960

     Tom Krasner                             379,028(4)         8.83%
     Riverside Capital Advisors, Inc.
     1650 S.E. 17th Street Causeway
     Suite 204
     Ft. Lauderdale, FL  33316-1735

     Paul Conti                              300,000(5)         6.53%

     P. E. Schenk                            258,000            6.01%

     Lloyd I. Miller                         237,607            5.54%

     Michael Brinati                          70,000(6)         1.60%

     Barry Spector                            70,000(7)         1.60%

     All directors, the nominees for       2,173,296           53.49%
     director, and executive officers
     as a group (7 persons)

 (1)  The beneficial ownership of 1,805,296 of these shares of Common Stock derives from accounts managed by W. R. Huff Asset Management.  Mr. Banks,
    Mr. Thornton and Mr. Harmonay are all employees of W. R. Huff Asset
    Management.  Each is in a position to directly and indirectly determine the investment and voting decisions made by W. R. Huff Asset Management and, therefore, is deemed to beneficially own all of the shares that W.R.
    Huff Asset Management has in its portfolios. Mr. Banks, Mr. Thornton and
    Mr. Harmonay disclaim beneficial ownership of these shares. Beneficial ownership of 20,000 of the shares for each individual derives from the ownership of each of options entitling them to purchase 20,000 shares of our common stock.
                                      50

 (2) The beneficial ownership of these shares of common stock includes multiple beneficial ownership of the same shares.
 (3)  As reported in a Schedule 13D which was filed jointly by Forest Lake
    Partners LLC, FLP Holdings III, LLC and RFI Acquisition, Inc.
 (4) The beneficial ownership of these shares of common stock derives from accounts managed by Harch Capital Management, Inc. Harch Capital
    Management, Inc. is in a position to directly and indirectly determine investment and voting decisions and, therefore, is deemed to beneficially own all of the shares that it has in its portfolios. Mr. Krasner disclaims beneficial ownership of these shares.
 (5) The shares beneficially owned by Mr. Conti consist of shares he has the right to purchase by virtue of his ownership of stock options.
 (6) The shares beneficially owned by Mr. Brinati consist of shares he has the right to purchase by virtue of his ownership of stock options.
 (7) The shares beneficially owned by Mr. Spector consist of shares he has the right to purchase by virtue of his ownership of stock options.


                            EXECUTIVE COMPENSATION
                            ----------------------
                          SUMMARY COMPENSATION TABLE
                          --------------------------
                                                                                                       All Other
                                                Annual Compensation(1)                    Awards    Compensation(3)
                                     -------------------------------------------------  ----------  ---------------
                                                                                        Securities
                                                                                        Underlying
                                              Salary                 Other Annual        Options/
 Name and Principal Position         Year      ($)       Bonus ($) Compensation ($)(2)   SARs (#)
 ---------------------------         ----     -------    ---------   ------------        -------
 Paul Conti, President, Chief        2000     224,447     120,000        7,200
 Executive Officer and Chairman      1999     111,539                    5,400            50,000
 of the Board

 Edward M. Hebert, President, CFO,   2000     106,248                    4,000                                 -
 Treasurer and Secretary(4)          1999     179,231                    6,000                             8,435
                                     1998     130,353                    6,000                             6,796

 Jose Muguerza, Executive V.P.,      2000     123,299     20,000         5,000                                 -
 Chief Operating Officer(5)          1999     138,077                    6,000            175,000          6,690
                                     1998      99,192                    6,000                             5,201

 (1) For fiscal year ended on the last Saturday of October in each year.
 (2) Reimbursement allowance for automobile use and maintenance.
 (3) Represents vested amount from the Company's 401k Plan and also includes a one-time stock grant under the terms of the Company's prepackaged plan of reorganization to Mr. Schenk and Mr. Hebert of $258,000 and $172,000 respectively.
 (4) Mr. Hebert resigned from all positions with the Company effective June
     13, 2000.
 (5) Mr. Muguerza resigned from his position with the Company effective
     August 15, 2000.


                            AGGREGATED OPTION EXERCISES IN 2000
                       FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                       ---------------------------------------------

                                                                                        Values Unexercisable
                              Shares        Value        Number of Unexercised          In-the-Money Options
                            Acquired on   Realized     Options at Fiscal Year-End       at Fiscal Year-End ($)
       Name                   Exercise       ($)      (#) Exercisable/ Unexercisable  Exercisable/ Unexercisable
       ----                   --------    --------    ------------------------------  --------------------------
      P.E. Schenk                0            0                   0/0                            0

      Edward M. Hebert           0            0                   0/0                            0

      Jose Muguerza              0            0                   0/0                            0

      Paul Conti               [0?]           0              50,000/50,000                       0


                            REMUNERATION OF DIRECTORS
                            -------------------------

    Directors who are not officers of the Company or its subsidiaries are not compensated in cash for their service as directors; however, they are eligible to receive stock options. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for attending board meetings. Directors are reimbursed only for out-of-pocket expenses incurred in attending Board or Committee meetings.


                           COMPARATIVE PERFORMANCE GRAPH
                           -----------------------------

    The graph set forth below compares cumulative total stockholder return on our Common Stock with the cumulative total return of the companies listed on the Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and an industry group consisting of publicly-traded companies included in the Company's Standard Industrial Classification Code (SIC Code 2013-Sausages and Other Prepared Meat) (the "Industry Index") for the period from July 2, 1997 to December 31, 2000. The comparison assumes the investment of $100 in Common Stock, the Nasdaq Market Index and the Industry Index on July 2, 1997 and the reinvestment of all dividends. The stockholder return of each of the companies in the Industry Index has been weighted according to market capitalization at the beginning of each measurement period. Although most of the companies included in the Industry Index engage in the distribution of brake parts, such companies also engage in other lines of business.


                       [PERFORMANCE GRAPH DATA FOLLOWS]

               COMPARISON OF CUMULATIVE TOTAL RETURN AMONG RYMER
              FOODS, INC. NASDAQ MARKET INDEX AND SIC CODE INDEX*



                                    Cumulative Total Return*

                                 1/11/0   1/31/0   4/28/0   7/31/0   10/31/0
                                 ------   ------   ------   -----    -------
 Rymer Foods Inc                 100.00   187.50   137.50    50.20    28.00
 Sausages & Other Prepared Meat  100.00    83.64    68.78    85.20    99.14
 NASDAQ Market Index             100.00    96.70    96.65    93.34    83.50



                  ANNUAL MEETING AND STOCKHOLDER PROPOSALS
                  ----------------------------------------

      We intend to postpone our 2001 annual meeting of stockholders, which was tentatively scheduled for August 2001. If the merger agreement is adopted by the stockholders at the special meeting and the merger is completed prior to June 30, 2001, we do not intend to hold the 2001 annual meeting prior to completion of the merger. If the merger agreement is not adopted by the stockholders at the special meeting or if the merger agreement is adopted by the stockholders, but the merger is not completed prior to November 30, 2001, we intend to reschedule the 2001 annual meeting of stockholders. If we reschedule the 2001 annual meeting of stockholders, we will, in a timely manner, inform our stockholders of the new date on which the 2001 annual meeting of stockholders will be held by including a notice in the earliest possible Quarterly Report on Form 10-Q we file with the SEC or, if impracticable, by another means reasonably calculated to inform our stockholders. At that time, we also will inform you of the following:

      * the date by which stockholder proposals must be received for inclusion in our proxy statement and form of proxy for the rescheduled annual meeting of stockholders; and

      * the date after which a notice from a stockholder as to a proposal the stockholder intends to propose at the 2001 annual meeting of stockholders will be considered untimely and, as a result, with respect to which the proxies for the meeting will have discretionary authority to vote on the proposal without discussion of the proposal in the proxy statement for the meeting.


                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http.//www.sec.gov. You also may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C. and Chicago. You can call the SEC at 1-800-732-0330 for further information about the public reference rooms. You should rely only on the information provided, and not later changed, in this proxy statement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date on the front of this document.


                          By Order of the Board of Directors,



                          Paul Conti, Chairman of the Board of Directors

                                  APPENDIX A



                         AGREEMENT AND PLAN OF MERGER

                                    AMONG

                            FLP HOLDINGS III LLC,
                              RYMER FOODS, INC.

                                     AND

                            RFI ACQUISITION, INC.
                         AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of April 10, 2001 between FLP HOLDINGS III LLC, an Illinois limited liability company ("Parent"), RYMER FOODS, INC., a Delaware corporation ("Rymer"), and RFI ACQUISITION, INC., a Delaware corporation ("Merger Sub").

                                   RECITALS

      WHEREAS, the respective Boards of Directors of Rymer and Parent have approved and declared advisable a merger of Merger Sub with and into Rymer upon the terms and subject to the conditions set forth in this Agreement, with Rymer to be the surviving corporation in the Merger, and the Board of Directors of Rymer has resolved to recommend that the stockholders of Rymer approve the Merger upon the terms of this Agreement;

      WHEREAS, the Boards of Directors of Merger Sub and Rymer have determined that the Merger is fair to and in the best interests of their respective stockholders;

      WHEREAS, pursuant to provisions contained in the Certificate of Incorporation of Rymer, the Merger is subject to the approval of a two-thirds (2/3) majority of the outstanding shares of the $0.04 par value common stock of Rymer (the "Rymer Common Stock");

      WHEREAS, certain stockholders of Rymer holding not less than seventeen and three-tenths percent (17.3%) of the outstanding Rymer Common Stock have entered into voting agreements, dated as of the date hereof (collectively, the "Voting Agreements"), pursuant to which they have agreed, among other things, to vote all shares of Rymer Common Stock owned by such stockholders in favor of the Merger; and

      WHEREAS, Parent has caused Merger Sub to be formed for the purpose of effecting the Merger and the Board of Directors and sole stockholder of Merger Sub have each approved the Merger and this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties agree as follows:


                                  ARTICLE I
                                 THE MERGER

           Section 1.01 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with Section 251 of the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined below) Merger Sub shall be merged with and into Rymer (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and Rymer shall continue its existence as a Delaware corporation, shall be the surviving corporation in the Merger (the "Surviving Corporation"), and shall change its name to "Rymer Foods, Inc."

           Section 1.02   Closing;  Effective  Time.        As  promptly   as
 practicable, and  in  no event  later  than  five business  days  after  the satisfaction or waiver of the conditions set forth in Article VII (including, without limitation, the approval of the Merger by the requisite vote of the holders of the outstanding shares of Rymer Common Stock), the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Michael Best & Friedrich LLC, 77 West Wacker Avenue, Chicago, Illinois or such other place as the parties may agree (the date on which such closing takes place being the "Closing Date").

           Section 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at and after the Effective Time: (a) all the property, rights, immunities, privileges, powers and franchises of Rymer and Merger Sub shall vest in the Surviving Corporation, without further act or deed and without reversion or impairment; (b) all debts, liabilities, obligations, restrictions, disabilities and duties of each of Rymer and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and be enforceable against the Surviving Corporation to the same extent as if the same had been contracted by the Surviving Corporation; and (c) a civil, criminal, administrative or investigatory proceeding against either of Rymer or Merger Sub may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for Rymer or Merger Sub, as the case may be.

           Section 1.04  Certificate of Incorporation; By-laws.
      (a) From and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time until thereafter amended in accordance with its terms and as provided by applicable Law and this Agreement, except that, as of the Effective Time,
 Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is 'Rymer Foods, Inc.'".

      (b) From and after the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by applicable Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

           Section 1.05  Directors and Officers.

      (a) Directors. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and applicable Law.

      (b) Officers. From and after the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and applicable Law.

           Section 1.06 Additional Actions. If, at any time at or after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in Law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Rymer or its subsidiaries, or (b) otherwise carry out the provisions of this Agreement, Rymer and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in Law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Rymer or otherwise to take any and all such action.

                                  ARTICLE II
                    CONVERSION OF SECURITIES; EXCHANGE OF
                       CERTIFICATES; DISSENTERS' RIGHTS

           Section 2.01 Effect on Capital Stock and Rymer Stock Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Rymer Common Stock or any other holder of capital stock of Rymer or any shares of capital stock of Merger Sub:

      (a) Cancellation of Rymer Owned Stock. All shares of Rymer Common Stock that are held (i) in the treasury of Rymer, (ii) by any wholly owned subsidiary of Rymer or (iii) by Merger Sub shall be canceled and retired and shall cease to exist without any consideration payable therefor.

      (b) Conversion of Rymer Common Stock. Each share of Rymer Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as herein defined) and shares of Rymer Common Stock referred to in Section 2.01(a)) shall be converted into the right to receive from the Surviving Corporation in cash $0.525 per share of Rymer Common Stock, subject to adjustment to reflect the payment by Rymer of certain Transaction Costs as set forth in and in the manner described in Section 8.03(a) hereof (the "Merger Consideration") without interest thereon upon surrender of the certificate previously representing such share of Rymer Common Stock. As of the Effective Time, all such shares of Rymer Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of Rymer Common Stock shall cease to have any rights with respect thereto, except the right to receive the cash into which their shares of Rymer Common Stock have been converted by the Merger as provided in this Section 2.01(b).

      (c) Conversion of Common Stock of Merger Sub. Each share of common stock of Merger Sub which is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation upon the surrender of the certificates previously representing such share(s) of Merger Sub's common stock.

      (d)  Conversion of Rymer Stock Options.   Subject to the provisions  of
 Section  8.03(c)   hereof,  each   Rymer  Stock   Option  (as   defined   in
 Section 2.03(a) hereof), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from the Surviving Corporation the Option Consideration (as defined in
 Section 2.03(a) hereof) without interest thereon. As of the Effective Time, all such Rymer Stock Options shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such Rymer Stock Option shall cease to have any rights with respect thereto, except the right to receive the cash into which their Rymer Stock Options have been converted by the Merger as provided in this
 Section 2.01(d) and Section 2.03(a).

           Section 2.02  Exchange of Certificates.

      (a)  Paying Agent.   Prior  to the  Effective  Time, Merger  Sub  shall
 designate a bank or trust company, reasonably satisfactory to Rymer, to act as paying agent in the Merger (the "Paying Agent").

      (b)  At the Closing, Merger Sub or Surviving Corporation shall deliver:

                (i) to the Parent, who shall have surrendered to the Merger Sub at the Closing the certificates which, immediately prior to the Effective Time, represented shares of outstanding common stock of Merger Sub, the securities of the Surviving Corporation into which the shares of common stock of Merger Sub represented by such certificates have been converted pursuant to the provisions of this Article II;

                (ii) to the Paying Agent, for the benefit of the holders of Rymer Common Stock entitled to receive Merger Consideration, the amount of Merger Consideration which such holders of Rymer Common Stock are entitled to receive pursuant to the provisions of this
           Article II; and

                (iii) to the holders of Rymer Stock Options entitled to receive Option Consideration, the amount of Option Consideration which such holders of Rymer Stock Options are entitled to receive pursuant to the provisions of this Article II.

      (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail or caused to be mailed to each holder of record of any certificate, which as of immediately prior to the Effective Time represented shares of Rymer Common Stock and as of the Effective Time represents the right to receive Merger Consideration (all such certificates, the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the address specified therein) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor from the Paying Agent the amount of cash into which the shares of Rymer Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of the shares of Rymer Common Stock that is not registered in the transfer records of Rymer, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Rymer Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will pay in exchange for such lost, stolen or destroyed Certificate, the amount of cash into which the shares of Rymer Common Stock theretofore represented by such Certificate have been converted pursuant to
 Section 2.01, except that when authorizing such payment, the Board of Directors of the Surviving Corporation, may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to such Certificate.

      (d) Withholding. Merger Sub, Surviving Corporation and Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable or issuable pursuant to this Agreement to any holder of Rymer Common Stock or Rymer Stock Option such amount as Merger Sub, Surviving Corporation or Paying Agent is required to deduct and withhold with respect to such payment or issuance under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Rymer Common Stock in respect of which such deduction and withholding was made.

      (e)  No Further Ownership Rights in Rymer Common Stock.  All cash  paid upon the surrender  of Certificates  in accordance  with the  terms of  this
 Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Rymer Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of Rymer shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Rymer Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

      (f) No Liability. At any time following the expiration of six months after the Effective Time, the Surviving Corporation shall, in its sole discretion, be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to any applicable abandoned property, escheat or similar Law) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Merger Sub, Rymer, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official or entity pursuant to any applicable abandoned property, escheat or similar Law.

           Section 2.03  Rymer Stock Options; Plans.

      (a) Except as set forth in this Section 2.03, Section 8.03(a) and except to the extent that Merger Sub and the holder of any option otherwise agree, the Surviving Corporation shall promptly after the Effective Time pay to each holder of an outstanding option to purchase Rymer Common Stock (a "Rymer Stock Option") issued pursuant to Rymer's 1997 Stock Option Plan, as amended (the "Rymer Stock Option Plan"), in settlement of each such Rymer Stock Option, whether or not exercisable or vested, an amount of cash in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price of each such Rymer Stock Option, and (y) the number of shares of Rymer Common Stock subject to Rymer Stock Option immediately prior to its settlement (the "Option Consideration") (such payment to be net of applicable withholding Taxes). Upon receipt of the Option Consideration, such Rymer Stock Option shall be canceled. The surrender of a Rymer Stock Option to Rymer in exchange for the Option Consideration shall be deemed a release of all rights the holder had or may have had in respect of that Rymer Stock Option.

      (b) Prior to the Effective Time, Rymer shall use its best efforts to obtain any consents from holders of Rymer Stock Options and make any amendments to the terms of Rymer Stock Option Plan or arrangements that are necessary to give effect to the transactions contemplated by Section 2.01(d) and this Section 2.03.

      (c) The Rymer Stock Option Plan shall terminate as of the Effective Time, and no holder of Rymer Stock Options or any participant in Rymer Stock Option Plan shall have any rights thereunder, including any rights to acquire any equity securities of Rymer, the Surviving Corporation or any subsidiary thereof, other than to receive Option Consideration payable pursuant to Section 2.03(a).

      (d) Except as may otherwise be agreed by Merger Sub and Rymer, all other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of Rymer or any of its subsidiaries shall terminate as of the Effective Time, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of Rymer, the Surviving Corporation or any subsidiary thereof.

           Section 2.04  Shares of Dissenting Stockholders.

      (a) Notwithstanding anything in this Agreement to the contrary, any shares of Rymer Common Stock that are issued and outstanding as of the Effective Time and that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly exercised his or her appraisal rights under the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If, after the Effective Time, any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's Rymer Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest or dividends thereon, the Merger Consideration.

      (b) Rymer shall give Merger Sub and Parent (i) prompt notice of any notices or demands for appraisal or payment for shares of Rymer Common Stock received by Rymer and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands or notices. Rymer shall not, without prior written consent of Merger Sub and Parent (which consent shall not be unreasonably withheld or delayed), make any payments with respect to, or settle, offer to settle or otherwise negotiate, with respect to any such demands.

      (c) Dissenting Shares, if any, after payments of fair value in respect thereto have been made to the holders thereof pursuant to the DGCL, shall be canceled.

           Section 2.05 Adjustment of Merger Consideration and Option Consideration. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Rymer Common Stock shall have been changed into a different number of shares of Rymer Common Stock or shares of a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration and the Option Consideration shall be appropriately adjusted. The Merger Consideration and the Option Consideration have been calculated based upon the representations and warranties made by Rymer in
 Section 3.06 hereof. The provisions of this Section 2.05 shall not, in any event, derogate from the representation and warranty made by Rymer in
 Section 3.06.

                                 ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF RYMER

      Rymer hereby makes the following representations and warranties to Parent and Merger Sub, each of which shall be deemed to be independently material and relied upon by the Parent and Merger Sub, regardless of any investigation made by, or information known to, the Parent and Merger Sub. Each of the following representations and warranties are qualified by reference to the disclosures made by Rymer with respect to a specific section or subsection of this Agreement on a separate disclosure schedule delivered by Rymer to Parent and Merger Sub prior to the execution of this Agreement and made a part hereof (the "Disclosure Schedule").

         Section 3.01 Organization and Qualification. Each of Rymer and its subsidiaries is duly formed and organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite power and authority and all necessary and material governmental approvals to own, lease and operate the properties and assets it currently owns, operates or holds under lease and to carry on its business as it is now being conducted. Each of Rymer and its subsidiaries is duly qualified or licensed as a foreign corporation or other entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.02 Authority Relative to this Agreement. Rymer has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger, except that with respect to the Merger, Rymer cannot consummate the Merger unless and until this Agreement has been adopted by the holders of the shares of Rymer Common Stock in accordance with the Certificate of Incorporation of Rymer and the provisions of the DGCL. The execution and delivery of this Agreement by Rymer and the consummation by Rymer of the Merger have been duly and validly authorized by all necessary corporate action on the part of Rymer and, except as expressly described in this Agreement, no other proceedings on the part of Rymer are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the adoption of this Agreement by the holders of the shares of Rymer Common Stock and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Rymer and constitutes the legal, valid and binding obligation of Rymer, enforceable against Rymer in accordance with its terms, except insofar as enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors rights generally and by principles of equity.

         Section 3.03  No Conflict; Required Filings and Consents.

      (a) Subject to compliance with applicable provisions of the DGCL, the execution and delivery of this Agreement by Rymer does not, and the consummation of the Merger by Rymer will not (i) conflict with or violate the Certificate of Incorporation or By-laws of Rymer, (ii) assuming compliance with the matters referred to in Section 3.03(b), conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Rymer or by which any of its properties or assets are bound or affected, or
 (iii) result in a violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a violation, breach or default) or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (as defined below) on any property or asset of Rymer or its subsidiaries pursuant to or under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Rymer is a party or by which it or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and
 (iii), for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or result in a Material Adverse Effect.

      (b) The execution and delivery of this Agreement by Rymer does not, and the consummation of the Merger by Rymer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined below), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "1933 Act") the Securities Exchange Act of 1934, as amended (the "1934 Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable state takeover Laws and the DGCL, and (ii) where the failure to obtain such other consents, approvals, authorizations, or permits, or to make such filings or notifications, would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or result in a Material Adverse Effect.

           Section 3.04 Certificate of Incorporation and By-laws. The Disclosure Schedule includes complete and correct copies of its Certificate of Incorporation and By-laws, each as amended to the date hereof. Such Certificate of Incorporation and By-laws are in full force and effect and have not been modified or amended in any way.

         Section 3.05 Subsidiaries and Affiliates. Except as set forth on the Disclosure Schedule, Rymer does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. The Disclosure Schedule sets forth the name, owner, jurisdiction of organization and type and percentages of outstanding equity securities owned, directly or indirectly, by Rymer, with respect to each corporation, partnership, limited liability company, joint venture or other business association or entity of which Rymer owns, directly or indirectly, any equity or equity related securities. Except as set forth on the Disclosure Schedule, all outstanding shares of stock or other equity securities of each subsidiary of Rymer have been duly authorized and validly issued and are fully paid and non-assessable, and are owned, directly or indirectly, by  Rymer  free  and  clear  of  any  Lien,  and  there  are  no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any subsidiary of Rymer to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of such subsidiary or any securities or obligations convertible or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. All references in this Agreement to Rymer, its business, assets, condition (financial or otherwise) or business prospects and all references to documents, instruments or other agreements to be delivered at Closing shall mean and include Rymer and each subsidiary (past and present), unless the context clearly and specifically limits the meaning solely to Rymer.

           Section 3.06 Capitalization. The authorized capital stock of Rymer consists of 20,000,000 shares of common stock, $0.04 par value per share and 400,000 shares of preferred stock, of which 4,291,855 shares of common stock and no shares of preferred stock are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Rymer Common Stock have been issued pursuant to and in accordance with the 1933 Act, and any applicable state securities Laws and rules and regulations under such Laws. All of the outstanding shares of Rymer Common Stock are duly authorized, validly issued, fully paid and nonassessable, with no liability attaching by virtue of share ownership, and all such shares are free of pre-emptive rights. The Disclosure Schedule identifies and describes the number of shares of Rymer Common Stock to be received upon exercise or conversion and the exercise or conversion price of each outstanding Rymer Stock Option (the "Rymer Common Stock Equivalents") as well as the aggregate number of shares of Rymer Common Stock and the aggregate exercise price for all of the outstanding Rymer Common Stock Equivalents. All of Rymer Common Stock Equivalents will become fully vested upon a change of control of Rymer. Except for Rymer Common Stock Equivalents, there are no existing options, warrants, convertible securities, calls, subscriptions, or other rights or other agreements or commitments obligating Rymer to issue, transfer or sell, or caused to be issued, transferred or sold, contingently or otherwise, any shares of capital stock of Rymer or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights or similar phantom equity securities with respect to the capital stock of Rymer. To Rymer's knowledge, other than the Voting Agreements, there are no voting trusts or shareholder agreements with respect to the voting of the capital stock of Rymer, and to Rymer's knowledge, there are no such agreements among its stockholders. To Rymer's knowledge, other than the Voting Agreements, there are no irrevocable proxies with respect to shares of capital stock of Rymer or any Subsidiary that cover more than one percent (1%) of Rymer's outstanding capital stock. A list of the holders of record of shares of Rymer's capital stock and their respective state of residency as of a recent date is set forth on the Disclosure Schedule.

           Section 3.07 Financial Statements. Attached to the Disclosure Schedule are (i) the audited consolidated financial statements (including balance sheet and statements of income and cash flow and including all notes and schedules thereto) of Rymer for its fiscal years ended October 25, 1997, October 31, 1998, October 30, 1999 and October 28, 2000, including in each case the footnotes thereto, certified by Rymer's independent accountants (the audited balance sheet as of October 28, 2000 being herein referred to as the "Rymer Balance Sheet"), and (ii) the unaudited consolidated financial statements (including balance sheet and statements of income and cash flow) for the three months ended January 31, 2001 (collectively, the "Financial Statements"). Rymer's books and records of accounts accurately reflect all of the assets, liabilities, transactions and results of operations of Rymer, and the Financial Statements have been prepared based upon and in conformity therewith. The Financial Statements complied as to form in all material respects with the applicable accounting requirements and rules and regulations of the SEC and have been prepared in accordance with generally accepted accounting principles maintained and applied on a consistent basis throughout the indicated periods ("GAAP"), and fairly present the financial condition and results of operation of Rymer at the dates and for the relevant periods indicated in accordance with GAAP (subject, in the case of unaudited statements to normal and recurring year-end adjustments and the absence of footnotes none of which would, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect). True and correct copies have been delivered to Parent of all written reports submitted to Rymer by Rymer's auditors since January 1, 1997, relating to the findings of audits or examination of the books and records of Rymer. The Disclosure Schedule sets forth a list of all of Rymer's and its subsidiaries' indebtedness for borrowed money which is outstanding as of the date hereof, except for amounts of indebtedness which are not in excess of Ten Thousand Dollars ($10,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate.

           Section 3.08 SEC Filings. Rymer has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1997, and has made available to the Merger Sub all registration statements (on all forms applicable to the registration of securities), periodic reports and other documents filed by Rymer with the SEC, including all exhibits filed in connection therewith since January 1, 1997, and prior to the date of this Agreement (collectively, the "Rymer SEC Reports"). As of their respective dates, the Rymer SEC Reports (i) complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Rymer will deliver to Parent and Merger Sub, as soon as they become available, true and complete copies of any Rymer SEC Reports filed subsequent to the date hereof and prior to the Effective Time.

           Section 3.09 Receivables. All accounts, notes and other receivables of Rymer, whether reflected in the Financial Statements or otherwise, represent bona fide sales in the ordinary course of business, and to the extent not previously collected, are fully collectible, subject to reserves as set forth on the Financial Statements, and none of such receivables or other debts is or will be at the date of the Closing subject to any counterclaim or set-off and, to the knowledge of Rymer, no customer has disputed any such receivable or other debt.

           Section 3.10 Inventories. The inventories of Rymer consist solely of raw materials, supplies, work-in-process and finished goods and have been valued at the lower of cost or market. The inventories consist of a quality and quantity which are usable and salable at normal profit margins and within customary time periods in the ordinary course of business consistent with past practice (including as to quantity and frequency) and contain no material amount of slow-moving, obsolete, spoiled or damaged items. The finished goods inventory of Rymer is merchantable and fit for its particular use, including, in the case of food products, human consumption.
  The inventories which consist of work-in-process are being completed on schedule and there are no forfeitures, chargebacks or penalties which have been or will be incurred due to the failure of Rymer to complete the work-in-process in a timely manner. The values at which inventories are reflected on the Financial Statements have been determined on a FIFO basis in accordance with GAAP consistently applied for all periods, with appropriate write-downs for slow-moving, obsolete and damaged merchandise. None of the inventories have been consigned to others, nor are any inventories consigned to Rymer. All inventories are located at 4600 Packers Avenue, Suite 400, Chicago, IL 60609.

           Section 3.11 Absence of Certain Changes. Since January 1, 2000, Rymer has conducted its business only in the ordinary course thereof consistent with past custom and practice (including with respect to quantity and frequency) and has not experienced any changes in its financial condition, assets, liabilities, business or operations which individually or in the aggregate had or could have a Material Adverse Effect. For purposes of this Section, an item shall be deemed "material" if the dollar amount or value associated with such item exceeds Twenty-Five Thousand Dollars ($25,000). Without limiting the generality of the foregoing sentence, since January 1, 2000, Rymer has not:

                (i) in a single transaction or a series of related transactions, sold (including by sale-leaseback), leased, licensed, or otherwise disposed of any assets which, individually or in the aggregate, have a fair market value in excess of Fifty Thousand Dollars ($50,000);

                (ii) paid, discharged or satisfied any material liability or obligation (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which were paid, discharged or satisfied in the ordinary and usual course of business, or liabilities or obligations shown or reflected on the Rymer Balance Sheet, or incurred any material liability or obligation except for this Agreement and except in the ordinary course of business consistent with past practice since the date of the Rymer Balance Sheet;

                (iii) prepaid any material expenses, indebtedness or other obligations;

                (iv) except in the ordinary and usual course of business, permitted or allowed any assets (whether real, personal or mixed, tangible or intangible) to be subjected to any Lien of any kind;

                (v) written off as uncollectible any notes or accounts receivable;

                (vi) released, waived or terminated any material obligation of any third party to Rymer;

                (vii) disposed of or permitted to lapse any rights in, to or for the use of any patent, trademark, trade name or copyright;

                (viii) settled any material claim, action or lawsuit involving Rymer, or amended any Tax Return in any respect;

                (ix) granted any increase in the base compensation or other payment to any director, officer or employee, whether now or hereafter payable or granted (other than increases in compensation in the ordinary course consistent in timing and amount with past practice) or granted any severance or termination pay (other than for severance pay to employees who are not Related Parties (as defined in Section 3.25) in amounts consistent with Rymer's established severance pay practices), terminated any employee earning greater than Thirty-Five Thousand Dollars ($35,000) per year, entered into amended or become obligated under any employment, severance, bonus, profit sharing or other employee benefit arrangement or entered into, established, adopted, amended or renewed any employment, consulting, severance or similar agreement or arrangement with any director, officer or stockholder (other than in the ordinary course of business consistent with past custom and practice);

                (x) made any material capital expenditure or commitment for additions to property, plant or equipment, or leased or agreed to lease any assets which, if purchased, would be reflected in the property, plant or equipment accounts;

                (xi) made any change in any method of accounting or keeping its books of account or accounting practices;

                (xii) paid any amounts to, or sold or otherwise disposed of any assets to, assets from, or entered into any agreement or arrangement with, any Related Party;

                (xiii) except for this Agreement, incurred any obligation or liability, including without limitation any liability for nonperformance or termination of any contract, except liabilities incurred in the ordinary and usual course of the business;

                (xiv) other than under Rymer's existing credit facilities as in effect as of the date hereof, incurred or become contingently liable with respect to any indebtedness for borrowed money or guaranteed any such indebtedness, where the aggregate amount of indebtedness so incurred or guaranteed exceeded Ten Thousand Dollars ($10,000), redeemed any long-term debt; issued any debt securities or assumed, guaranteed or endorsed, or otherwise as an accommodation become responsible for, the obligations of any person, or made any loans, advances, or capital contributions to or investments in, any other person;

                (xv) entered into or amended any contract, agreement or commitment, or engaged in any transaction, in each case which is material to Rymer and which is not in the usual and ordinary course of the business;

                (xvi) amended or proposed to amend its Certificate of Incorporation or By-laws;

                (xvii)    acquired or agreed to  acquire by merging with,  or
           by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity, in a transaction or series of related transactions;

                (xviii) solicited or encouraged any inquiries or proposals regarding, or offers for, or entered into or continued any discussions with any third party concerning any sale or transfer of Rymer or any of its assets or entered into or consummated any agreement or understanding providing for a sale or transfer of Rymer or any of its assets, other than as contemplated herein;

                (xix) redeemed, purchased, otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any shares of capital stock of Rymer, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of Rymer's capital stock;

                (xx) issued, sold, pledged, disposed of, granted or encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock or other equity securities of any type or class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or other equity securities, or any other ownership interest (including, without limitation, any phantom interests);

                (xxi) reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, or proposed to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity securities;

                (xxii) commenced any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar Law;

                (xxiii)   authorized, proposed or agreed,  whether or not  in
           writing, to  take any  of the  actions described  in clauses  (i)-
           (xxii) above.

           Section 3.12    Litigation.    Other than  as  set  forth  on  the
 Disclosure Schedule, Rymer is not a party to any pending claim, action, suit, investigation or proceeding nor, to Rymer's knowledge, is any such claim, action, suit, investigation or proceeding threatened against Rymer or any of its properties or assets, before any court, arbitrator or Governmental Authority. Other than as set forth on the Disclosure Schedule, since January 1, 2000 Rymer has not been a party to any claim, action, suit, investigation or proceeding. The Disclosure Schedule discloses, with respect to each item described thereon, the name or title of the action (and parties or potential parties thereto), a description of the nature of the action or claim, and a good faith estimate of the maximum liability of Rymer in the event of an adverse result (however, Rymer makes no representation or warranty regarding the actual amount of liability which Rymer may suffer as a result of any such action). There is no outstanding order, judgment, decree or stipulation issued by any federal, state or local authority to which Rymer is a party or subject and which adversely affects or may adversely affect Rymer's properties, business or prospects.

           Section 3.13  Compliance with Laws and Licenses.

      (a) Rymer has conducted and is conducting its business in compliance with all applicable Laws, regulations and requirements in each jurisdiction in which it conducts (or in the past has conducted) business, except where the failure to comply would not have a Material Adverse Effect.

      (b) In addition to, but not in limitation of the foregoing, Rymer has prepared, manufactured and sold all of its products (including product in process and in inventory on the Effective Date) in full compliance with the applicable provisions of the United States Food, Drug and Cosmetic Act, as amended, and the United States Meat Inspection Act, as amended, and all rules and regulations promulgated thereunder and all other applicable Laws adopted or promulgated by any Governmental Authority which govern the quality or purity of food sold for human consumption (collectively, the "Food Acts"). All of the products of Rymer satisfy all federal and state nutritional labeling requirements, and all regulations under the Food Acts.
  All ingredients used in such products conform to the requirements of the Food Acts. All products of Rymer (i) in process or in inventory on the Effective Date are not and (ii) all products manufactured or packaged by Rymer at the time of delivery thereof to the customers of Rymer were not, "adulterated" or "contaminated" within the meaning of any of Food Act, nor did any such products constitute an article prohibited from introduction into interstate commerce under the Food Acts at the time of such delivery.

      (c) The Disclosure Schedule lists all licenses, registrations and permits, and applications with respect to the business and operations of Rymer. Rymer currently possesses all governmental approvals, consents, licenses, registrations, and permits (collectively, the "Licenses") necessary to carry on its business as presently conducted and has not received any notice of violation of any Laws or notice of any proposed regulations or changes in the requirement of such approvals, consents, licenses, registrations, or permits. True and complete copies of each written document evidencing or affecting any of the Licenses have been previously delivered to Parent. Rymer is in compliance with the terms and conditions of all of the Licenses. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the revocation, or a material adverse change in the terms or conditions, of any of the Licenses, and all Licenses shall continue in full force and effect in accordance with their present terms unaffected by the consummation of the transactions contemplated hereby.

           Section 3.14  Taxes.

      (a) Each of Rymer and its Subsidiaries (current or former) has timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it and has timely paid, or fully reserved on the Rymer Balance Sheet for the most recent fiscal quarter (such reserve being for Tax liability as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for the payment of, all Taxes of every type and description which have or may become due (whether or not shown on any Tax Return), and such Tax Returns accurately reflect Rymer's obligations to pay Taxes for the periods covered therein. Neither Rymer nor any Subsidiary of Rymer currently is the beneficiary of any extension of time within which to file any Tax Return. No examination or audit relating to any Tax Returns is currently in progress of which Rymer or any Subsidiary has received either written or oral notice. No waivers of statutes of limitation in respect of Taxes have been given or requested and no extensions of time with respect to a Tax assessment or deficiency have been agreed to. The Disclosure Schedule lists all Tax Returns of Rymer and its Subsidiaries which have been audited from January 1, 1995 to the present, and all of such audits have been closed and all deficiencies, penalties, assessments and other amounts required to be paid have been paid. No claim for a refund of any Tax has been filed or is currently pending. No oral or written communication has been received by Rymer or any Subsidiary from any authority in a jurisdiction where Rymer or any of its Subsidiaries do not file Tax Returns requesting information concerning the extent of its contact with such jurisdiction or asserting that Rymer or any Subsidiary is or may be subject to taxation in such jurisdiction. None of Rymer and its Subsidiaries has contact with any jurisdiction in which it does not currently file Tax Returns which would allow such jurisdiction to impose its taxing jurisdiction on Rymer or any Subsidiary. All taxes and assessments which Rymer or any of its Subsidiaries were or are required by Law to withhold or collect have been and are being withheld or collected by it and have been timely paid over to the proper Governmental Authorities or, if not yet due, are being held by Rymer or its Subsidiary for such payment.
   Rymer and its Subsidiaries have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662. Parent has been provided with correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Rymer and any Subsidiary since July 1, 1995. There are no Liens for Taxes upon the assets of Rymer or any of its Subsidiaries, other than Liens for Taxes that are not yet due, Liens that are being contested in good faith in accordance with applicable law and liens disclosed on the Disclosure Schedule (and for which adequate reserves have been provided).

      (b) None of Rymer and its Subsidiaries: (i) has filed any consent or agreement under Section 341(f) of the Code; (ii) has applied for a tax ruling from any taxing authority; (iii) has entered into a closing agreement with any taxing authority; (iv) has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or Section 162(m); (v) is a party to any tax allocation or sharing agreement; (vi) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which Rymer was the common parent) or has any liability for Taxes of any Person other than Rymer and its Subsidiaries under Regs. Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise; or (vii) has been a United States real property holding company within the meaning of Code
 Section 897 during the applicable period specified in Code Section 897(c)(1)(A)(ii).

      (c) Rymer and its Subsidiaries have timely filed all required returns or reports and remitted all property as required under any applicable abandoned property, escheat or similar Laws.

      (d) The Disclosure Schedule sets forth the following information with respect to Rymer and each Subsidiary as of the last Tax period: (i) basis in assets for federal and state tax purposes; (ii) Rymer's basis in the stock of its Subsidiaries or its excess loss account as determined under the federal income tax consolidated return rules or similar provisions of state, local or foreign Law; (iii) the amount of any net operating loss, net capital loss, unused credits or excess charitable contributions and the extent to which such tax attributes are presently subject to limitation under Code Section 382, 383 or 384 or similar provisions of any state, local or foreign law; (iv) the amount of any deferred gain or loss arising from any deferred intercompany transaction under the Code Section 1502 consolidated return rules or similar provisions of any state, local or foreign law; (v) any elections made with respect to Taxes, including, but not limited to, elections under Code Sections 382, 338, 1031 and 1033; (vi) any adjustments to income under Code Section 481; (vii) and any installment sales or open transactions.

           Section 3.15  Properties.

      (a) Rymer has good and marketable title to all of its properties and assets, real, personal and mixed, including intangibles, free and clear of all Liens, except for installments of special assessments not yet paid (however, Rymer has no knowledge of any such special assessments), recorded easements, covenants, and zoning restrictions, and other easements and restrictions existing generally with respect to properties of similar character (which, individually or in the aggregate do not have a Material Adverse Effect), and has taken all steps necessary or otherwise required to perfect and protect its rights in and to its properties and assets, including intangibles. All personal property of Rymer is located upon
 Rymer's premises described on the Disclosure Schedule and all of such personal property (except for personal property acquired or disposed of in the ordinary course of business consistent with past practice (including as to quantity and frequency)) is reflected on the Financial Statements. Rymer owns or, pursuant to a written contract or License, possesses valid and enforceable rights to use all assets which are used in or necessary for the conduct of Rymer's business as presently conducted and as presently planned to be conducted in the future. Rymer has no present plan to purchase or lease any other real estate or tangible personal property so as to be able to continue Rymer's business as presently conducted or presently planned to be conducted in the future and to Rymer's knowledge no capital expenditures (excluding only normal maintenance and repairs made consistently with past practice and which are required to be expensed for federal income tax purposes) or remediations suggested or required by any applicable Governmental Authority or insurer, in the next twelve months in an amount exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate are necessary to carry on Rymer's business as it is presently conducted, nor are any such expenditures planned.

      (b) All properties and assets owned and/or currently used by Rymer in Rymer's business are in good condition and repair and are not in violation of any applicable Laws, including without limitation building and zoning Laws, and no notice of any violation of building or other Laws, statutes, ordinances or regulations relating to such business, property or assets has been received by Rymer.

      (c) The Disclosure Schedule sets forth: (i) a true and complete list of all real property leases of Rymer and all personal property leases to which Rymer is a party as lessee as of the date hereof involving an annual lease payment of more than One Thousand Dollars ($1,000), including an identification of the parties, the property, the term of the lease and the rent or lease payments thereunder, and (ii) a true and complete list of all real property owned or leased by Rymer as of the date hereof (collectively, the "Real Property"), including an identification of the property, the record owner and the principal structures on it.

           Section 3.16 Contracts and Commitments. Except as set forth on the Disclosure Schedule, Rymer has no written or oral contracts, commitments, or other agreements or arrangements, including any notes, loan agreements, guarantees or other evidences of indebtedness of Rymer, which individually or in the aggregate of all similar instances involve consideration with a value in excess of Ten Thousand Dollars ($10,000) or which, in the aggregate of all such items (whether similar or dissimilar) involve consideration with a value in excess of One Hundred Thousand Dollars ($100,000), or any contracts, commitments, or other agreements or arrangements with any Related Party. All of such contracts, commitments, or other agreements or arrangements to which Rymer is a party or by which any of its assets or properties are bound or affected are in full force and effect and no event or condition has occurred or exists, or is alleged by any of the other parties thereto to have occurred or exist, which constitutes, or with lapse of time or giving of notice might constitute, a default or basis for acceleration under any such contract, commitment, arrangement or other agreement, except where the occurrence or existence of such event or condition would not have a Material Adverse Effect. Rymer has listed on the Disclosure Schedule and, except with respect to the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code which became effective in April 1993, has previously delivered to Parent a complete and correct copy of all of the following contracts, commitments, agreements or arrangements that are in written form (and written descriptions of all such oral contracts, commitments, agreements or arrangements):

      (a) Leases. All leases of real or personal property which obligate Rymer to make aggregate payments of more than One Thousand Dollars ($1,000) annually;

      (b) Purchase Orders. All contracts relating to the purchase or sale of products, services or supplies by Rymer, other than individual purchase or sales orders issued in the ordinary course of business consistent with past practice (including as to quantity and frequency) for amounts in each case not in excess of Five Thousand Dollars ($5,000) individually or Twenty-Five Thousand Dollars ($25,000) in the aggregate of all such orders with the same or related parties;

      (c) Certain Agreements. A list of the following described types of contracts or documents: (i) dealership, distributorship, sales representative or similar contracts; (ii) license, royalty or similar contracts; (iii) service or maintenance; (iv) protective services or security; (v) railroad track or spur track; and (vi) royalty, commission or other contingent contracts, pursuant to which Rymer's obligation to make payments is in excess of Five Thousand Dollars ($5,000) per year, or pursuant to which Rymer's obligation to make contingent payments is dependant upon sales, revenues, income, success or other performance standard;

      (d) Other Financial Obligations. A list of any other contract which requires Rymer to pay or expend, after the Closing, more than Ten Thousand Dollars ($10,000) in any single instance or Twenty-Five Thousand Dollars ($25,000) in the aggregate of all such instances with the same or related parties;

      (e) Employment Contracts. A list of all employment, bonus, incentive compensation, profit-sharing, retirement, pension, salary-continuation, post-retirement benefit, death benefit, vacation or other fringe benefit contracts in effect, or under which any amounts remain unpaid, on the date of this Agreement or to become payable or effective after the date of this Agreement;

      (f) Loans and Borrowing Agreements. A list of each (i) loan, credit or borrowing arrangement or contract; or (ii) contract by which Rymer has guaranteed or otherwise become liable or contingently liable for the debt of another;

      (g) Non-Compete Covenants. A list of any written or oral covenants not to compete, non-solicitation covenants and non-disclosure covenants in favor of Rymer, or binding upon or against Rymer;

      (h)  Powers of Attorney.   The names of all  persons holding powers  of
 attorney from Rymer and a summary statement of the terms thereof;

      (i)  Discounts.   A  list  of  any  contract,  arrangement  or  program
 pursuant to which Rymer has offered, promised or made available to its customers any volume discount, rebate, credit or allowance which, individually or in the aggregate involves a discount, rebate, credit or allowance in excess of $5,000;

      (j) Non-Ordinary Course Agreements. A list and description of any contract or arrangement upon Rymer and which was made or entered into other than in the ordinary course of business consistent with past practice (including as to quantity and frequency);

      (k)  Bankruptcy  Judgments.    A  list  of  all  bankruptcy   judgments
 involving Rymer or any of its Subsidiaries.

           Section 3.17 Employee Relations. Except as set forth on the Disclosure Schedule, Rymer is not a party to any collective bargaining agreement covering or relating to any of its employees and has not recognized, is not required to recognize and during the past five years has not received a demand for recognition by any collective bargaining representative or experienced any strikes or work stoppages or slowdowns. Rymer is in compliance with all applicable Laws, rules and regulations relating to employment or employment practices, including those relating to wages, hours, collective bargaining and the withholding and payment of Taxes and contributions, and Rymer is in compliance with the Occupational Safety and Health Act and applicable federal civil rights Laws. There are no controversies pending or, to the knowledge of Rymer, threatened between Rymer and any of its employees. Rymer has complied in all material respects with its payment obligations to all employees in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any Rymer policy, practice, agreement, plan, program and applicable Law. Rymer is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of Rymer, nor will Rymer have any liability that exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by Rymer of any persons employed by Rymer on or prior to the Effective Time of the Merger except as required by Code Section 4980B. Rymer is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and part 6 and 7 of Title I of ERISA (as defined below), to the extent applicable, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or Law. To the knowledge of Rymer, the employment of any employee or independent contractor by Rymer does not violate any legal or contractual rights of any third party, including any rights with respect to Intellectual Property.

           Section 3.18  Employee Benefit Plans.

                (a)  General.  The Disclosure Schedule sets forth a true  and complete list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and other employee benefit plans (including, without limitation, those providing any stock option, stock purchase, stock appreciation right, bonus, deferred compensation, excess benefits, profit sharing, pension, thrift, savings, stock bonus, employee stock ownership, salary continuation, severance, retirement, supplemental retirement, short- or long-term disability, dental, vision care, hospitalization, major medical, life insurance, accident insurance, vacation, holiday and/or sick leave pay, tuition reimbursement, executive perquisite or other employee benefits) maintained, or contributed to, or required to be contributed to, by Rymer for the benefit of any officers or employees, current or former, active or inactive, of Rymer, whether on an active or frozen basis (all the foregoing being herein called "Benefit Plans"). Rymer does not have any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing Benefit Plan that would affect any employee or former employee of Rymer, except as required by applicable Law, including the Code. True, complete and correct copies of the following have been previously delivered to Parent: (i) each Benefit Plan, including any amendments thereto (or, in the case of any unwritten Benefit Plan, descriptions thereof); (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service ("IRS") with respect to each Benefit Plan (if any such report was filed); (iii) each trust agreement or other funding arrangement relating to any Benefit Plan;
 (iv) the most recent summary plan description together with each subsequent summary of material modifications required under ERISA with respect to each such Benefit Plan, and all material employee communications relating to each such Benefit Plan; and (v) all currently effective IRS rulings or determination letters relating to any Benefit Plan.

       (b) Administration. Each Benefit Plan has been administered in all respects in accordance with its terms. All of the Benefit Plans and Rymer are in compliance in all respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect. All material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been duly and timely filed or distributed, except where such failure to file or distribute would not have a Material Adverse Effect. There are no investigations by any Governmental Authority, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings pending, or to the knowledge or Rymer, threatened against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any liability, and there are not any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding, except such facts as would not have a Material Adverse Effect.

      (c) Contributions; Funding. All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans and applicable Law have been timely made. No Benefit Plan is subject to the minimum funding requirements of Section 302 of ERISA or
 Section 412 of the Code.

      (d) Compliance. All the Benefit Plans, as and from the date adopted or as they may have been amended, as, when, and to the extent required, comply, and at all applicable times complied with, the applicable provisions of the Code; ERISA; the Equal Pay Act of 1963, as amended; the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; all other Laws regulating employment and employee benefits; and all Laws and Orders enacted, issued or promulgated by Government Authorities responsible for the administration or enforcement of one or more of such Laws, except where the failure to comply would not have a Material Adverse Effect. Each Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA has received a determination letter from the IRS to the effect that such Benefit Plan is currently qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked, nor has revocation been threatened, nor has any such Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase its cost. No Benefit Plan, nor any trust established thereunder, will be amended or terminated by formal action of Rymer after the date copies thereof are disclosed, and no Benefit Plan or trust will be amended or terminated by formal action of Rymer prior to the Closing Date, except as an amendment may be necessary to effect the transactions contemplated by this Agreement so long as any such amendment does not adversely affect Parent's interests in the Benefit Plan being amended, or as may be adopted as a condition to the issuance of a favorable determination letter by the IRS, or as otherwise may be required to comply with the requirements of ERISA and the Code.

      (e) Prohibited Transactions; Reportable Events. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any Benefit Plan which could subject any employees of Rymer or any of its subsidiaries, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions and penalties imposed on prohibited transactions under Title I of ERISA. No Benefit Plan has been terminated, nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto. Neither Rymer nor any trustee, administrator or other fiduciary of any Benefit Plan, nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner which could subject Rymer or any Benefit Plan to any material tax, penalty or other liability under ERISA or any other applicable Law, whether by way of indemnity or otherwise. No Benefit Plan or related trust has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state or local taxes, other than for routine payments to be made in due course to participants, investment managers, trustees and beneficiaries.

      (f) PBGC. No Benefit Plan is subject to Title IV of ERISA, and there are no facts which might give rise to any liability of Rymer under Title IV of ERISA and which could reasonably be anticipated to result in any claims being made against Rymer by the Pension Benefit Guaranty Corporation, except such facts as would not have a Material Adverse Effect. For purposes of the preceding sentence the term Rymer shall be deemed to refer also to any entity which is under common control or affiliated with Rymer, within the meaning of Section 4001 of ERISA, and the rules and regulations promulgated thereunder and/or Sections 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated thereunder.

      (g) Foreign Employees. There are no officers or employees, current or former, active or inactive, of Rymer working outside the United States.

      (h) Certain Matters. The execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee, officer or director of Rymer.
  No payment which will be or may be made by Rymer to any employee, former employee, director or agent thereof will or may be characterized as an "excess parachute payment" within the meaning of Section 280F(b)(1) of the Code. Except for the payment of the Option Consideration, no payments of any kind will become due in connection with the execution and performance of the transactions contemplated in this Agreement (either alone or upon the occurrence of any additional or subsequent events) under any Benefit Plan.

      (i) Post-Retirement Benefits. No Benefit Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of Rymer beyond their retirement or other termination of service other than:
 (i) coverage mandated by applicable Law; (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in
 Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of Rymer; or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

      (j) COBRA. Each "group health plan" (within the meaning of Section 5000(b)(1) of the Code) maintained by Rymer as of the first day of each group health plan's first plan year beginning on or after July 1, 1986, has been administered in compliance with the continuation coverage requirements initially enacted as part of the Consolidated Omnibus Budget Reconciliation Act of 1985 and as formerly provided under Section 162(k) and as currently provided under Section 4980B of the Code and any regulations promulgated or proposed thereunder.

      (k) Multiemployer Plans. At no time has Rymer been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Benefit Plan which is a multiemployer plan as defined in ERISA Section 3(37).

      (l) Health Plan Coverage. Rymer does not have any notice of, and has no knowledge of, any disease, injury or illness which might reasonably be expected to result in claims against any Benefit Plan which could exceed $20,000 for any participant in any calendar year.


           Section 3.19 Intellectual Property. The Disclosure Schedule lists (or, in the case of trade secrets and secret processes, generally describes) all of the following which are owned by Rymer or used or intended to be used by Rymer in Rymer's business: (i) patents and patent applications,
 (ii) trademarks,  trade   names,  service   marks  and   registrations   and
 applications for registrations thereof (including, but not limited to, "Rymer Foods"), (iii) copyrights and copyright registrations, and (iv) trade secrets and secret processes (the "Intellectual Property"). The Disclosure Schedule lists for each item of Intellectual Property owned by Rymer and which is patented or registered with the United States or any foreign or state agency or office, the patent or registration number thereof, the date of patent issuance or registration and the agency or office where so patented or registered. Except as otherwise described on the Disclosure Schedule, Rymer is the sole owner of all right, title and interest in the Intellectual Property. With respect to any Intellectual Property which is not owned by Rymer, Rymer has valid, binding and enforceable rights to use such Intellectual Property. There are no interference, opposition or cancellation proceedings pending or, to the knowledge of Rymer, threatened, against Rymer or the Intellectual Property. The use of the Intellectual Property does not infringe upon the rights of any third party. No claim, suit or action is pending or, to the knowledge of Rymer, threatened, alleging that Rymer is infringing upon the intellectual property rights of others. Except as set forth on the Disclosure Schedule, Rymer has not licensed or permitted any third party to use any of the Intellectual Property.

           Section 3.20  Environmental Matters.

      (a) No Violations. Rymer has never violated or been threatened with or received a notice, directive, violation report or charge asserting any violation of any Environmental Law (as defined below).

      (b) No Proceedings. No suit, proceeding or other administrative or legal action has ever been instituted against Rymer by any federal, state or local Governmental Authority or any other person or entity concerning any Environmental Laws.

      (c) Claims for Remediation. Rymer has not received from any federal, state or local Governmental Authority or any other person or entity any claim, demand, directive, order or request to investigate, restore, repair, clean up or otherwise remediate, or to contribute to the costs of investigating, restoring, repairing, cleaning up or otherwise remediating the Real Property.

      (d) Compliance. (i) Rymer is, and at all times in the past has been, in compliance with all Environmental Laws, except where such failure would not have a Material Adverse Effect, (ii) Rymer has obtained all permits, authorizations, licenses, or approvals which are necessary or required under Environmental Laws in connection with the operation of Rymer's business, and Rymer is in compliance with such permits, authorizations, licenses, and approvals, except where such failure would not have a Material Adverse Effect, (iii) no asbestos, urea formaldehyde or polychlorinated biphenyls are present on, at, in or under the Real Property, and (iv) none of the assets or operations of Rymer is required to be upgraded, modified, or replaced in order to be in compliance with Environmental Laws.

      (e) No Releases. (i) Rymer has not disposed of, spilled, discharged, released or otherwise placed any Environmental Materials, on, at, in or under the Real Property, (ii) to the knowledge of Rymer, no third party has disposed of, spilled, discharged, released or otherwise placed any Environmental Materials on, at, in or under the Real Property, and (iii) other than the information provided in (i) and (ii), there has been no release, discharge, leakage, seepage or migration of any Environmental Materials from any aboveground or underground storage tank or any other structure currently or previously located on, at, in or under the Real Property, except for such matters as would not have a Material Adverse Effect.

      (f) Certain Uses. (i) no septic systems or wells exist on, at, in or under the Real Property, (ii) to Rymer's knowledge, the Real Property has never been used as a landfill, dump site or any other use which involves the disposal of Environmental Materials on the Real Property in a manner which may subject the Surviving Corporation to any claim for investigation, remediation or damages, and (iii) except with respect to the storage, use, generation, handling or removal from the Real Property of Environmental Materials in the ordinary course of business consistent with past practice and in compliance with all Environmental Laws, no Environmental Materials are currently located at or ever have been used, generated, treated, stored, disposed of, handled on or removed from the Real Property, except where such existence or use would not have a Material Adverse Effect

      (g) Storage Tanks. To Rymer's knowledge, no aboveground or underground storage tanks have ever been located on, at, in or under the Real Property.

      (h) List of Reports and Disposal Sites. The Disclosure Schedule includes a list of, (i) all environmental investigative reports, studies or assessments (including, but not limited to, Phase I and Phase II assessments), compliance audits, laboratory analytical data, technical reviews, or the like with respect to Rymer, the Real Property, Rymer's business or any of Rymer's assets, copies of which are attached hereto, and
 (ii) all past and present locations where Environmental Materials, which currently are or have been controlled by Rymer have been sent, spilled, released, discharged or disposed.

       (i) Assumption of  Liability.        Rymer  has  not  assumed,  either
 contractually or by operation of Law, any liability of any person or entity under any Environmental Laws.

           Section 3.21 Contingent or Undisclosed Liabilities. Rymer does not have any debts, liabilities or obligations (whether known or unknown, absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes), and there are no claims or causes of action that may be asserted against Rymer by any Governmental Authority or third party which arise with respect to or relate to any period or periods on or prior to the date hereof, regardless of whether such obligations, liabilities or claims are known or unknown, absolute, accrued, contingent or otherwise, except as and to the extent set forth on the Rymer Balance Sheet or disclosed on the Disclosure Schedule, and except for liabilities incurred since October 28, 2000 in the ordinary course of business consistent with past practice (none of which liabilities were incurred in connection with any breach of contract, tortuous conduct or violation of Law).

           Section 3.22 Insurance. The Disclosure Schedule lists and contains a description of each policy of insurance owned or held by Rymer currently in effect (including without limitation, policies for fire and casualty, liability, workers' compensation, business interruption, umbrella coverage, products liability, medical, disability and other forms of insurance) specifying the insurer, amount of coverage, type of insurance, policy number, deductible limits and any pending claim in excess of Five
 Thousand Dollars ($5,000), whether or not covered by insurance (the "Insurance"). Rymer is not self-insured for any insurable risks. The Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by Rymer with respect to any such policy. The policies evidencing the Insurance are valid, outstanding and enforceable policies subject to the terms and conditions contained therein, and there has not occurred any act or omission of Rymer which could result in cancellation of any such policy prior to its scheduled expiration date. Rymer has not received any notice from or on behalf of any insurance carrier issuing any such policy to the effect that: (i) insurance rates will hereafter be substantially increased; (ii) there will hereafter be no renewal of any such policy; or (iii) alteration of any personal or real property or purchase of additional equipment, or modification of any method of doing business, is required or suggested. None of such policies will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Rymer has not been refused any insurance with respect to Rymer's assets or operations, nor has Rymer's coverage been limited by any insurance carrier to which it has applied for or with which it has carried insurance. The Disclosure Schedule sets forth a summary of information pertaining to all claims of property damage and personal injury or death against Rymer which are currently pending or were made during the preceding five fiscal years or the current fiscal year. Except as set forth on the Disclosure Schedule, all of such claims are fully satisfied or are being defended by an insurance carrier and involve no exposure to Rymer.

           Section 3.23   Products Liability;  Warranties.   There exists  no
 (a) material defect in the design or manufacture of any product designed, manufactured or sold by Rymer or any predecessor in interest to Rymer, or
 (b) pending or, to the knowledge of Rymer, threatened action, suit, inquiry, proceeding or investigation by or before any Governmental Authority or commission relating to any product alleged to have been manufactured, distributed or sold by Rymer, or any predecessor in interest to Rymer, to others, and alleged to have been defective, or improperly designed or manufactured, or in breach of any express or implied product warranty ("Products Liability"); (ii) there exists no pending or, to the knowledge of Rymer, threatened Products Liability claims; and (iii) there is no valid basis for any such suit, inquiry, action, proceeding, investigation or claim. Rymer is insured, and has been insured continuously since November 1, 1990, against Products Liabilities, in accordance with the insurance policies identified on the Disclosure Schedule. The Financial Statements contain adequate reserves (calculated in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No.
 5) for all Products Liability claims which are probable or reasonably possible to be asserted. The Disclosure Schedule sets forth the material terms and conditions of all express product warranties under which Rymer may have liability after the Closing. Except as set forth on the Disclosure Schedule, all product warranties given by Rymer in connection with Rymer's business: (a) limit the remedy available to Rymer's customers to the repair and replacement of the warranted goods by Rymer, or alternatively, a refund of the sales price of such goods to the customer; (b) expressly disallow claims for all other damages, including direct, immediate, incidental, foreseeable, consequential or special damages; and (c) expressly disclaim all other warranties not expressly stated therein, whether express or implied, including warranties of merchantability, fitness for a particular purpose, performance or otherwise.

           Section 3.24 Certain Payments. Neither Rymer, nor to the knowledge of Rymer, any other person or entity has, directly or indirectly, on behalf of or with respect to Rymer: (a) made an unreported political contribution; (b) made or received any payment which was not legal to make or receive; (c)engaged in any material transaction or made or received any material payment which was not properly recorded in the books and records of Rymer; (d) created or used any "off-book" bank or cash account or "slush fund"; or (e) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

           Section 3.25 Related Party Transactions. Rymer, (a) has not had any financial transactions or arrangements (other than payment of regular salary to Related Parties who are employees) with any Related Party since January 1, 1999, and (b) has not and will not have any present or future obligation to enter into any transaction or arrangement with any Related Party. For purposes of this Agreement, the term "Related Party" shall mean
 (i) any subsidiary, (ii) any shareholder, employee, officer or director of Rymer or any subsidiary, and (iii) any spouse, in-law or lineal descendant of any shareholder, employee, officer or director of Rymer or any subsidiary. To the knowledge of Rymer, no Related Party owns, directly or indirectly, or is a director, member, officer or employee of, or consultant to, any business organization which is a competitor, supplier, or customer having business dealings with Rymer or any subsidiary, nor does any Related Party own any assets or properties which are used in Rymer's or any subsidiary's business.

           Section 3.26 Proxy Statement, Etc. None of the information to be supplied by Rymer for use in (i) the Proxy Statement to be filed with the SEC and to be mailed to the stockholders of Rymer in connection with the meeting of stockholders to be called to consider and vote upon the Merger, and (ii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby, at the respective times such documents are filed with the SEC and, in the case of the Proxy Statement, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement or any amendment thereof, none of such information at the time of the stockholders' Meeting referred to in Section 6.03 hereof shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. All documents filed by Rymer with the SEC in connection with the Merger will comply in all material respects with the provisions of applicable federal and state securities Laws.

           Section 3.27 Change of Control Provisions. No director, officer or employee of Rymer will be entitled to receive additional compensation, other payments or other rights (whether as a result of any employee benefit plan, program or arrangement, any contract or other agreement, or otherwise) as a result of the execution of this Agreement, the consummation of the Merger, the consummation of any of the other transactions contemplated hereby or otherwise in connection with a change of control of Rymer.

           Section 3.28 Stockholder Vote Required. The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Rymer Common Stock in accordance with Certificate of Incorporation of Rymer and the DGCL is the only vote of the holders of any class or series of securities of Rymer necessary to approve the Merger, this Agreement and the other transactions contemplated hereby.

           Section 3.29 Opinion of Financial Advisor. The Board of Directors has received the opinion, dated the date hereof, of The Griffing Group, Inc. to the effect that the Merger Consideration is fair to Rymer's stockholders from a financial point of view.

           Section 3.30  Board Action; State Takeover Statutes.

      (a) Rymer's Board of Directors (at a meeting duly called and held) has by requisite vote of directors: (i) approved and adopted this Agreement, the Merger and all of the other transactions contemplated hereby, (ii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the holders of Rymer Common Stock, (iii) approved in advance the Voting Agreements, and all of the transactions contemplated thereby, (iv) approved in advance the transfer of Rymer Common Stock (or voting power with respect thereto) contemplated by Section 8.01(h) hereof, (v) agreed to recommend that the stockholders of Rymer approve and adopt this Agreement, the Merger and all of the other transactions contemplated hereby; and (vi) directed that adoption of this Agreement be submitted to Rymer's stockholders. Subject to the provisions of Section 6.14, Rymer hereby agrees to the inclusion in the Proxy Statement of the recommendations of the Board of Directors described in this Section.

      (b) The board approvals described in Section 3.28(a) hereof are sufficient to render the restrictions on "business combinations" set forth in Section 203 of the DGCL inapplicable to this Agreement, the Merger and the other transactions contemplated hereby. No other state takeover Laws are applicable to the execution of this Agreement, the consummation of the Merger or the consummation of any of the other transactions contemplated hereby, and no provision of the Certificate of Incorporation or By-Laws of Rymer or similar governing instruments of any of Rymer's subsidiaries would, directly or indirectly, restrict or impair the ability of Merger Sub or Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Rymer and its subsidiaries that may be acquired or controlled by Parent or Merger Sub.

      Section 3.31 Brokers and Finders. Neither of Rymer nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, investment banking fees, brokerage fees, commissions or finders' fees, and no investment banker, broker or finder has acted directly or indirectly for Rymer in connection with this Agreement or the transactions contemplated hereby and thereby except for the fees of The Griffing Group, Inc. pursuant to that engagement letter with Rymer dated February 8, 2001 and a copy of which is attached to the Disclosure Schedule.

      Section 3.32   Disclosure.    No  representation,  warranty  or   other
 statement by Rymer herein or in the schedules hereto, or in any other document entered into in connection with this Agreement, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                  ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub jointly and severally represent and warrant to Rymer that:

           Section 4.01 Organization and Authority. Each of Merger Sub and Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite power and authority to carry on its respective business as now being conducted, except where the failure to have such power of authority would not be reasonably expected to prevent or materially delay the consummation of the Merger.

           Section 4.02 Authorization. Each of Merger Sub and Parent has all necessary power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by each of Merger Sub and Parent and the consummation by each of Merger Sub and Parent of the Merger have been duly and validly authorized by all necessary action and no other proceedings on the part of Merger Sub or Parent are necessary to authorize this Agreement or to consummate the Merger (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Merger Sub and Parent and constitutes a legal, valid and binding obligation of each of Merger Sub and Parent, enforceable against each of Merger Sub and Parent in accordance with its terms,, except insofar as enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors rights generally and by principles of equity. Other than in connection with or in compliance with the provisions of the DGCL, applicable state takeover Laws, the 1933 Act, the 1934 Act, Blue Sky Laws and the HSR Act, no notice to, filing with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Merger Sub or Parent of the transactions contemplated by this Agreement.

           Section 4.03 Information Supplied. None of the information supplied in writing or to be supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement, at the time filed with the SEC and at the date it is first mailed to Rymer's stockholders or at the time of the Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

           Section 4.04 No Conflict. To the knowledge of any director or officer of Parent or Merger Sub, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Authority, or court to which either parent or Merger Sub is subject or any provision of the charter or bylaws of either parent or Merger Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Parent or Merger Sub is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement. To the knowledge of any director or officer of Parent or Merger Sub, and other than in connection with the provisions of the HSR Act, the DGCL, the 1933 Act, the 1934 Act, and state securities laws, neither Parent or Merger Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

           Section 4.05 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities (other than those incident to its organization and the execution of this Agreement) and has conducted its operations only as contemplated hereby. Merger Sub owns no assets [other than capital stock of Rymer] and has no liabilities, except for liabilities under this Agreement and under other agreements entered into hereunder and in connection with the transactions contemplated by this Agreement.

           Section 4.06 Brokers and Finders. Except for costs and fees payable to Forest Lake Partners, LLC, neither Parent, Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, investment banking fees, brokerage fees, commission or finders' fees and no investment banker, broker or finder has acted directly or indirectly for Parent on connection with the Agreement or the transactions contemplated thereby.

           Section 4.07 Disclosure No representation, warranty or other statement by Parent or Merger Sub herein or any other document made in connection with this Agreement, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make statements contained herein or therein misleading.

                                  ARTICLE V
               CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

           Section 5.01 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Rymer shall conduct its operations in the ordinary and usual course of business consistent with past and current practices (including with respect to quantity and frequency) and use its best efforts to, (i) keep available the services of the current officers, employees and consultants of Rymer,
 (ii) preserve the current relationships of Rymer with customers, distributors, suppliers, licensors, licensees, contractors and other persons with which Rymer has significant business relations, (iii) maintain all of its assets in good repair and condition (except for ordinary wear and tear) other than those disposed of in the ordinary course of business consistent with past custom and practice, (iv) maintain all insurance currently used in the conduct of Rymer's business as currently conducted, (v) maintain Rymer's books of account and records in the usual, regular and ordinary manner and
 (vi) maintain and protect all of its material intellectual property rights, in each case, in a manner consistent in all material respects with Rymer's ordinary course of business, consistent with past practice. In addition, Rymer shall not, without the prior written consent of the Parent, take any action or permit to occur any event described in Section 3.11 that would be required to be disclosed by Rymer on the Disclosure Schedule with reference to Section 3.11 had such event occurred with respect to Rymer prior to the date of this Agreement.

                                  ARTICLE VI
                            ADDITIONAL AGREEMENTS

           Section 6.01 Access and Information. Prior to the Effective Time, Rymer shall permit Parent, Merger Sub (and their respective lenders, other financing sources, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives and advisers) full and complete access during reasonable business hours and in a manner so as not to interfere with the normal business operations of Rymer, to all properties, books, contracts, commitments, records, documents and facilities of Rymer, and Rymer shall furnish promptly to such parties all other information concerning the business, properties and personnel of Rymer as such parties may reasonably request, and Rymer will make its officers, employees, agents, independent accountants and actuaries available to such parties during reasonable business hours to discuss such matters as may be reasonably requested by the other. Until the Effective Time, all information obtained hereunder shall be subject to the Confidentiality Agreement by and between Rymer and Parent dated November 14, 2000 (the "Confidentiality Agreement").

           Section 6.02   Preparation of Proxy Statement.

      (a) Rymer, Merger Sub and Parent shall furnish to each other all information concerning such person or such person's business that is required by applicable Law to be included in the Proxy Statement. As soon as reasonably practicable after the date hereof, but in any event not later than April 25, 2001, Rymer shall prepare and file with the SEC (after providing Merger Sub and Parent with a reasonable opportunity to review and comment thereon) preliminary proxy materials relating to the Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement") and shall use its best efforts to promptly respond to any comments of the staff ("Staff") of the SEC (after providing Merger Sub and Parent with a reasonable opportunity to review and comment thereon) and to cause the Proxy Statement to be mailed to Rymer's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the Staff. Rymer shall notify Merger Sub and Parent promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Merger Sub with copies of all correspondence between Rymer or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Merger. Rymer will cause the Proxy Statement to comply in all material respects with the applicable provisions of the 1934 Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Stockholders' Meeting (including any requirement to amend or supplement the Proxy Statement) and each party shall furnish to the other such information relating to it and its affiliates to ensure that the statements regarding the parties hereto and their affiliates and such transactions contained in the Proxy Statement will not on the date the Proxy Statement is mailed or on the date of the Stockholders' Meeting or at the Effective Time include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Stockholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Rymer shall promptly prepare and mail to its stockholders such an amendment or supplement; provided, that no such amendment or supplement to the Proxy Statement will be made by Rymer without providing the Merger Sub and Parent the reasonable opportunity to review and comment thereon and without the approval of Merger Sub and Parent, which approval shall not be unreasonably withheld. Rymer and its counsel shall permit Merger Sub, Parent and their respective counsel to participate in all communications with the SEC and its Staff, including all meetings and telephone conferences, relating to the Proxy Statement, this Agreement or the Merger; provided that in the event that such participation by Merger Sub and Parent is not practicable, the Board of Directors shall promptly inform Merger Sub and Parent of the content of all such communications and the participants involved therein.

      (b) Subject to the provisions of Section 6.14 hereof, Rymer will include in the Proxy Statement the unanimous recommendation of Rymer's Board of Directors to the stockholders of Rymer that this Agreement and the Merger be adopted and approved in all respects subject to any modification, amendment or withdrawal thereof as provided in this Agreement. The Proxy Statement shall contain a copy of the written opinion of the Rymer Financial Advisor described in Section 3.29.

      (c) Rymer, acting through its Board of Directors, shall, in accordance with its Certificate of Incorporation and By-laws, send the Proxy Statement to all beneficial owners of Rymer Common Stock and shall comply with the delivery requirements of Regulation 14A or Regulation 14C of the 1934 Act, whichever shall apply to the Proxy Statement.

           Section 6.03 Rymer Stockholders Approval. Rymer shall call a special meeting of its stockholders (the "Stockholders' Meeting") to be held no later than 35 days following the mailing of the Proxy Statement for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger. Rymer, through its Board of Directors, shall recommend to its stockholders approval and adoption of this Agreement and the Merger, which recommendation shall be contained in the Proxy Statement; provided, however, that the Board of Directors may fail to make its recommendation to the stockholders of Rymer or may withdraw, modify or change its recommendation to the stockholders of Rymer, in accordance with
 Section 6.14 hereof. Subject to the foregoing, Rymer shall solicit from the holders of shares of Rymer Common Stock proxies in favor of the approval and adoption of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of such holders required by the DGCL. Subject to the provisions of Section 6.14, Rymer shall take all reasonable action necessary in accordance with the DGCL and its Certificate of Incorporation and By-laws to obtain the requisite approval and adoption of this Agreement and the Merger by the stockholders of Rymer.

           Section 6.04   Miscellaneous Agreements and Consents

      (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Merger as promptly as practicable, including, without limitation, using commercially reasonable efforts to satisfy the conditions contained in Article VII hereof. Merger Sub, Rymer and Parent will use their best efforts to obtain expeditiously all consents, licenses, permits, waivers, approvals, authorizations or orders of all third parties and Governmental Authorities necessary or, in the reasonable opinion of Parent, desirable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Merger Sub, Rymer or Parent, as the case may be, shall take all such necessary action.

      (b) From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or
 investigation  by   any  Governmental   Authority   or  any   other   person
 (i) challenging or seeking material damages in connection with the Merger or the conversion of Rymer Common Stock into cash pursuant to the Merger or
 (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Surviving Corporation to own or operate all or any portion of the businesses or assets of Rymer, which in either case would have a Material Adverse Effect prior to or after the Effective Time.

      (c) Each party shall give (or shall cause its respective subsidiaries to give) any notices to third parties and use their commercially reasonable efforts to obtain any third party consents, (1) necessary, proper or advisable to consummate the Merger, (2) disclosed or required to be disclosed in Disclosure Schedule, or (3) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time. In the event that Merger Sub, Parent or Rymer shall fail to obtain any third party consent described in the immediately preceding sentence, it shall use its commercially reasonable efforts and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Rymer, Merger Sub and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

      (d) If any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger, Rymer, Merger Sub and Parent will take all action reasonably necessary to ensure that the Merger may be lawfully consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger. Rymer shall take all reasonably necessary steps to exempt the Merger from the requirements of any applicable state takeover Law and to assist Merger Sub in any challenge to the validity or applicability to the Merger of any state takeover Law.

           Section 6.05   Interim Financial  Statements   During  the  period
 prior to the Effective Time, Rymer shall deliver to Parent monthly an unaudited balance sheet as of the end of such month and the unaudited statements of income of Rymer for the period then ended (the "Interim Financial Statements"). The Interim Financial Statements shall be correct and complete in all material respects and shall in material respects fairly present the financial condition, and results of operations of Rymer as of the respective dates, and the Interim Financial Statements shall be prepared in accordance with GAAP consistently applied throughout the periods involved.

           Section 6.06 Hart-Scott-Rodino Compliance; Governmental Consents. If required by applicable law, Parent, Merger Sub and Rymer shall as soon as practicable file Notification and Report Forms under the HSR Act with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. All costs associated with any such filing shall be borne by Parent. Parent and Rymer will take all such action as may be necessary under any Laws applicable to or necessary for, and will file and, if appropriate, use their reasonable efforts to have declared effective or approved, all documents and notifications with such Governmental Authority or regulatory bodies which they deem necessary or appropriate for the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates reasonably necessary to enable such other party to take such actions.

           Section 6.07   Certain Notifications.    At all  times  until  the
 Effective Time, each party shall promptly notify the other in writing of the occurrence of :

      (a) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any
 (i) representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant or any condition to the obligations of any party to effect the Merger not to be complied with or satisfied;

      (b) the failure of any party hereto to, in any material respect, comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement;

      (c) the receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

      (d) the receipt of any notice or other communication from any Governmental Authority in connection with the Merger; and

      (e) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the party, threatened against, relating to or involving or otherwise affecting Rymer or Merger Sub, which relates to the consummation of the Merger; in each case, to the extent such event or circumstance is or becomes known to the party required to give such notice; provided, however, that the delivery of any notice pursuant to this Section
 6.07 shall not be deemed to be an amendment of this Agreement or any Section in Disclosure Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

           Section 6.08 Compliance with Laws. From the date hereof and until the Closing Date, Rymer shall comply with all laws applicable to, or binding upon, Rymer or its business or properties, except where the failure to comply would not have a Material Adverse Effect.

           Section 6.09 Voting Agreements. Rymer shall cause the Voting Agreements to be delivered to Parent and Merger Sub, which in the aggregate shall represent the power to vote not less than 17.3% of Rymer Common Stock.

           Section 6.10 Best Efforts. Each party agrees to use its or his best efforts to take all necessary actions to cause the Merger to be consummated.

           Section 6.11 Press Releases. The parties agree that, except as otherwise provided by Law, no press release or other public announcement with respect to this Agreement or the transactions contemplated hereby shall be made without the prior consultation (and reasonable opportunity for comment by) of all parties hereto.

           Section 6.12 Exchange Act Filings. Unless an exemption shall be expressly applicable to Rymer, Rymer will file with the SEC all reports required to be filed by it pursuant to the rules and regulations of the SEC (including, without limitation, all required financial statements). Such reports and other information shall comply in all material respects with all of the requirements of the SEC rules and regulations, and when filed, to Rymer's knowledge, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           Section 6.13 Cooperation with Financing. In order to assist with the financing of the transactions contemplated by this Agreement, at or prior to Closing, Rymer shall take such commercially reasonable steps as are necessary to cause the following to occur:

      (a) At Merger Sub's request, (i) with respect to each parcel of real property leased by Rymer or its subsidiaries within the United States, Rymer shall use its commercially reasonable best efforts to deliver to Merger Sub, if required by the lender of any such financing, a nondisturbance agreement, a consent and waiver and/or an estoppel letter executed by the landlord, lessor and/or licensor of such leased property and (ii) with respect to each parcel of real property owned by Rymer or its subsidiaries that is located within the United States, Rymer shall deliver title insurance and surveys, in each case, in form and substance reasonably acceptable to Merger Sub, however, the parties acknowledge that Rymer is presently on a month-to-month lease in its primary location and may be unable to procure any of the foregoing from such landlord;

      (b) At Merger Sub's request, Rymer shall furnish such financial statements as may be reasonably requested by Merger Sub in connection with the financing of the transactions contemplated by this Agreement; and

      (c) At Merger Sub's request, Rymer shall cause its officers, employees, consultants, agents, accountants and attorneys to cooperate with Merger Sub and its lenders and authorized representatives in connection with a review of Rymer and the financing of the transactions contemplated hereby, including the preparation by Merger Sub and its financing sources of any offering memorandum or other documents related to the financing of the Transactions and making senior management available to meet with any prospective providers of financing during reasonable business hours.

           Section 6.14   No Solicitation; Fiduciary Responsibilities.

      (a)  Rymer shall not, and  Rymer shall cause  its subsidiaries not  to, and Rymer agrees that it shall not authorize nor permit any of its directors, officers, employees, agents, representatives or affiliates to, directly or indirectly, solicit, initiate, encourage or facilitate (including by way of furnishing or disclosing non-public information) any inquiries, discussions or the making of any proposal (a "Third Party Inquiry") with respect to any sale, merger, consolidation, recapitalization or other business combination involving Rymer or acquisition of any kind of a material portion of the assets or capital stock of Rymer or its subsidiaries (a "Third Party Transaction") or negotiate, in any way with any person (other than Parent, Merger Sub or their respective directors, officers, employees and representatives), or enter into any agreement, with respect to any Third Party Inquiry or Third Party Transaction or enter into or consummate any agreement, arrangement, or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that prior to the Stockholders' Meeting, Rymer may, if and only for so long as the Board of Directors of Rymer determines in good faith by a majority vote, based upon the advice of its outside counsel that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of Rymer under applicable law, in response to a written Third Party Inquiry with respect to a proposed Third Party Transaction from any person that was not solicited by Rymer and that did not otherwise result from the breach of this Section 6.14, and subject to compliance with Section 6.14(c), (x) furnish information with respect to Rymer and its subsidiaries to such person pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with such person regarding any Third Party Transaction; provided, that the Third Party Inquiry (1) is not subject to any material contingency, to which the other party thereto has not demonstrated in its written inquiry its ability to overcome, including receipt of government consents or approvals, (2) is from a person whom the Board of Directors of Rymer has concluded in good faith has the financial capacity to consummate the Third Party Transaction, (3) is in the good faith judgment of the Board of Directors of Rymer reasonably likely to be consummated and is in the best interests of the stockholders of Rymer, and
 (4) such proposal is more favorable to the stockholders of Rymer from a financial point of view than the transactions contemplated by this Agreement. Rymer agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Third Party Transaction or similar transaction or arrangement.

      (b) Neither Rymer (or any of its subsidiaries) nor the Board of Directors of Rymer nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval, adoption or recommendation by the Board of Directors of Rymer (or any such committee) of this Agreement, the Merger or the other transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Third Party Transaction, (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any Third Party Transaction or propose or agree to do any of the foregoing, or (iv) submit any Third Party Transaction at the Stockholders' Meeting for purposes of voting upon approval and adoption of the Third Party Transaction; provided, however, that prior to the Stockholders' Meeting, Rymer may, only if determined in good faith by a majority vote of the members of the Board of Directors of Rymer based on the advice of its outside counsel that the failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of Rymer under applicable Law, and after compliance with the following sentence, terminate this Agreement pursuant to
 Section 8.01(i) (provided that concurrently with such termination Rymer enters into a definitive agreement containing the terms of a Third Party Transaction). If Rymer shall exercise its right to terminate this Agreement pursuant to this Section 6.14(b), Rymer shall deliver to Parent (or at Parent's direction, such other person as Parent may designate in writing), and any such termination shall be conditioned upon Parent's or such other person' receipt of, (i) the Termination Fee and Parent Costs specified in
 Section 8.03(e), and (ii) written acknowledgment from Rymer and from the other person to the Third Party Transaction that Rymer and such other person have irrevocably waived any right to contest such payment. Rymer shall give Parent and Merger Sub five business days' prior written notice of its intent to terminate the Agreement pursuant to Section 8.01(i) hereof, which notice shall include all of the information described in Section 6.14(c) as of the date of such notice.

      (c) Rymer promptly (and in any event within two days of the relevant event) shall advise Merger Sub and Parent orally and in writing of any Third Party Inquiry or Third Party Transaction or any other inquiry with respect to or that could reasonably be expected to lead to any Third Party
 Transaction and the identity of the person making any such Third Party Inquiry, Third Party Transaction or other inquiry, and, in each case, the terms and conditions thereof, including any amendment or other modification to the terms of any such Third Party Inquiry, Third Party Transaction or other inquiry. Rymer shall keep Merger Sub and Parent fully informed of the status of any proposal relating to a Third Party Inquiry or Third Party Transaction on a current basis and will notify Parent 24 hours in advance before an agreement is executed with respect to any Third Party Transaction.

      (d)  Subject to  Section  6.14(a)  hereof, nothing  contained  in  this
 Section 6.14 shall prohibit the Board of Directors of Rymer from taking and disclosing to the stockholders of Rymer a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a)
 promulgated under the 1934 Act or from making such disclosure to the stockholders of Rymer which, in the judgment of the Board of Directors, after consultation with its legal counsel, is necessary under applicable Law or the rules of any stock exchange to meet the fiduciary duties of the Board of Directors under applicable Law. Rymer shall give Parent prompt written notice and a copy of any such disclosure.

           Section 6.15 Earnest Money. The parties each acknowledge that Parent has paid One Hundred Thousand Dollars ($100,000) in refundable earnest money (the "Earnest Money") in trust to Michael Best & Friedrich LLP (the "Escrow Agent"). Rymer shall direct the Escrow Agent to transfer the Earnest Money to the Paying Agent (for application to the payment of the Merger Consideration) not less than one full business day prior to the Closing. If (i) this Agreement is terminated for any reason, or (ii) Merger Sub, Parent or any of their respective affiliates purchases more than two percent (2.0%) of the outstanding Rymer Common Stock or lends any money to Rymer (directly or indirectly by purchasing an interest in any of the Company's existing indebtedness with institutional lenders), then in any such case any party to this Agreement shall be entitled to direct the Escrow Agent to refund all of the Earnest Money to Parent.

                                 ARTICLE VII
                                 CONDITIONS

           Section 7.01   Conditions   to   Each   Party's   Obligations   to
 Consummate the Merger. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment (or, if permitted by applicable Law, waiver by the party for whose benefit such condition exist) at or prior to the Effective Time of the following conditions:

      (a) Stockholder Vote. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the requisite holders of the outstanding shares of Rymer Common Stock in accordance with the DGCL and Rymer's Certificate of Incorporation;

      (b) HSR Act. Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

      (c)  Prohibitive  Orders.    No   order,  statute,  rule,   regulation,
 executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority or a court of competent jurisdiction or shall be in effect which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or of limiting or restricting the Surviving Corporation's conduct or operation of the business of Rymer after the Merger; and

      (d) Litigation. There shall be no action or proceeding initiated by any Governmental Authority or any third party pending which seeks to restrain, prohibit or invalidate any material transaction contemplated by this Agreement or to recover substantial damages or other substantial relief with respect thereto and no injunction or restraining order shall have been issued by any court restraining, prohibiting or invalidating any such material transaction.

           Section 7.02 Conditions to Obligations of Rymer to Consummate the Merger. The obligations of Rymer to consummate the Merger shall be subject to the fulfillment (or waiver by Rymer) at or prior to the Effective Time of the following conditions:

      (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV hereof (i) that are qualified by materiality shall be true and correct and (ii) that are not qualified by materiality, shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and Rymer shall have received a certificate signed by an officer of Parent and Merger Sub to that effect; and

      (b) Performance of Obligations. Parent and Merger Sub shall each have in all material respects performed all obligations required to be performed by them under this Agreement prior to the Effective Time, and Rymer shall have received a certificate signed by an officer of Parent and Merger Sub to that effect.

           Section 7.03 Conditions to Obligations of Parent and Merger Sub to Consummate the Merger. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

      (a) Representations and Warranties. The representations and warranties of Rymer set forth in Article III hereof (i) that are qualified by materiality shall be true and correct and (ii) that are not qualified by materiality, shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate signed by the appropriate officers of Rymer to that effect;

      (b) Performance of Obligations. Rymer shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Parent and Merger Sub shall have received a certificate signed by the appropriate officers of Rymer to that effect;

      (c) Permits, Authorizations, Etc. Rymer and Merger Sub shall have obtained any and all consents or waivers from other parties to loan agreements or other contracts material to their respective businesses for the lawful consummation of the Merger;

      (d) Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Parent and Merger Sub; and, Rymer shall have made available to the Parent and Merger Sub for examination the originals or true and correct copies of all documents which the Parent and Merger Sub reasonably may request in connection with the transaction contemplated by this Agreement;

      (e) Due Diligence. Parent and Merger Sub shall have conducted a due diligence investigation and review of Rymer, its business and all matters pertaining thereto (including a continuing review of all matters described on the Disclosure Schedule) that Parent and Merger Sub deems relevant and the results of such investigation and review shall be satisfactory to the Parent and Merger Sub in their sole discretion; provided, however, that this condition shall be deemed satisfied if Parent and Merger Sub have not terminated this Agreement pursuant to Section 8.01(c) hereof within 30 days after execution of this Agreement;

      (f) Financing. Surviving Corporation shall have obtained debt and equity financing sufficient to consummate the Merger (including the payment of the Merger Consideration, the Option Consideration and the repayment of indebtedness for borrowed money of Rymer or any of its subsidiaries that is required to be repaid as a result of the Merger, if any) and to pay all fees and expenses in connection therewith and to provide working capital for the Surviving Corporation, all on terms reasonably satisfactory to Merger Sub;

      (g) Repayment of Indebtedness; Release of Liens and Guaranties. Except as set forth on Exhibit A hereto, all outstanding indebtedness for borrowed money of Rymer or any of its subsidiaries shall be paid in full,
 (ii) any letters of credit of Rymer or any of its subsidiaries shall be terminated, and (iii) Rymer shall have obtained (x) the release of all Liens on the capital stock of Rymer or any of its subsidiaries and all assets of Rymer or any of its subsidiaries securing indebtedness and (y) the release of all guarantees by Rymer or any of its subsidiaries of indebtedness for borrowed money. At the Closing, Rymer shall provide or arrange to be provided to Merger Sub all releases and other documents in form and substance reasonably satisfactory to Merger Sub demonstrating the release of such Liens and guarantees;

      (h) Third-Party Consents. Rymer shall have obtained all consents, authorizations, approvals and waivers from third parties, in form reasonably acceptable to Merger Sub (x) which are necessary in order to enable (i) the consummation of the Merger and (ii) the Surviving Corporation to conduct its business in all material respects after the Closing Date on the same basis as conducted prior to the date hereof, in each case, except for those failure of which to obtain would not have, individually or in the aggregate, a Material Adverse Effect and (y) which are listed on Exhibit B hereto;

      (i)  Financial Statements.   Parent  shall  have received  the  Interim
 Financial Statements;

      (j) Termination of Rymer Stock Options. All Rymer Stock Options shall be extinguished and, as of immediately prior to Closing, Rymer shall have no liability or obligation with respect to any such Rymer Stock Options, except as provided in Section 2.03;

      (k)  Employment Agreements.   Paul Conti and   Thomas Unterfranz  shall
 have entered into employment agreements with Rymer in a form acceptable to Paul Conti, Parent and Merger Sub;

      (l) DAR Agreement. The Intellectual Property Purchase Agreement, dated January 27, 1999, between Rymer and DAR Foods Corporation shall have been terminated and the liabilities evidenced thereby shall have been compromised and converted into a promissory note with terms and conditions which are satisfactory to Paul Conti, Parent and Merger Sub;

      (m) Phase I Environmental Report. Parent shall have received a Phase I Environmental Report from an independent environmental consulting or engineering firm, and such report shall not have disclosed environmental concerns and liabilities which, in the reasonable estimation of such firm, are reasonably likely to exceed $100,000 to cure or remediate (and if such firm does not give an estimated amount, then in the reasonable estimation of Parent);

      (n) Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Rymer after the date hereof and prior to the Effective Time, or prior to the date hereof, unless such Material Adverse Effect is fully reflected in the Financial Statements;

      (o)  Dissenting Shares.    The Dissenting  Shares,  if any,  shall  not
 include greater than seven and one-half percent (7.5%) of the issued and outstanding shares of Rymer Common Stock;

      (p) Net Worth. The net worth of Rymer (defined as the book value of Rymer's assets over the book value of Rymer's liabilities, each calculated on a consolidated basis) on the Closing Date is not less than Eight Hundred Eighty-Five Thousand Dollars ($885,000); and

      (q) Opinion of Counsel. Shefsky & Froelich Ltd., counsel for Rymer, shall have furnished to Parent its opinion as of the Closing in the form and to the effect set forth in Exhibit C hereto.


                                 ARTICLE VIII
                        TERMINATION, AMENDMENT, WAIVER

           Section 8.01 Termination. This Agreement may be terminated upon written notice by the terminating party to each other party at any time prior to the Effective Time, whether before or after approval by the stockholders of Rymer; provided, however, that the right to terminate this Agreement under this Section 8.01 shall not be available to any party whose breach or default of this Agreement (or any part hereof) or failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of a condition resulting in such party's right to terminate this Agreement:

      (a)  by unanimous consent of Rymer, Parent and Merger Sub;

      (b) by Parent, Merger Sub or Rymer, if the Stockholders' Meeting shall have been held and the holders of outstanding shares of Rymer Common Stock shall have failed to approve and adopt this Agreement and the Merger in accordance with Rymer's Certificate of Incorporation and the DGCL upon a vote taken at such meeting (including any adjournment or postponement thereof);

      (c) by Parent, or Merger Sub if any of the conditions contained in Sections 7.01 or 7.03 have not been satisfied prior to August 31, 2001 or if the Closing has not occurred on or prior to August 31, 2001;

      (d)  by Rymer, if any of the  conditions contained in Sections 7.01  or
 7.02 have not been satisfied prior to August 31, 2001 or if the Closing has not occurred on or prior to August 31, 2001;

      (e) by Rymer, if Parent or Merger Sub has committed a material breach of any representation, warranty or agreement contained in this Agreement and such breach remains uncured by Merger Sub and Parent for a period of ten days after written notice to such parties of such breach;

      (f) by Parent or Merger Sub, if Rymer has committed a material breach of any representation, warranty or agreement contained in this Agreement and such breach remains uncured by Rymer for a period of ten days after written notice to Rymer of such breach;

      (g) by Parent or Merger Sub, if the Board of Directors of Rymer or any committee thereof (i) shall withdraw, modify in a manner adverse to Merger Sub, or refrain from giving its approval or recommendation of this Agreement or any of the Transactions or (ii) recommends a potential Third Party Transaction to Rymer's stockholders pursuant to Section 6.14;

      (h) by Parent or Merger Sub, if the condition contained in Section 7.03(e) has expired or been waived in writing by Parent and Merger Sub and Rymer has not within three business days thereafter delivered to Parent and Merger Sub (or their designee) voting power (in addition to the voting power contemplated by the Voting Agreements) with regard to at least 42% of the outstanding Rymer Common Stock in the form of shares or a continuing commitment to immediately sell shares (in either case without a written purchase agreement) of Rymer Common Stock at any time after such three business day period upon demand by Parent and Merger Sub at a price per share equal to the Merger Consideration;

      (i) By Rymer in accordance with Section 6.14 hereof; provided, however, that in order for the termination of this Agreement pursuant to this Section 8.01(i) to be deemed effective, Rymer shall have complied with all of the provisions of Section 6.14, including the notice provisions contained therein and the payment of the Termination Fee and the Parent Costs; or

      (j)  By Parent or  Merger Sub, if  any person or  group (as defined  in
 Section 13(d)(3) of the 1934 Act) (other than Parent, Merger Sub or any of their affiliates) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least seven and one-half percent (7.5%) of the outstanding shares of Rymer Common Stock (excluding only persons who are party to a Voting Agreement in favor of Merger Sub and any stockholder which on the date hereof owns more than forty percent (40%) of the voting power of Rymer Common Stock, on a fully diluted basis).

           Section 8.02  Method of Termination; Effect of Termination.

      (a) Any such right of termination hereunder shall be exercised by written notice of termination given by the terminating party to the applicable other parties hereto in the manner hereinafter provided in
 Section 11.01.

      (b)  In the  event of  the termination  of this  Agreement pursuant  to
 Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any of the parties hereto or any of their respective officers or directors and all rights and obligations of any party hereto shall cease, except for (i) as described in Article IX,
 (ii) as set forth in Section 8.03 and (iii) the provisions of the Confidentiality Agreement; provided, however, that nothing herein shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Agreement available to a party by reason of, any intentional breach by the other party or parties of this Agreement.

           Section 8.03  Fees and Expenses.

      (a) Except as provided in Section 6.06 and this Section 8.03, each party shall pay or be responsible for all expenses incurred by such party in connection with the transactions contemplated by this Agreement. The fees, expenses and other costs (including but not limited to legal, accounting, due diligence, securities, proxy solicitation and printing fees, expenses and costs) of Rymer in connection with the transactions contemplated by this Agreement (collectively "Transaction Costs") which have been or will be incurred by Rymer between November 15, 2000 and the Closing shall be paid as follows (with any balance remaining unpaid at Closing to be paid at Closing):

           (i) The first One Hundred Six Thousand Five Hundred Dollars ($106,500) of Transaction Costs shall be paid by Rymer;

           (ii) The next Forty Three Thousand Five Hundred Dollars ($43,500) of Transaction Costs shall be paid as follows:

                (A) Forty-two and seven one hundredths percent (42.07%) of such Transaction Costs shall be paid by Rymer if, but only if, prior to the Closing, one or more members of the Board of Directors of Rymer affiliated with W.R. Huff Asset Management surrenders, without consideration therefor, Rymer Stock Options which, but for such surrender, otherwise would be entitled to receive Option Consideration in an aggregate amount equal to forty-two and seven one hundredths percent (42.07%) of such Transaction Costs; and

                (B) Fifty-seven and ninty-three one hundredths percent (57.93%) of such Transaction Costs shall be paid at Closing by Rymer through a reduction in the aggregate Merger Consideration and Option Consideration payable at Closing by Parent and Merger Sub on a dollar-for-dollar basis. Accordingly, in the event the aggregate Merger Consideration and Option Consideration is reduced by application of the preceding sentence, the per share Merger Consideration payable to the holders of Rymer Common Stock (other than W.R. Huff Asset Management, which will pay its ratable share of such expenses pursuant to the preceding subparagraph (A)) and the Option Consideration payable to holders of Rymer Stock Options shall also be reduced ratably; and

           (iii) All Transaction Costs not paid as specified in subsections (i) and (ii) above shall be paid at Closing by Rymer through a reduction in the aggregate Merger Consideration and Option Consideration payable at Closing by Parent and Merger Sub on a dollar-for-dollar basis. Accordingly, in the event the aggregate Merger Consideration and Option Consideration is reduced by application of the preceding sentence, the per share Merger Consideration payable to the holders of Rymer Common Stock and the Option Consideration payable to holders of Rymer Stock Options shall also be reduced ratably. Except to the extent specifically described in the last sentence of Section 8.03(f), the remedies described in Sections 8.03 (b) - (e) hereof shall be mutually exclusive and shall constitute the sole remedy for money damages for termination of this Agreement pursuant to the sections of this Agreement described therein.

      (b) In the event that this Agreement is terminated pursuant to Section 8.01(e), on the date of such termination, Parent shall pay Rymer (or at Rymer's direction, to such other person as Rymer may designate in writing) by wire transfer of immediately available funds to an account specified by Rymer an amount in cash (which amount may be estimated by Rymer in good faith prior to the date of such payment, subject to an adjustment payment between the parties upon Rymer's definitive determination of such amount) equal to the aggregate amount of the costs, fees and expenses of counsel, accountants, financial advisors, financing sources and other experts and advisors as well as fees and expenses incident to the investigation, negotiation, preparation and execution of this Agreement and the attempted consummation of the transactions contemplated by this Agreement, the related documentation and the stockholders' meetings and consents, including without limitation, the commitment, legal and other costs, fees and expenses of financing sources for which Rymer is responsible, up to a maximum amount of Fifty Thousand Dollars ($50,000).

      (c)   In  the  event that  this  Agreement is  terminated  pursuant  to
 Section 8.01(j), on the date of such termination, Rymer shall pay Parent (or at Parent's direction, to such other person as Parent may designate in writing) by wire transfer of immediately available funds to an account specified by Parent an amount in cash (which amount may be estimated by Parent in good faith prior to the date of such payment, subject to an adjustment payment between the parties upon Parent's definitive determination of such amount) equal to (i) the aggregate amount of the costs, fees and expenses of counsel, accountants, financial advisors, financing sources and other experts and advisors as well as fees and expenses incident to the investigation, negotiation, preparation and execution of this Agreement and the attempted financing and consummation of the transactions contemplated by this Agreement, the related documentation and the stockholders' meetings and consents, including without limitation, the commitment, legal and other costs, fees and expenses of financing sources for which Parent is responsible (such amount, the "Parent Costs"), plus (ii) Twenty-Five Thousand Dollars ($25,000) up to a maximum combined amount of One Hundred Seventy-Five Thousand Dollars ($175,000).

      (d)  In the  event  that  this  Agreement  is  terminated  pursuant  to
 Section 8.01(h), within 60 days following the date of such termination, Rymer shall pay Parent (or at Parent's direction, such other person as Parent may designate in writing) by wire transfer of immediately available funds to an account specified by Parent a payment in the amount equal to One Hundred Fifty Thousand Dollars ($150,000).

      (e)  In the  event  that  this  Agreement  is  terminated  pursuant  to
 Section 8.01(f), (g) or (i), on the date of such termination, Rymer shall pay Parent (or at Parent's direction, such other person as Parent may designate in writing) by wire transfer of immediately available funds to an account specified by Parent a payment in the amount equal to Two Hundred Thousand Dollars ($200,000) (the "Termination Fee") plus Parent Costs up to a maximum of One Hundred Thousand Dollars ($100,000).

      (f)  If this Agreement is terminated pursuant to any of subsections (a)
 - (d) of Section 8.01 (except only for a termination by Rymer under Section 8.01(d) as a result of the failure of a condition contained in Section 7.02) and Rymer enters into any agreement or understanding with a third party with respect to a potential Third Party Transaction within 180 days after such termination, then if the potential Third Party Transaction is consummated (whether or not during the 180 day period following termination of this Agreement), on the date of the consummation of such Third Party Transaction, Rymer shall pay the Termination Fee to Parent (or at Parent's direction, such other person as Parent may designate in writing) by wire transfer of immediately available funds to an account specified by Parent plus Parent Costs up to a maximum of One Hundred Thousand Dollars ($100,000). Notwithstanding the foregoing, if Rymer has previously paid any amount pursuant to Section 8.03(c) or this Section 8.03(f), then Rymer's obligation to pay Parent Costs hereunder shall be reduced by the amount of Parent Costs previously paid pursuant to Section 8.03(c) or this Section 8.03(f).

           Section 8.04 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, that after the approval and adoption of this Agreement by the stockholders of Rymer, no amendment may be made which would (a) change the amount or the type of Merger Consideration to be received by the stockholders of Rymer pursuant to the Merger, (b) change any other term or condition of the Agreement if such change would materially and adversely affect Rymer or the holders of shares of Rymer Common Stock or (c) without the vote of the stockholders entitled to vote on the matter, change any term of the Certificate of Incorporation of Rymer. This Agreement may not be amended nor may any provision of this Agreement be waived except by an instrument in writing signed by the parties hereto.

           Section 8.05  Waiver.   At any time  prior to the Effective  Time,
 any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered by the other party pursuant hereto and (c) waive compliance with any agreement or condition to its obligations (other than the conditions set forth in Sections 7.01(a) and (b)) contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE IX
          NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

           Section 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that (a) those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX shall survive the Effective Time for the respective periods set forth therein or, if no such period is specified, for four years, and (b) the representations, warranties and agreements set forth in Section 3.29, 6.11, Article VIII and this Article IX shall survive termination for the respective periods set forth therein or, if no such period is specified, for four years. Nothing in this Article IX shall relieve any party for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

                                  ARTICLE X
                                 DEFINITIONS

           Section 10.01  Certain Definitions.

           (a) As used in this Agreement, the following terms shall have the following meanings:

                "affiliate" of a specified person means a person who directly
      or  indirectly  through  one   or  more  intermediaries  controls,   is
      controlled by, or is under common control with, such specified person;

                "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of Milwaukee, Wisconsin;

                "Code" means the Internal Revenue Code of 1986, as amended;

                "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                "Environmental Laws" shall mean, collectively, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Toxic Substances Control Act, principles of common Law and any other federal, state or local Laws, including rules and regulations thereunder, regulating or otherwise affecting or relating to human health or the environment;

                "Environmental Materials" shall mean, collectively, any material, substance, chemical, waste, contaminant or pollutant which is regulated, listed, defined as or determined to be hazardous, extremely hazardous, toxic, dangerous, restricted or a nuisance, or otherwise harmful to human health or the environment, under any Environmental Laws;

                "Governmental Authority" means any United States (federal, state, local or any subdivision thereof), foreign or supra-national Government, or governmental, judicial, regulatory or administrative authority, agency, commission, tribunal or body.

                "Hazardous Substances" means hazardous substances as defined under the Comprehensive Environmental Response, Compensation and
      Liability Act, 42 U.S.C. S9601, et seq. applicable Illinois Law, and all regulations promulgated thereunder;

                "knowledge" or "knowledge of Rymer" or the like, shall mean the knowledge of Paul Conti, Tom Unterfranz or Charles Vaisnoras after making a commercially reasonable inquiry and, if such persons fail to make such inquiry, shall include constructive knowledge of such facts as would have been learned had such inquiry been made;

                "Lien" shall mean, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset;

                "Material Adverse Effect." As used in this Agreement, the term "Material Adverse Effect" shall mean, when used in connection with Rymer and its subsidiaries (or, after the Effective Time, the Surviving Corporation and its subsidiaries), any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations, condition (financial or otherwise) or prospects of Rymer (or, as applicable, the Surviving Corporation) and its subsidiaries, taken as a whole (including any change or effect resulting from general economic conditions or relating to those industries specific to the business of Rymer (or, as applicable, the Surviving Corporation) and its subsidiaries), (ii) the right or ability of Rymer (or, as applicable, the Surviving Corporation) and its subsidiaries, taken as a whole, to carry on their respective businesses as now or proposed to be conducted, or (iii) the ability of the Merger Sub, Rymer or the Surviving Corporation to perform their respective obligations under this Agreement. A Material Adverse Effect shall be deemed to have occurred if the cumulative effect of an individual event and all other then existing events would result in a Material Adverse Effect. In addition to, and not in limitation of, the foregoing, a "Material Adverse Effect" shall be deemed to have occurred if the relevant change, effect, event, occurrence, condition or development (or the cumulative effect of all changes, effects, events, occurrences, conditions or developments) is valued at $100,000 or greater.

                "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in
      Section 13(d)(3) of the Exchange Act), trust, association or entity or Governmental Authority, political subdivision, agency or instrumentality of a Governmental Authority;

                "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

                "Tax" or  "Taxes" means  any federal,  state, county,  local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales, use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, unemployment, social security (or similar), severance, disability, customs duties, stamp, occupation, alternative or add-on minimum, estimated and other taxes, charges, fees, assessments, levies or charges of any kind whatsoever including deficiencies, penalties, additions to tax, and interest attributable thereto, whether disputed or not; and

                "Tax Return" means any return, declaration, estimate, information return, report, statement, and claim for refund or filing with respect to any Taxes, including any schedules attached thereto and including any amendment thereof.

      (b) As used in this Agreement, the following terms shall have the meanings ascribed thereto in the Section or paragraph of this Agreement indicated below:

      1933 Act                           Section 3.03(b)
      1934 Act                           Section 3.03(b)
      Agreement                          Introductory Paragraph
      Antitrust Division                 Section 6.06
      Benefit Plans                      Section 3.18(a)
      Blue Sky Laws                      Section 3.03(b)
      Certificate of Merger              Section 1.02
      Certificates                       Section 2.02(c)
      Closing                            Section 1.02
      Closing Date                       Section 1.02
      Confidentiality Agreement          Section 6.01
      DGCL                               Section 1.01
      Disclosure Schedule                Article III
      Dissenting Shares                  Section 2.04(a)
      Earnest Money                      Section 6.15
      Effective Time                     Section 1.02
      Escrow Agent                       Section 6.15
      ERISA                              Section 3.18(a)
      Financial Statements               Section 3.07
      Food Acts                          Section 3.13(a)
      FTC                                Section 6.06
      GAAP                               Section 3.07
      HSR Act                            Section 3.03(b)
      Insurance                          Section 3.22
      Intellectual Property              Section 3.19
      Interim Financial Statements       Section 6.05
      IRS                                Section 3.18(a)
      Laws                               Section 3.03(a)
      Licenses                           Section 3.13(b)
      Merger                             Section 1.01
      Merger Consideration               Section 2.01(b)
      Merger Sub                         Introductory Paragraph
      Option Consideration               Section 2.03(a)
      Parent                             Introductory Paragraph
      Parent Costs                       Section 8.03(c)
      Paying Agent                       Section 2.02(a)
      Products Liability                 Section 3.23
      Proxy Statement                    Section 6.02(a)
      Real Property                      Section 3.15(c)
      Related Party                      Section 3.25
      Rymer                              Introductory Paragraph
      Rymer Balance Sheet                Section 3.07
      Rymer Common Stock                 Recitals
      Rymer Common Stock Equivalents     Section 3.06
      Rymer SEC Reports                  Section 3.08
      Rymer Stock Option                 Section 2.03(a)
      Rymer Stock Option Plan            Section 2.03(a)
      SEC                                Section 3.08
      Staff                              Section 6.02(a)
      Stockholders' Meeting              Section 6.03
      Surviving Corporation              Section 1.01
      Termination Fee                    Section 8.03(e)
      Third Party Inquiry                Section 6.14(a)
      Third Party Transaction            Section 6.14(a)
      Transaction Costs                  Section 8.03(a)
      Voting Agreements                  Recitals


                                  ARTICLE XI
                              GENERAL PROVISIONS

           Section 11.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) the second business day after being deposited in the United States mail registered or certified (return receipt requested), or (iii) the first business day after being deposited with Fed Ex or any other recognized national overnight courier service, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)  If to Parent or Merger Sub:

                     FLP Holdings III LLC
                     1301 West 22nd Street, Suite 615
                     Oak Brook, Illinois 60523
                     Attention: Robert J. Pachmayer

                With copies to:

                     Michael Best & Friedrich LLP
                     100 East Wisconsin Avenue
                     Milwaukee, Wisconsin  53202
                     Attention: Roger D. Strode


           (b)  If to Rymer:

                     Rymer Foods, Inc.
                     4600 South Packers Avenue
                     Chicago, Illinois  60609
                     Attention:  Paul Conti

                     With a copy to:

                     Shefsky & Froelich Ltd.
                     444 North Michigan Ave.
                     Chicago, Illinois  60611
                     Attention: Mitchell D. Goldsmith

           Section 11.02  Miscellaneous. Except  for  the provisions  of  the
 Confidentiality  Agreement,   this   Agreement  (including   the   exhibits,
 schedules, documents and instruments referred to herein or therein):

                (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;

                (ii) shall not be assigned by operation of Law or otherwise (except that Parent and Merger Sub may assign their respective rights and obligations hereunder as collateral security to any person providing financing to Parent and/or Merger Sub; provided, that no such assignment shall change the amount or nature of the Merger Consideration or relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations); and

                (iii) may be executed in two or more counterparts which together shall constitute a single agreement.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, next of kin, distributees, executors, administrators and personal representatives.

           Section 11.03 Waiver; Remedies. No delay or failure on the part of any party hereto to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

           Section 11.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule, Law  or  regulation,  or  public  policy,  all  other  conditions  and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

           Section 11.05 Construction. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

           Section 11.06 Governing Law. This Agreement shall be construed in accordance with the Laws of the State of Delaware (without regard to principles of conflicts of Laws) applicable to contracts made and to be performed within such State.

           Section 11.07  Third-Party Beneficiaries.   No  third parties  are
 intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

           Section 11.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

           Section 11.09  Headings.   The descriptive  headings contained  in
 this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           Section 11.10 Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           Section 11.11 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

           Section 11.12 Further Assurances. Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively carry out the terms and conditions of this Agreement.

           Section 11.13 Recitals. The Recitals to this Agreement are true and correct and are a part of this Agreement hereby incorporated by reference.

                     [SIGNATURES ON NEXT PAGE FOLLOWING]

      IN WITNESS  WHEREOF, Parent,  Merger Sub  and  Rymer have  caused  this
 Agreement  to  be  signed  by  their  respective  officers  thereunto   duly
 authorized, all as of the date first written above.


                               FLP HOLDINGS III LLC


                               By:   /s/ Robert J. Pachmayer
                                     ----------------------------------------
                               Its:  Managing Member of Forest Lake
                                     Partners, LLC, Its Manager



                               RYMER FOODS, INC.


                               By:   /s/ Paul Conti
                                     -------------------------------
                               Its:  Chief Executive Officer



                               RFI ACQUISITION, INC.


                               By:   /s/ Robert J. Pachmayer
                                     ----------------------------------------
                               Its:  President

                                  APPENDIX B

                      OPINION OF THE GRIFFING GROUP, INC.



 Rymer Foods, Inc.
 April 10, 2001
 Page 1

 April 10, 2001

 Board of Directors
 Rymer Foods, Inc.
 4600 South Packers Avenue
 Chicago, Illinois 60609

 Members of the Board:

 We understand that Rymer Foods, Inc. ("Rymer" or the "Company"), FLP Holdings III LLC ("FLP") and RFI Acquisition, Inc. ("RFI") propose to enter into an Agreement and Plan of Merger, substantially in the form of the agreement dated as of April 10, 2001 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of RFI with and into Rymer. Pursuant to the Merger, each issued and outstanding share of common stock, par value $0.04 per share, of Rymer ("Rymer Common Stock") will be converted into the right to receive in cash $0.525 per share, subject to certain limited adjustments described in the Merger Agreement (the "Consideration").

 You have asked us whether, in our opinion, the Consideration to be received pursuant to the Merger Agreement is fair from a financial point of view to the holders of Rymer Common Stock.

 In connection with this opinion, we have, among other things:

           i. reviewed certain publicly available financial statements and other business information relating to the Company;

           ii. reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by management of the Company;

           iii. analyzed certain financial projections prepared by management of the Company;

           iv. discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

           v. reviewed the reported prices and trading activity for Rymer Common Stock;

           vi. compared the financial and operating performance of the Company and the prices and trading activity of Rymer Common Stock with that of certain other publicly-traded companies that we considered to be relevant;

           vii. reviewed the Merger Agreement and certain related  documents;
 and

 Rymer Foods, Inc.
 April 10, 2001
 Page 2


           viii.  performed  such   other  analyses   and  examinations   and
 considered such other matters as we deemed appropriate.

 In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information reviewed by us and we have not obtained, nor have we made or assumed responsibility for undertaking, any independent verification of such information. We have assumed that financial data have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the Company as to the future financial performance of the Company. Without independent verification, we have also relied upon the assessment by management of the Company of the strategic and other benefits expected to result from the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement.

 We have not made an independent evaluation or appraisal of the assets and liabilities of the Company. Our opinion is necessarily based on the economic, monetary, market and other conditions in effect, and the information made available to us, as of the date hereof. In connection with our engagement, we were not authorized to solicit, and did not solicit, indications of interest from third parties with respect to a possible transaction with the Company.

 We have acted as a financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for rendering this opinion. No portion of that fee is contingent upon the consummation of the Merger.

 It is understood that this letter is for the information and assistance of the Board of Directors of the Company in its consideration of the transaction contemplated by the Merger Agreement and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that the Company may use this letter in its entirety as part of any filing made by the Company in respect of the Merger with the Securities and Exchange Commission.

 This letter does not address the Company's underlying business decision to enter into the Merger nor does it constitute a recommendation to any holder of Rymer Common Stock as to how such holder should vote with respect to the proposed Merger.

 Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration pursuant to the Merger Agreement is fair from a financial point of view to the holders of Rymer Common Stock.


 Sincerely,



 The Griffing Group, Inc.

                                  APPENDIX C

                            1997 STOCK OPTION PLAN



                   RYMER FOODS INC. 1997 STOCK OPTION PLAN

    1. Purpose. The purpose of this Rymer Foods Inc. 1997 Stock Option Plan ("Plan") is to attract and retain certain individuals as key employees and directors of Rymer Foods Inc., a Delaware corporation ("Company") and its subsidiaries and affiliates (Company and its subsidiaries and affiliates collectively or individually, "Rymer"), and to provide incentives for such key employees and directors to expand and improve the profits and achieve the objectives of Rymer by providing to such individuals nonqualified stock options ("Options") to acquire shares of Rymer common stock, $0.04 par value per share, ("shares"), and thereby provide such key employees and directors with a greater proprietary interest in and closer identity with Rymer and its financial success.

    2. Administration. This Plan will be administered by a committee ("Committee") which shall be comprised of such persons as the Board of Directors of the Company ("Board") may from time to time designate and to the extent deemed appropriate by the Board shall be constituted as to permit this Plan to comply with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor provision. The Committee shall interpret this Plan, prescribe, amend and rescind rules relating thereto and make all other determinations necessary or advisable for the administration of this Plan. Any such action by the Committee shall be final and conclusive on all persons having any interest in the Options to which such action relates. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under this Plan may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members.

    Except as specified in Section 5, the Committee shall determine within the limits of the express provisions of this Plan, those key employees and directors to whom Options shall be granted, the time or times at which Options shall be granted, the number of Shares to be subject to each Option and the restrictions applicable to each Option. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants, their present and potential contributions to Rymer and such other factors as the Committee in its discretion deems relevant

    3. Participants. Participants in the Plan ("Participants") shall consist of such key employees and directors as the Committee in its sole discretion from time to time designates within the limits of the express provisions of this Plan. The Committee's designation of a Participant in any year shall not require the Committee to designate such person in any other year. Subject to the terms and conditions of this Plan, the Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the terms of the Options.

    4.   Terms and Conditions of Options.

    (a)    Option Exercise Price

       As used in this Plan, the "Exercise Price" of an Option shall mean the price at which one share of Common Stock may be purchased upon exercise of the Option.

    (b)    Vesting of Options

    Options granted to a Participant under this Plan vest (herein called Time Vest") at the rate of twenty-five percent (25%) per full year of service with Rymer following the date of the Option grant (Grant Date"). A full year of service shall be completed on the day immediately preceding each anniversary of the Grant Date, provided the Participant remains in the service of Rymer through such date. In addition, for purposes of determining the Time Vested percentage, the year in which the Participant's death and disability occurs shall be counted as a full year of service with Rymer and the period through the end of the term of the Participant's employment and/or consulting agreement(s) in existence on the date of termination of the Participant's service shall be treated as service with Rymer for purposes of determining the Time Vested percentage if termination of service was by Rymer other than for Cause (as defined below) or by the Participant other than as a result of death or disability, which termination does not constitute a breach of the Participant's obligations under such agreement. The Options granted to a Participant who remains in the service of Rymer through the day immediately preceding the fourth anniversary of the Grant Pare will be one hundred percent (100%) Time Vested. A Participant will be considered in the service of Rymer if the Participant is either employed by Rymer or engaged (pursuant to a written agreement) as a consultant to Rymer either directly or through an entity controlled by the Participant. Employment with Rymer will be deemed continuous through any period of absence due to authorized leave, disability, vacation, or other period of temporary absence, until the Participant's employment has been formally terminated by the written notice of either the Participant or Rymer. Subject to the foregoing provisions of this Section, engagement as a consultant to Rymer will be treated as continuous service through the entire term of the consulting agreement regardless of the actual time spent by the Participant performing the consulting services.

    (c)    Vesting Upon Certain Events

    If the Company is merged or consolidated with an unaffiliated entity when the other entity is the survivor, or all or substantially all of the property or stock of Rymer on a consolidated basis is acquired by an unaffiliated entity or in the case of a liquidation of the Company or other significant reorganization event as determined by the entire Board acting upon majority vote, Options granted under the Plan to
    Participants in continuous service with Rymer from the Grant Date to immediately before such event shall either become one hundred percent (100%) Time Vested or shall be equitably adjusted pursuant to Section 9.

    (d)    Exercise Price


    If Shares are listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the closing price per Share on the trading day immediately preceding the Grant Date shall be the Exercise Price. The closing price shall be the last sale price regular way or, in case no such sale takes place on such day the average of the closing bid and asked prices regular way, in either case On the New York Stock Exchange, or, if Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading, or if the Shares are nor so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If Shares are nor listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the fair value thereof determined in good faith by an independent brokerage firm or Standard & Poor's Corporation as of a date which is within fifteen
    (15) days of the date as of which the determination is to be made (the fees and expenses of any such independent brokerage firm or other firm engaged pursuant to this section to be paid by the Company).

    (e)    Option Exercisability

    For purposes of this Section 4, changing from employment with Rymer to engagement as a consultant to Rymer shall not be considered a voluntary termination of the Participant's employment.

    Notwithstanding any provisions in this Section 4(e) to the contrary, any exercise by a Participant of an Option after the Participant's involuntary termination for Cause shall he invalid unless a Final Arbitration determination finds that the involuntary termination was not for Cause.

    (f)    Cause

    Cause shall mean (i) with respect to any Participant who is party to an employment or consulting agreement. "Cause" as defined in such agreement (as such term may be determined in accordance with the terms thereof, including, if applicable, pursuant to arbitration provisions set forth therein) or (ii) with respect to any Participant who is nor a party to an employment or consulting agreement. "Cause" as may be determined by applicable law. Any dispute, disagreement or controversy as to whether the termination of a Participant's employment by Rymer was for Cause shall be determined in accordance with the applicable provisions of the Participant's employment or consulting agreement or, if no such agreement is in effect, shall be submitted for arbitration held in accordance with the rules then in force of the American Arbitration Association and the determination of such arbitration ("Final Arbitration Determination") shall be conclusive and binding on the parties and shall not he appealable. To the extent the Participant's employment or consulting agreement includes an arbitration provision, such provision shall be followed to the extent not inconsistent with the rules then in force of the American Arbitration Association. To the extent the Participant does not have an employment or consulting agreement which includes arbitration procedures. Rymer and the Participant will each choose one arbitrator within ten (10) business days of the Participant's written request for arbitration, which written request must be given no later than ten (10) business days after notification from Rymer of the termination. Within ten (10) business days after the second arbitrator is chosen, the arbitrators chosen by Rymer and the Participant will choose a third arbitrator. The third arbitrator will conduct the arbitration. Such arbitration shall be conducted in Chicago, Illinois. The Company and the Participant will each pay its own attorneys' fee and will share equally the arbitration costs. If the panics enter into a settlement agreement after the arbitration process has commenced but prior to the determination of such arbitration, such settlement agreement shall be deemed a Final Arbitration Decision and as such shall be considered rendered On the date the settlement agreement is signed or such other date the panics designate in the settlement agreement.

    (g)    Option Term

    Subject to the provisions of Section 4(e) hereof, the term of each Option granted under this Plan shall be for a period of no more than ten
    (10) years from the Grain Pate.

    (h)    Method of Exercise

    Options may be exercised by giving written notice to Rymer's Treasurer stating the number of Shares with respect to which the Option is being exercised and tendering payment in cash or check therefor.

    The award of any Option may be subject to other provisions (whether or not applicable to the Option awarded to any other Participant) as the Committee, in its sole discretion, determines appropriate, including, without limitation, restrictions on resale or other disposition and such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements.

    5.     Intentionally omitted.

    6. Shares. The total number of Shares allocated to this Plan and available to designated Participants under this Plan is 430,000 Shares, except as such number of Shares shall be adjusted in accordance with the provisions of Section 9. Each Option when granted shall state the number of Shares to which it pertains. Such Shares may be either authorized but unissued Shares or treasury Shares.

    7 Notices. Options granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by notices ("Option Notices") in such form as the Committee shall from rime to rime determine. Such Option Notices shall state: (i) the number of Shares with respect to which the Option is granted and (ii) the terms and conditions of the Option consistent with this Plan. The terms and conditions of each Option Notice must be consistent with the provisions of this Plan and will be applicable only to the grant that it announces.

    8. Nontransferability. During the lifetime of a Participant, any Option granted to the Participant shall be exercisable only by the Participant or by the Participant's guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution. The granting of an Option shall impose no obligation upon the Participant to purchase Shares pursuant to the exercise of the Option.

    9.     Adjustments.

   (a)     Capital Adjustments

      If the shares should, as a result of any stock dividend, stock split, or subdivision or combination of Shares, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of Shares covered by each outstanding Option, the Option exercise price under each outstanding Option, and the total number of Shares reserved for issuance under this Plan shall be adjusted proportionately as determined by the entire Board, acting by majority vote, to reelect such action. Any new shares or other securities issued with respect to Shares shall be deemed Shares.

   (b) Transactional Adjustments

       If Rymer is merged or consolidated with another unaffiliated entity when the other entity is the survivor, or if all or substantially all of the property or stock of Rymer on a consolidated basis is acquired by another unaffiliated entity, or in the case of a liquidation of the Company or other significant reorganization event as determined by the entire Board acting upon majority vote, the Committee shall have the right to provide for the continuation of Options or for other equitable adjustments as determined by it.

    10. Legal and Other Requirements. The obligation of the Company to deliver Shares pursuant to Options granted under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Committee, covering the Shares reserved for issuance upon exercise of Options. A Participant shall have no rights as a stockholder with respect to any Shares covered by Options granted to or exercised by the Participant until the date of delivery of a stock certificate to the Participant for such Shares. Shares issued hereunder may be legended as the Committee shall deem appropriate to reflect the restrictions imposed under this Plan or by securities laws generally. No adjustment other than pursuant to Section 9 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

    11. Tax Withholding. Rymer shall comply with the obligations imposed upon Rymer under applicable tax withholding laws, if any, with respect to Options granted hereunder, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by Rymer to a Participant and including making demand on a Participant for the amounts required to be withheld.

    12. No Contract of Employment. Neither the adoption of this Plan, nor the grant of any Options, nor ownership of Shares shall be deemed to obligate Rymer to continue the appointment, employment, or engagement of any eligible person for any particular period.

    13. Indemnification of Committee. The members of the Committee shall be indemnified by the Company to the fullest extent permitted by Delaware law, the Company's Certificate of Incorporation and the Company's by-laws.

    14. Amendment and Termination of Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall:

       (a) increase the number of shares as to which Options may be granted under the Plan;

       (b)  expand  or  change the  class  of  persons  eligible  to  receive
            Options;

       (c) permit the purchase price of shares subject to an Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Option is granted;

       (d)  extend the term of the Plan;

       (e) materially increase the benefits to the Participants under the Plan.

    Notwithstanding anything to the contrary contained herein, no amendment or cancellation of the Plan or any Option granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

    The Company may terminate this Plan at any time, but no such action shall reduce the number of Shares subject to the then outstanding Options granted to any Participant or, adversely to a Participant, change the terms and conditions of outstanding Options without the Participant's consent.
 Section 5 of this Plan may not be amended. No Option may be granted after five years from the effective date of this Plan.

    15. Delaware Law to Cavern. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

    16. Effective Date of Plan. This Plan shall become effective upon the consummation of the Restructuring of the Company provided such consummation occurs on or before December 31 1997.

                                  APPENDIX D

                      AMENDMENT TO 1997 STOCK OPTION PLAN



                               FIRST AMENDMENT
                                      TO
                   RYMER FOODS, INC. 1997 STOCK OPTION PLAN

      The undersigned, TINA L. MOORE, being the duly appointed and acting Assistant Secretary of Rymer Foods, Inc. (the "Company"), certifies that the following amendments to the Rymer Foods 1997 Stock Option Plan (the "Plan") have been duly approved by the Company's Board of Directors, subject to shareholder approval, at a meeting of the Board of Directors begun on December 21, 2000 and continued on December 22, 2000:

      1.   Section 2 of the Plan is amended to read as follows:

           2. Administration. This Plan will be administered by a committee ("Committee") which shall be comprised of such persons as the Board of Directors of the Company ("Board") may from time to time designate and to the extent deemed appropriate by the Board shall be constituted as to permit this Plan to comply with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor provision. If the Board does not appoint such a Committee, the Board shall retain all powers described in this Plan as being granted to the Committee. All references in this Plan to the "Committee" shall include the Board acting as administrator to this Plan in the absence of an appointed Committee. The Committee shall interpret this Plan, prescribe, amend and rescind rules relating thereto and make all other determinations necessary or advisable for the administration of this Plan. Any such action by the Committee shall be final and conclusive on all persons having any interest in the Options to which such action relates. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under this Plan may be made without notice of meeting of the Committee by a wiring signed by a majority of the Committee members.

           Except as specified in Section 4, the Committee shall determine within the limits of the express provisions of this Plan, those key employees and directors to whom Options shall be granted, the time or times at which Options shall be granted, the number of Shares to be subject to each Option, the time or times when Options may be exercised (which may be based on performance criteria) and the restrictions applicable to each Option. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants, their present and potential contributions to Rymer and such other factors as the Committee in its discretion deems relevant.

      2.   Section 4(b) of the Plan is deleted.

      3.   Paragraph 6 of the Plan is amended to read as follows:

           6. Shares. The total number of Shares allocated to this Plan and available to designated Participants under this Plan is 630,000 Shares, except as such number of Shares shall be adjusted in accordance with the provisions of Section 9. Each Option when granted shall state the number of Shares to which it pertains. Such Shares may be either authorized but unissued Shares or treasury Shares.



                                 By: /s/ Tina L. Moore
                                     ----------------------------------
                                     Tina L. Moore, Assistant Secretary
                                     Rymer Foods, Inc.

                                  APPENDIX E

           PROVISIONS OF DELAWARE LAW GOVERNING DISSENTERS' RIGHTS

 EXCERPTS FROM THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE RELATING
                   TO THE RIGHTS OF DISSENTING SHAREHOLDERS
                            262. APPRAISAL RIGHTS.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to S 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to S 251 (other than a merger effected pursuant to S 251(g) of this title), S 252, S 254, S 257, S 258, S 263 or S 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of S 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to S S 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a.    Shares  of  stock  of   the  corporation  surviving   or
          resulting  from  such  merger   or  consolidation,  or   depository
          receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c.    Cash  in  lieu  of   fractional  shares  or   fractional
          depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.,
          b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under S 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

           (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to S 228 or S 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
 (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
 (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                           PROXY FOR SPECIAL MEETING

 This Proxy is Solicited on Behalf of the Board of Directors of
 Rymer Foods, Inc.
 4600 South Packers Avenue
 Suite 400
 Chicago, Illinois  60609

 I hereby appoint Paul Conti as Proxy, to vote, as directed below, all the shares of common stock of Rymer Foods, Inc. held of record by me as of _________, 2001, at the special meeting of stockholders to be held on
 __________, 2001 or any adjournment or postponement of the meeting. In addition, this Proxy authorizes Paul Conti to vote in his discretion on any matter that may properly come before the annual meeting or any adjournment or postponement of the special meeting.

 1. Approval and adoption of the Agreement and Plan of merger, dated as of April 10, 2001, as amended (the "Merger Agreement"), by and among Rymer Foods, Inc., RFI Acquisition, Inc. and FLP Holdings, LLC, as it may be amended from time to time, which, among other things, provides for (a) the merger of RFI with and into Rymer Foods, with Rymer Foods as the surviving corporation (the "Merger"), and (b) the conversion in the Merger of each outstanding share of common stock, par value $0.04 per share of Rymer Foods (other than (i) common stock owned by Rymer Foods or its subsidiaries, (ii) common stock owned by RFI (if any) and (iii) common stock owned by stockholders who have perfected their dissenters' rights in accordance with Delaware law) into the right to receive $0.525 in cash without interest, subject to reduction for the costs incurred by Rymer Foods in connection with the Merger as described in the Proxy Statement. (mark only one box).

         FOR  [   ]      AGAINST   [   ]      ABSTAIN  [   ]

      The Board of Directors recommends a vote "FOR" the approval and adoption of the merger agreement and the merger.


 2.   Amend Our Stock Option Plan (mark only one box).

         FOR  [   ]      AGAINST   [   ]      ABSTAIN  [   ]

      The Board of Directors recommends a vote "FOR" the proposal to amend our stock option plan.


 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

 This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposals.

 Please sign your name exactly as it appears below.

 _____________________________________
 (Affix Mailing Label Here)

                          [Reverse Side]

 PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

 IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNER MUST SIGN. If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the president or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.

 ______________________________________
 Your signature

 ______________________________________
 Signature of co-owner, if held jointly

 Date: _________________________________


 If you are signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity (corporation, partnership, etc.), please indicate your office or capacity.


 Title: _________________________________


 YOUR VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK.  [ X ]